Exhibit 10.30

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION

STRATEGIC ALLIANCE AGREEMENT

between

ACCURAY INCORPORATED

and

SIEMENS AKTIENGESELLSCHAFT

Dated as of June 8, 2010

STRATEGIC ALLIANCE AGREEMENT

THIS STRATEGIC ALLIANCE AGREEMENT (this “Agreement”), dated as of June 8, 2010 (the “Effective Date”), is entered into between ACCURAY INCORPORATED, a Delaware corporation (“Accuray”), and SIEMENS AKTIENGESELLSCHAFT, a corporation formed under the laws of the Federal Republic of Germany (“Siemens”).  Accuray and Siemens may be referred to in this Agreement individually as a “Party” or collectively as “Parties.”

RECITALS

A.                                   Accuray owns certain technologies relating to the provision of radiation treatments.

B.                                     Siemens owns certain technologies relating to the provision of radiation treatments and imaging.

C.                                     Accuray and Siemens wish to enter into a strategic alliance to (i) jointly develop a product integrating each Party’s technologies, with Siemens acting as the exclusive distributor of such product, (ii) grant Siemens distributorship rights for Accuray’s CyberKnife System (as defined below), and (iii) create a framework for the pursuit and implementation of other potential products and collaboration opportunities in the future.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Exhibit A.

ARTICLE II.

CAYMAN DEVELOPMENT AND DISTRIBUTION

2.1                               Development of Cayman.

(a)                                  General.

(i)                                     Accuray will manage and be responsible for the overall development of the Cayman Product, including oversight of the day-to-day operations of such development in accordance with the Cayman 1 Initial Plan (including the milestone plan set forth therein) and, when approved by the Steering Committee, with the Cayman 1 Functional Specification, the Cayman 1 Detailed Plan, the Cayman 2 Functional Specification, and the Cayman 2 Detailed Plan, the development of the Accuray Components, and the development of the interoperability of the Cayman Product with the TxT Couch.

(ii)                                  The Parties will jointly manage and be responsible for the development of the Interface in accordance with the Cayman 1 Initial Plan and, when approved by the Steering Committee, with the Cayman 1 Functional Specification, the Cayman 1 Detailed Plan, the Cayman 2 Detailed Plan, and the Cayman 2 Functional Specification.

(iii)                               In addition, the Parties each shall proceed diligently with the performance of their respective obligations under this Agreement to achieve the objectives of this Agreement efficiently and expeditiously, subject to the terms hereof.  The Parties shall each allocate such personnel, equipment, facilities and other resources as are reasonably necessary to carry out their respective obligations set forth in this Agreement, subject to the terms hereof.

(iv)                              Each Party shall maintain records, in sufficient detail appropriate for legal, regulatory, quality, or Patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the activities under this Agreement (including all data in the form required under all applicable laws and regulations).

(v)                                 Upon approval by the other Party, which shall not be unreasonably withheld or delayed, a Party may subcontract to Third Parties the performance of certain of its responsibilities under this Article II that are to be performed by it in the normal course of its business; provided, however, that (1) unless the other Party gives its prior written consent, such subcontract arrangement shall not permit any transfer (including but not limited to any sublicense) of any Intellectual Property of the other Party or Confidential Information of the other Party; (2) if the other Party consents to the subcontractor’s access to Intellectual Property or Confidential Information of the other Party, the subcontracted party shall enter into a confidentiality agreement with the subcontractor on such Party’s standard form confidentiality agreement, which shall be at least as restrictive as the Confidentiality Agreement and shall contain such additional provisions as the other Party reasonably requests to protect any of its Intellectual Property to which such subcontractor is given access; (3) the subcontracting Party shall supervise such subcontract work; and (4) the subcontractor shall be in compliance in all material respects with all requirements of applicable laws and regulations.

(b)                                 Resources Made Available by Siemens.

(i)                                     Personnel.  Siemens shall provide and make available to Accuray engineering and technical support personnel to assist with the development of the Cayman Product.  The number, availability, experience, and duties of such personnel will be determined by Siemens in good faith, based on the Steering Committee’s assessment of the project development requirements, the Cayman 1 Initial Plan and, when approved by the Steering Committee, the Cayman 1 Detailed Plan, the Cayman 1 Functional Specification, the Cayman 2 Detailed Plan, and the Cayman 2 Functional Specification.  For the avoidance of doubt, prior to November 1, 2010, Siemens shall have no obligation to provide or make available any personnel in connection with the development of the Cayman 1 Product, other than (i) qualified personnel sufficient to meet with Accuray personnel for two Business Days to refine the Cayman 1 Functional Specification, (ii) one engineer in the Siemens Concord, California facility who will be available for consultation with Accuray personnel as needed for development of the Cayman 1 Functional Specification and the architectural design for the Cayman 1 Product (for the avoidance of doubt, such consultation shall be no more than a few hours per week), and (iii) other limited engineering and product management support, at such times and in such amounts as may be determined by Siemens in good faith.

(ii)                                  {*****}.  Promptly after execution of this Agreement, Siemens shall make available to Accuray, free of charge, one {*****} (including test cells) and one TxT Couch at Siemens’ Concord, California facility.  Accuray employees and consultants shall have access to such systems during the business hours of such facility.

(iii)                               Accuray shall limit access to any {*****} or TxT Couch made available pursuant to this Section 2.1(b) or Section 2.1(d) to only those Accuray employees or consultants who are actively involved with the development or distribution of the Cayman Products, and shall ensure that (1) each such employee or consultant has executed Accuray’s standard form confidentiality agreement and (2) the measures used to limit such access are at least as restrictive as those used by Accuray with respect to its own Confidential Information and product development efforts.

(c)                                  Resources Made Available by Accuray.

(i)                                     Promptly after execution of this Agreement, Accuray shall make available to Siemens, free of charge, one set of the Accuray Components for the Cayman 1 Product, in their then-current form, at Siemens’ Concord, California facility.  After development of the Cayman 2 Product is initiated pursuant to Section 2.3, Accuray shall make available to Siemens one set of the Accuray Components for the Cayman 2 Product, in their then-current form, at such facility.

(ii)                                  Siemens shall limit access to any Accuray Components made available pursuant to this Section 2.1(c) or Section 2.1(d) to only those Siemens employees or consultants who are actively involved with the development or distribution of the Cayman Products or any related {*****} development projects, and shall ensure that (1) each such employee or consultant has executed Siemens’ standard form confidentiality agreement and (2) the measures used to limit such access are at least as restrictive as those used by Siemens with respect to its own Confidential Information and product development efforts.

(iii)                               Siemens shall not dispose of any Accuray Components made available pursuant to this Section 2.1(c) or Section 2.1(d) without the prior written consent of Accuray, and upon termination of this Agreement, Siemens promptly shall return any Accuray Components made available pursuant to this Section 2.1(c) or Section 2.1(d) in its possession to Accuray.

(d)                                 Additional Resources.  The Steering Committee may approve a requirement that Accuray make available to Siemens, free of charge, additional Accuray Components and/or Siemens to make available to Accuray, free of charge, additional {*****} and/or TxT Couches to assist with the development of the Cayman Product.  Any such approval by the Steering Committee must be made in good faith and on a commercially reasonable basis.  Following any such approval by the Steering Committee, the relevant Party shall use commercially reasonable efforts to make such materials available as soon as reasonably practicable.

(e)                                  Cost of Development.  Other than the Arrangement Fee (as defined below) and any other fees the Parties and/or Steering Committee may agree to or approve, each Party shall bear all expenses incurred by it or its Affiliates in connection with the development of the Cayman Product, including, without limitation, all expenses incurred in connection with making resources available pursuant to Sections 2.1(b), 2.1(c), and 2.1(d).

2.2                               Development of Cayman 1.

(a)                                  Cayman 1 Initial Plan.  The Parties have agreed upon the Cayman 1 Initial Plan as the high-level engineering plan for development of the Cayman 1 Product.  Such Cayman 1 Initial Plan includes estimates of the personnel requirements, the required materials, and the development schedule for the Cayman 1 Product and cost estimates for the Accuray Components (both including and excluding the {*****}).  Such Cayman 1 Initial Plan shall be periodically reviewed by the Steering Committee and may be updated and revised by such committee.

(b)                                 Cayman 1 Detailed Plan and Functional Specification.  Following the execution of this Agreement, Accuray shall prepare, with the assistance and cooperation of Siemens as reasonably requested by Accuray, a detailed, medical device industry-level-quality project plan for the development of the Cayman 1 Product, which shall include (i) descriptions of the personnel requirements and the required materials to implement such plan, (ii) a development schedule for the Cayman 1 Product, (iii) detailed acceptance criteria for the prototype model, and (iv) detailed descriptions of the deliverables required from Siemens and Accuray (the “Cayman 1 Detailed Plan”), and a medical device industry-level-quality functional specification for the Cayman 1 Product (the “Cayman 1 Functional Specification”).  The Cayman 1 Detailed Plan and the Cayman 1 Functional Specification shall be initially approved, and thereafter periodically reviewed, by the Steering Committee and may be updated and revised by such committee.

(c)                                  Development Efforts by Accuray.  Upon initial approval by the Steering Committee of the Cayman 1 Detailed Plan and the Cayman 1 Functional Specification, Accuray shall commence development of the Cayman 1 Product on the basis of the Cayman 1 Detailed Plan, and Siemens shall assist as set forth therein; provided, however, that the obligation of Accuray to perform such development shall be an obligation to use best efforts, it being understood that, in this context, “best efforts” shall mean the undertaking by Accuray to perform such development at a cost to itself (including direct cost and overhead, as calculated in accordance with Accuray’s regular calculation standards to calculate such cost set forth in Schedule 2.2(c), and including any amount of damages paid by Accuray to Siemens for breach of contract or otherwise relating to this best efforts clause) of up to the amount of Arrangement Fee actually received by Accuray (and which has not previously been repaid by Accuray), subject to the last sentence of this Section 2.2(c).  For example, if Accuray actually received {*****} million of the Arrangement Fee and Accuray had previously repaid {*****} million of the Arrangement Fee, Accuray would only be liable for up to {*****} million of development efforts under this best efforts clause, subject to the following sentence.  Notwithstanding the foregoing, in addition to the amount set forth above, “best efforts” shall also include Accuray incurring development costs for the Cayman 1 Product (calculated as set forth above) of up to a maximum of {*****} (inclusive of the amounts of the Arrangement Fee it actually receives from

Siemens), provided that Siemens pays to Accuray the full amounts of the Arrangement Fee set forth in paragraphs (i), (ii), (iii) and (iv) of Schedule 2.2(d)(i) and any other amounts payable pursuant to Section 2.2(d)(iii).

(d)                                 Arrangement Fee.

(i)                                     In consideration of the development efforts of Accuray related to the Cayman 1 Product, Siemens hereby agrees to pay to Accuray an arrangement fee in an amount calculated pursuant to Schedule 2.2(d)(i) (the “Arrangement Fee”).  The Arrangement Fee shall be payable as set forth on Schedule 2.2(d)(i); provided, however, that in the event that Accuray is prevented from achieving the second and third milestones set forth on Schedule 2.2(d)(i) due to the non-performance by Siemens of its obligation to assist Accuray, including, without limitation, to deliver the deliverables set forth on the Cayman 1 Detailed Plan, and Siemens, after written notice from Accuray, continues to fail to provide such assistance and/or deliver such deliverables, then Accuray shall be entitled to receive from Siemens, regardless of whether any of such milestones have been achieved, a portion of the Arrangement Fee equal to the cost to Accuray (as calculated in accordance with the provisions set forth in Section 2.2(c)) of Accuray’s development efforts made prior to such date, and in such event Accuray shall provide to Siemens a written summary of its test results and development efforts made prior to such date (but, in any event, Accuray shall not provide any source code, object code, or prototypes).

(ii)                                  The Arrangement Fee is an agreed upon fee for the scope of development provided for above and is intended to compensate Accuray for expenditures or expenses (as calculated in accordance with the provisions set forth in Section 2.2(c)) incurred in connection with satisfying its obligations under, and pursuing the objectives of, this Section 2.2 jointly with Siemens, including, without limitation, the objectives set forth in Schedule 2.2(d)(ii).  Accuray shall make available to the Steering Committee, on a quarterly basis, detailed documentation of such expenditures and expenses and, upon request and not more often than monthly, estimates of such expenditures and expenses.  By way of clarification, nothing in this Agreement shall create a liability of Accuray for a successful implementation of the foregoing objectives or otherwise a contract for works obligation (werkvertragliche Verpflichtung).

(iii)                               Notwithstanding the foregoing, Accuray shall be obligated to incur development costs for the Cayman 1 Product (as calculated in accordance with the provisions set forth in Section 2.2(c)) of up to a maximum of {*****} above the amount of the Arrangement Fee it actually receives from Siemens, provided that Siemens pays to Accuray the full amounts of the Arrangement Fee set forth in paragraphs (i), (ii), (iii) and (iv) of Schedule 2.2(d)(i).  If the Accuray Gross Profits do not exceed the Accuray Excess Expenditures, Siemens shall, within 10 days of the date that is 18 months after the Initial Shipment Date, pay to Accuray an amount equal to the difference between the Accuray Excess Expenditures and the Accuray Gross Profits.

(e)                                  Prototype Acceptance.  Upon completion by Accuray of the development of the Cayman 1 Product, Accuray shall make available one prototype thereof to Siemens for acceptance testing.  The Steering Committee will oversee the performance of an acceptance review by Siemens of the Cayman 1 Product to confirm that such prototype conforms with the Cayman 1 Functional Specification and the acceptance criteria set forth in the Cayman 1

Detailed Plan.  If the Cayman 1 Product passes the acceptance review and is CE Marked, the Cayman 1 Product shall be deemed accepted by Siemens as being in accordance with such functional specification and such acceptance criteria.  By way of clarification, such acceptance review shall include consideration of factors related to the functionality and performance of the Cayman 1 Product (including the Accuray Components and Interface incorporated therein), but shall not include consideration of the status of 510(k) clearance.

2.3                               Development of Cayman 2.

(a)                                  Development Plan.

(i)                                     Following execution of this Agreement, the Steering Committee shall meet, agree upon, and approve a decision milestone (the “Milestone”) that must be satisfied before Accuray is required to begin development of the Cayman 2 Product.  The purpose of the Milestone is to ensure commercial shipment of the Cayman 2 Product upon satisfaction of the conditions set forth in Schedule 2.3(b).  The Milestone will be agreed upon and approved by the Steering Committee in good faith and on a commercially reasonable basis.  The Parties may, jointly and at any time prior to the satisfaction of the Milestone, agree that Accuray shall begin development of the Cayman 2 Product.

(ii)                                  Within 30 days of the earlier of the Parties’ agreement to begin development of the Cayman 2 Product or the satisfaction of the Milestone, Accuray shall prepare, with the assistance and cooperation of Siemens as reasonably requested by Accuray, a detailed, medical device industry-level-quality project plan for the development of the Cayman 2 Product (the “Cayman 2 Detailed Plan”), and a medical device industry-level-quality functional specification for the Cayman 2 Product (the “Cayman 2 Functional Specification”).  The Cayman 2 Detailed Plan shall include (i) descriptions of the personnel requirements and the required materials to implement such plan, (ii) a development schedule for the Cayman 2 Product, (iii) cost estimates for the Accuray Components (both including and excluding the {*****}) for the Cayman 2 Product, (iv) detailed acceptance criteria for the prototype model, and (v) detailed descriptions of the deliverables required from Siemens and Accuray.  Terms and conditions for the Cayman 2 Product and the development thereof shall be negotiated in good faith by the Parties and shall depend on the scope of the Cayman 2 Product and the development thereof.  The following guidelines will apply to the determination of such terms and conditions: (1) the arrangement fee to be paid by Siemens to Accuray to cover the costs related to the development of the Cayman 2 Product shall not exceed US${*****}, subject to the functionality and components of the Cayman 2 Product being as described in the definition of “Cayman 2 Product” and (2) the purchase price of the Accuray Components and Interface for the Cayman 2 Product shall not exceed the sum of the then-current price of the Accuray Components and Interface for the Cayman 1 Product and the then-current average distributor price charged by Accuray for Accuray’s {*****} product, based upon the functionality and components of the Cayman 2 Product described in the definition of “Cayman 2 Product.”  The Cayman 2 Detailed Plan and the Cayman 2 Functional Specification shall be approved by the Steering Committee and, thereafter, shall be periodically reviewed by the Steering Committee and may be updated and revised by such committee.

(b)                                 Conditions to Completion of Development.  Unless otherwise approved by the Steering Committee, Accuray shall have no obligation to complete development of the Cayman 2 Product unless and until (i) the conditions set forth on Schedule 2.3(b) have been satisfied and (ii) Siemens has delivered its deliverables set forth in the Cayman 2 Detailed Plan.  Once such conditions have been satisfied and such deliverables delivered, Accuray shall complete the development of the Cayman 2 Product within the earlier of the schedule set forth in the Cayman 2 Detailed Plan or six (6) months from the satisfaction of such conditions and delivery of such deliverables.  Notwithstanding the foregoing, the Parties may, jointly and at any time prior to the satisfaction of such conditions and delivery of such deliverables, agree that Accuray shall complete development of the Cayman 2 Product.

(c)                                  Prototype Acceptance.  Upon completion by Accuray of the development of the Cayman 2 Product, Accuray shall make available one prototype thereof to Siemens for acceptance testing.  The Steering Committee will oversee the performance of an acceptance review by Siemens of the Cayman 2 Product to confirm that such prototype conforms with the Cayman 2 Functional Specification and the acceptance criteria set forth in the Cayman 2 Detailed Plan.  If the Cayman 2 Product passes the acceptance review and is CE Marked, the Cayman 2 Product shall be deemed accepted by Siemens as being in accordance with such functional specification and such acceptance criteria.  By way of clarification, such acceptance review shall include consideration of factors related to the functionality and performance of the Cayman 2 Product (including the Accuray Components and Interface incorporated therein), but shall not include consideration of the status of 510(k) clearance.

2.4                               Regulatory Approval of Cayman Products.  Each of the Parties agree to use commercially reasonable efforts to promptly complete and have accepted all regulatory filings required for the distribution of the Cayman Products at such times as may be approved by the Steering Committee.  Such efforts include reasonable cooperation between the Parties to the extent necessary to complete and have accepted such filings.  A summary of the regulatory roles and responsibilities of the Parties is set forth in Schedule 2.4, and such Schedule is subject to revision by the Steering Committee from time to time.  Except as set forth in such Schedule, each Party shall bear all expenses incurred by it in connection with this Section 2.4.

2.5                               Distribution of Cayman Products.

(a)                                  Distribution by Siemens.  During the Term and subject to the provisions of this Section 2.5, Siemens shall have the exclusive, worldwide right to purchase from Accuray the Accuray Components and the Interface solely for use in Cayman Products in which Accuray Components and the Interface are integrated and that are sold for use within the Scope.  Siemens shall use commercially reasonable efforts to promote, market, sell, distribute, service, and provide technical support for the Cayman Products for use within the Scope in such countries as it determines in its sole discretion, subject to receipt of all regulatory approvals required therefor, provided, however, that Siemens shall not be required to purchase any minimum number of Accuray Components or Interfaces from Accuray in any given period.

(b)                                 Rights of Accuray.  By way of clarification, (i) Accuray shall have the right at any time to develop, market, license and/or sell any Accuray products containing or derived from any Accuray Components for use within the Scope with or to any Entity and (ii) Accuray shall have the right to develop and market any Accuray Component(s) or any products derived therefrom for use within the Scope to or with any Entity; provided, that Accuray shall not license or sell during the Term any Accuray Component(s) or any products derived therefrom for use within the Scope to any Entity for use with any gantry-based linear accelerator system (other than any such system that is a product of Accuray) so long as Siemens continues to have exclusive distributorship rights for the Accuray Components and Interfaces under this Agreement.  The Parties acknowledge and agree that no restrictions are imposed under this Agreement with respect to the development, marketing, or sale by Accuray of Accuray Components or any products containing or derived from any Accuray Components for use outside the Scope.  The Parties further acknowledge and agree that no restrictions are imposed under this Agreement with respect to any products, technology or Intellectual Property acquired by Accuray from a Third Party (by purchase or license from such Third Party or by means of an acquisition of such Third Party or of a business of such Third Party, or otherwise) following the Effective Date, including any derivatives of such products, technology or Intellectual Property or products derived therefrom (collectively, “Acquired Third Party Technology”), other than Acquired Third Party Technology that is primarily acquired for implementation in Accuray Components to be used in the Cayman Products or that is acquired from Third Parties to whom Accuray has outsourced technology development related to the Cayman Products.  In addition, the Parties further acknowledge and agree that the definitions of “Accuray Components,” “Designated Improvements,” and “Improvements” shall not include any Acquired Third Party Technology, other than Acquired Third Party Technology that is primarily acquired for implementation in Accuray Components to be used in the Cayman Products or that is acquired from Third Parties to whom Accuray has outsourced technology development related to the Cayman Products.

(c)                                  Advertisement of Cayman Products.  Siemens shall be responsible for developing an advertising and marketing plan for the Cayman 1 Product (including the principal marketing materials, the “Marketing Plan”) prior to the Initial Shipment Date.  The Marketing Plan shall be approved by the Steering Committee prior to implementation, such approval not to be unreasonably withheld or delayed.  Siemens may, at any time after the adoption of the Marketing Plan, amend or update such Marketing Plan, and shall, prior to the commencement of sales of the Cayman 2 Product, amend the Marketing Plan to include an advertising and marketing plan for the Cayman 2 Product, in each case, subject to the approval of the Steering Committee, such approval not to be unreasonably withheld or delayed.  Siemens will use commercially reasonable efforts to implement the Marketing Plan, and will be responsible for all expenses incurred in connection with such efforts.

(d)                                 Termination of Exclusivity.  Accuray shall have the option, at its sole discretion, to terminate the exclusivity of the rights to purchase the Accuray Components and the Interface granted to Siemens by Accuray pursuant to Section 2.5(a) if:

(i)                                     Sales Targets.

(1)                                  The cumulative sales of the Cayman Products and Cayman Upgrades by Siemens in any Sales Year are less than the target set forth on Schedule 2.5(d)(i)(1) (the “Targets”):

(A)                              by {*****}% or more per Sales Year for any two consecutive Sales Years; or

(B)                                by {*****}% or more in any Sales Year; and

(2)                                  The number of CyberKnife Systems sold by Siemens pursuant to its distributorship relationships with Accuray created pursuant to Article III in any Siemens fiscal year are less than the targets in such fiscal year set forth on Schedule 2.5(d)(i)(2).

(ii)                                  Initial Shipment Date.  The Initial Shipment Date has not occurred within one year of the 510(k) Clearance.

By way of clarification, such termination will not terminate Siemens’ distributor rights, which will continue on a non-exclusive basis, subject to Section 2.5(e).

(e)                                  Termination of Distribution Rights.  The purchase and distribution rights granted to Siemens by Accuray pursuant to Section 2.5(a) shall automatically terminate 36 months after an applicable Termination Election made in accordance with Section 10.3.  By way of clarification, (i) the exclusivity of such rights shall not be affected by such Termination Election during such 36-month period, (ii) such rights shall remain exclusive during such 36-month period (unless such exclusivity is or has previously been otherwise terminated pursuant to the terms hereof), and (iii) Siemens shall have no right to distribute Accuray Components purchased under and Accuray shall have no obligation to accept any purchase order submitted by Siemens with a requested delivery date after such 36-month period.

(f)                                    Accuray Distribution Rights.  Upon the termination of the exclusivity of Siemens’ rights pursuant to Section 2.5(d) or of Siemens’ rights pursuant to Section 2.5(e):

(i)                                     Accuray shall have the worldwide, non-exclusive right to sell the Upgrade to any Entity who owns or operates, or will own or operate, an {*****}, provided, however, that if Accuray terminated any of Siemens’ rights pursuant to Sections 2.5(d) or 2.5(e), Accuray shall pay a system interface license fee in the amount set forth in Schedule 2.5(f) for each such sale of an Upgrade; and

(ii)                                  Siemens agrees to (1) not interfere with the exercise of such rights by Accuray, (2) to not take any action whose primary purpose is to block or limit the continued operability of the Upgrade with {*****}, and (3) to negotiate in good faith with Accuray for the continued compatibility and operability of the Upgrade with {*****}.

2.6                               Availability of Accuray Components and Interface.

(a)                                  Accuray shall be responsible for the manufacture of the Accuray Components and Interface.  During the Term and after receipt of all required regulatory approvals and consents applicable to such Accuray Components or Interfaces (such period, the

“Availability Period”), Accuray shall fulfill any purchase order for Accuray Components and Interfaces that is submitted by Siemens in accordance with Section 2.8.

(b)                                 Upon an applicable Termination Election made in accordance with Section 10.3, Accuray’s obligations set forth in Section 2.6(a) shall terminate in their entirety 36 months after such Termination Election (the “Termination Date”).  By way of clarification, Accuray shall have no obligation to accept any purchase order submitted by Siemens with a requested delivery date after the Termination Date.

(c)                                  Accuray shall have the option, at its sole discretion, to terminate its obligations under Section 2.6(a), including, without limitation, its obligations to manufacture the Accuray Components and Interface and to fulfill any purchase order for Accuray Components and Interfaces submitted by Siemens, if, for any Sales Year, the sales of the Cayman Products during such Sales Year by Siemens are {*****}% or more below the Target for such Sales Year.

(d)                                 In the event that (i) Accuray discontinues the manufacture of any Accuray Component and/or the Interface incorporated in the Cayman Product or ceases to make any Accuray Component and/or Interface incorporated in the Cayman Product available to Siemens (such discontinued or unavailable products, the “Discontinued Products”) during the Term, other than pursuant to Section 2.6(c), and (ii) Accuray has not terminated Siemens’ exclusive distribution rights pursuant to Sections 2.5(d) or 2.5(e), Accuray shall, upon the written request of Siemens, grant to Siemens a non-exclusive, worldwide and non-transferable license under the Intellectual Property then owned by Accuray or the licensing of which is then controlled by Accuray that is embodied in or that protects the then existing form of the Discontinued Products solely to the extent necessary to enable Siemens to manufacture the Discontinued Products for use within the Scope and to sell the Discontinued Products solely as integrated in Cayman Products that are sold for use within the Scope, all on commercially reasonable terms and MFN Terms.  The other terms of such licenses shall otherwise be as agreed upon and approved by the Steering Committee.  For the avoidance of doubt, such licenses shall terminate upon the later of (A) the expiration of the Term or (B) two years from the date Accuray discontinues manufacture of the Discontinued Products or ceases to make the Discontinued Products available to Siemens.

(e)                                  Accuray shall have the right during the Term to modify the Accuray Components as it may in its sole discretion determine, provided that any such modified Accuray Components are compatible with the Cayman Product and shall not deviate from the applicable Functional Specification.

2.7                               Pricing of Accuray Components and the Interface.

(a)                                  Accuray Components for the Cayman 1 Product.  The purchase price payable by Siemens to Accuray for the Accuray Components and Interface for the Cayman 1 Product (both including and excluding a purchase of a {*****}) shall be as set forth in Schedule 2.7(a) for the period commencing on the Effective Date and ending two years thereafter.  Within 30 days before the two-year anniversary of the Effective Date and thereafter on a corresponding annual basis, the Steering Committee shall, in good faith, review and approve the purchase price payable by Siemens for the Accuray Components for the Cayman 1 Product (both including and excluding a purchase of a {*****}).

(b)                                 Accuray Components for the Cayman 2 Product.  The purchase price payable by Siemens to Accuray for the Accuray Components and Interface for the Cayman 2 Product (both including and excluding a purchase of a {*****}) shall be reviewed and approved annually by the Steering Committee commencing the year after approval of the Cayman 2 Detailed Plan.  Such approval by the Steering Committee shall be made in good faith; provided, that the purchase price of the Accuray Components for the Cayman 2 Product payable by Siemens (both including and excluding a purchase of a {*****}) shall be commercially reasonable, on MFN Terms, and subject to the guidelines set forth in Section 2.3(a)(ii).

(c)                                  Installation for the Accuray Components and the Interface.  The service charge for installation provided by Accuray for the Accuray Components and the Interface shall be based upon the United States installation service charge set forth in Schedule 2.7(c) with modifications solely to the extent necessary to account for regional cost differences, and shall be reviewed and approved by the Steering Committee after completion of five installations by Accuray of the Accuray Components and Interfaces at customer sites and thereafter on a corresponding annual basis.  Such approval shall be made in good faith; provided, that such service charge shall be commercially reasonable and on MFN Terms.

2.8                               Purchase Terms and Conditions.  Unless otherwise agreed by the Parties, any purchase of Accuray Components or Interfaces by Siemens or any of its Affiliates pursuant to the terms of this Agreement shall be subject to the Terms and Conditions attached hereto as Exhibit B.  By way of clarification, (i) such Terms and Conditions shall only apply to the purchase of Accuray Components and/or Interfaces and shall not apply to purchases of CyberKnife Systems, (ii) any purchase order for Accuray Components and/or Interfaces must not contain any terms or conditions that contradict the provisions set forth in this Agreement, including, without limitation, Exhibit B, and any such contradictory terms are invalid, and (iii) Siemens shall cause any of its Affiliates purchasing Accuray Components and/or Interfaces pursuant to the terms of this Agreement to agree to be bound by and comply with such Terms and Conditions and any provision of this Agreement related to or applicable to such purchase.

2.9                               Product Labeling.  The Cayman Products shall be packaged and labeled with the Siemens brand name and logo and as otherwise determined by Siemens in its reasonable discretion.  All marketing and communications materials for the Cayman Products shall include both the Siemens and Accuray logos in a manner consistent with the Siemens strategic alliance partners marketing guidelines.  The exact form and contents of such references shall be agreed upon by the Steering Committee in good faith.  Siemens shall, at the request of Accuray, use commercially reasonable efforts to cause customer sites agreed upon by the Steering Committee in good faith to include conspicuous markings stating that the Cayman Product incorporates Accuray’s technology.  The exact form and contents of such markings shall be agreed upon by the Steering Committee in good faith and consistent with the Siemens strategic alliance partners marketing guidelines.

2.10                        Product Support and Installation.

(a)                                  Installation.  Siemens shall always be responsible for installing the Cayman Products, including, without limitation, the Accuray Components and Interface, at the customer location.  However, Siemens shall have the right to request, which request will be made in the purchase order for Accuray Components and Interfaces, that Accuray install the Accuray Components and Interfaces.  Any such installation that Accuray agrees to provide, as evidenced by its signature on such purchase order, shall be provided by Accuray (or by any of its Affiliates or any Third Party) at the price determined pursuant to Section 2.7(c).  Accuray shall provide to Siemens (i) the technical information related to the Accuray Components and the Interface (including drawings and schematics) owned or controlled by Accuray that is reasonably necessary for Siemens to install the Cayman Product (it being understood that the information provided by Accuray will be of the same scope and nature that Accuray provides to other distributors of Accuray products, and, in any case, will not contain the information necessary to allow for the manufacture of any Accuray Component or the Interface), (ii) an initial draft of acceptance test procedures for the Accuray Components and the Interface, (iii) the applicable installation training materials, (iv) the applicable escalation support procedure, and (v) the applicable site readiness requirements. Accuray will provide Siemens access to any tools required for the installation or service of Accuray Components and/or the Interface on MFN Terms.

(b)                                 Service.  Siemens shall be the exclusive service provider for the Cayman Products, including, without limitation, the Accuray Components and the Interface, and shall have the responsibility for providing such service.  Siemens is entitled to subcontract to Accuray, and Accuray is obliged to accept any such subcontract in any region where Accuray has a direct service presence, such service for the Accuray Components and the Interface, provided, however, that the terms and conditions of such subcontract shall be commercially reasonable and on MFN Terms.  Accuray shall provide 4th-level support for installation and service (i.e., engineering support to Siemens Headquarter Service Center) for the Accuray Components and the Interface, in a timely manner and upon Siemens’ request, (i) at no cost, if such support is covered by a then-effective warranty on such Accuray Components and/or Interface, or (ii) otherwise, on a time and materials basis at Accuray’s then current time and material rates or on the terms of any services contract entered into between Accuray and Siemens, such contract to be on commercially reasonable terms and MFN Terms.  Siemens shall be responsible for the technical service documentation for the Cayman Products and Accuray shall provide to Siemens (1) the technical information related to the Accuray Components and the Interface (including drawings and schematics) owned or controlled by Accuray that is reasonably necessary for Siemens to perform the services for the Cayman Product that are contemplated hereby to be performed by Siemens and to create such technical service documentation (it being understood that the information provided by Accuray will be of the same scope and nature that Accuray provides to other distributors of Accuray products and sufficient in scope such that trained service personnel will be capable of performing effective troubleshooting, and, in any case, will not contain the information necessary to allow for the manufacture of any Accuray Component or the Interface), (2) the service concept for the Accuray Components, including information related to the remote service features, if any, field replaceable units, spare parts, applicable service training materials, and the escalation support procedure thereof, (3) information regarding the spare parts for the Accuray Components and the Interface, including the Accuray pricing thereof, and (4) necessary information regarding the anticipated delivery times for spare parts of the Accuray Components and/or Interface.

(c)                                  Training.  Upon acceptance of the Cayman 1 Product prototype pursuant to Section 2.2(e), Accuray will make available to Siemens “train the trainer” training for the service, installation, application support, and customer training of the applicable Accuray Components and Interface.  Accuray will provide such training (including the cost of the training courses and required materials) to a maximum of 5 Siemens training personnel for 10 training days each, up to a maximum of 50 total training days.  Such training days must be used by Siemens within a six month period starting upon the earlier of the first such training day and the Initial Shipment Date.  Upon acceptance of the Cayman 2 Product prototype pursuant to Section 2.3(c), Accuray will make available to Siemens “train the trainer” training for the service, installation, application support, and customer of the applicable Accuray Components and Interface.  Accuray will provide such training (including the cost of the training courses and required materials) to a maximum of 5 Siemens training personnel for 5 training days each, up to a maximum of 25 total training days.  Such training days must be used by Siemens within a six month period starting upon the earlier of the first such training day and the date of the first shipment of the Cayman 2 Product.

By way of clarification, such training is provided by Accuray to Siemens in connection with this Agreement and the acceptance of the Cayman 1 Product and the Cayman 2 Product and Accuray shall have no obligation under this Section 2.2(c) to provide training to Siemens personnel in connection with any sale of Cayman Products to Third Parties.  Any additional Siemens personnel or training days reasonably requested by Siemens will be provided by Accuray on MFN Terms and shall be paid for by Siemens.

All such training will be provided in English only and, at the Steering Committee’s discretion, at either Accuray’s Sunnyvale, California facility or Siemens’ Concord, California facility, on the applicable final Cayman Products or Cayman Product prototypes that are substantially equivalent to such final Cayman Products.  Siemens shall be responsible for all other costs and expenses, including travel and lodging, incurred by it or its personnel to attend such training.  In addition, Siemens shall be responsible for providing appropriate interpretation and translation services necessary to ensure its personnel can participate in a meaningful and effective way in the training courses provided by Accuray.

2.11                        Rights to Improvements.

(a)                                  Designated Improvements.  The Parties agree that, following the later of (i) the second anniversary of the first shipment date of the Cayman 2 Product and (ii) two years after the date on which a Designated Improvement was first incorporated into a commercially-released product of Accuray (the “Designated Improvement Trigger Date”), Accuray will make available for purchase by Siemens, for use in a modified Cayman Product sold by Siemens and solely within the Scope, such Designated Improvement.  Notwithstanding the foregoing, Accuray’s obligation to make available such Designated Improvement after such Designated Improvement Trigger Date shall be subject to Accuray and Siemens agreeing on the price and other terms and conditions on which Accuray may make available such Designated Improvement for purchase by Siemens and use solely within the Scope; provided, however, that the price must be commercially reasonable and on MFN Terms; and, provided, further, that a failure of the Parties to reach agreement on the price or other terms and conditions under which such Designated Improvement will be made available for purchase by Siemens shall not constitute a breach of the provisions of this Section 2.11(a) by Accuray so long as Accuray has negotiated in good faith.

(b)                                 Other Improvements.  From and after the time that Accuray is required to complete development of the Cayman 2 Product pursuant to Section 2.3(b), the Steering Committee shall periodically review and determine whether to request that Accuray consider making available pursuant to the terms of this Section 2.11(b) a particular improvement or new functionality developed by Accuray relating to the Cayman Products (other than a Designated Improvement) that (i) Accuray has not then incorporated in the Accuray Components and (ii) would allow the Cayman Products to be competitive with the commercially released products of the Siemens Major Competitors that are primarily marketed and/or sold within the market defined by the Scope (each, an “Improvement”).  Such review and determination shall be made by the Steering Committee in good faith based on the following guidelines: (1) such Improvement shall not enable Siemens to offer products with radiosurgery functionality and performance that could be marketed/sold as a direct substitute to the then-current version of the CyberKnife System, and (2) such Improvement shall have been first incorporated into a commercially-released product of Accuray at least two years prior to the then-current date.  Upon the Steering Committee determining to request Accuray to consider making available a particular Improvement pursuant to the terms of this Section 2.11(b), Accuray shall consider in good faith whether to make such Improvement available for purchase by Siemens, for use in a modified Cayman Product sold by Siemens and solely within the Scope. If Accuray agrees to make available an Improvement requested by the Steering Committee hereunder, Accuray’s obligation to make available such Improvement shall be subject to Accuray and Siemens agreeing on the price and other terms and conditions on which Accuray may make available such Improvement for purchase by Siemens and use solely within the Scope; provided, however, that the price must be commercially reasonable and on MFN Terms; and, provided, further, that a failure of the Parties to reach agreement on the price or other terms and conditions under which such Improvement will be made available for purchase by Siemens shall not constitute a breach of the provisions of this Section 2.11(b) by Accuray so long as Accuray has negotiated in good faith.

(c)                                  Limitations.  For the avoidance of doubt, in no event shall Accuray be obligated under this Section 2.11 to provide or make available any improvement or new functionality (i) outside the Scope or (ii) after the Term (or any earlier termination of this Agreement).

2.12                        Intellectual Property.

(a)                                  Grant of Rights by Accuray.  Accuray and its licensors retain all Intellectual Property rights in the Accuray Components.  Accuray hereby grants Siemens a nonexclusive, non-transferable, royalty-free and worldwide right, with the right to grant sublicenses to Affiliates of Siemens, (i) to use the software provided in connection with the Accuray Components that are purchased by Siemens hereunder only in machine readable form and only in combination with the Cayman Products with which such software is provided, solely for the purposes of carrying out its rights and obligations hereunder, and (ii) to grant purchasers of Cayman Products a nonexclusive, non-transferable and royalty-free right to use the software provided in connection with the Accuray Components only in machine readable form and only in combination with the purchased Cayman Products with which such software is provided.  Siemens agrees that it and its Affiliates shall not, and shall not permit purchasers of Cayman Products, to use such software in any other manner or to copy, modify, or disclose or make available such software, in whole or in part, to any Third Party.  Accuray hereby grants Siemens a nonexclusive, non-transferable, royalty-free and worldwide license, with the right to grant sublicenses to Affiliates of Siemens, under any Patents owned by Accuray or the licensing of which is controlled by Accuray, solely for the purpose of (i) assembling and integrating the Accuray Components with the {*****} to create the Cayman Product, including developing any interfaces or hardware modifications that are required to enable the {*****} to interoperate with the Interface and the Accuray Components in accordance with applicable Functional Specification and (ii) marketing, offering for sale, selling, installing and delivering product support of Cayman Products.  Accuray hereby grants to purchasers of Cayman Products a nonexclusive, non-transferable and royalty-free license under any method Patents owned by Accuray or the licensing of which is controlled by Accuray that, but for this license, would be infringed by the use of such Cayman Products in accordance with their applicable Functional Specifications solely within the Scope.  No rights or license, whether express or implied, are granted by Accuray in this Agreement to Siemens under any Intellectual Property of Accuray other than as expressly granted by Accuray in this Agreement.

(b)                                 Grant of Rights by Siemens.  During the term of this Agreement and until completion of the development activities contemplated by Sections 2.1, 2.2 and 2.3, Siemens hereby grants to Accuray a non-exclusive, non-transferable, royalty-free and worldwide license of the Intellectual Property owned by Siemens or the licensing of which is controlled by Siemens that is embodied in the {*****} and/or the TxT Couch or is otherwise necessary for Accuray to develop the Interface and make any modifications to Accuray hardware or software that are necessary to implement the Cayman 1 Functional Specification or the Cayman 2 Functional Specification (including interface specifications and other relevant documentation), solely to the extent necessary for Accuray to develop the Interface and carry out its other responsibilities under Sections 2.1, 2.2 and 2.3.  The Steering Committee shall approve the specific items of software and other embodiments of Intellectual Property of Siemens that will be licensed and delivered by Siemens to Accuray under this Section 2.12(b), it being agreed that all such embodiments constitute Confidential Information of Siemens under the Confidentiality Agreement.  No rights or license, whether express or implied, are granted by Siemens in this Agreement to Accuray under any Intellectual Property of Siemens other than as expressly granted by Siemens in this Agreement.

(c)                                  Ownership of Inventions.

(i)                                     Accuray Inventions.  Accuray shall have and retain sole and exclusive, right, title and interest to all inventions, improvements, discoveries, know how and other Intellectual Property which are made or developed during the Term solely by Accuray, its Affiliates, and/or its employees or agents acting under authority from Accuray, in connection with the development and distribution of the Cayman Products, including, without limitation, the Accuray Components and all improvements thereto.  After having been created, Accuray shall promptly inform Siemens at the next meeting of the Steering Committee about any such inventions, improvements, discoveries, know how and other Intellectual Property that is solely related to the development of the Cayman Products during the Term (“Accuray Cayman Related Inventions”).  For the avoidance of doubt, such Accuray Cayman Related Inventions are being disclosed for the sole purpose of enabling the Steering Committee for determining whether such Accuray Cayman Related Inventions are Joint Inventions or Allocated Inventions.

(ii)                                  Siemens Inventions.  Siemens shall have and retain sole and exclusive, right, title and interest to all inventions, improvements, discoveries, know how and other Intellectual Property which are made or developed during the Term solely by Siemens, its Affiliates, its employees or its agents acting under authority from Siemens, in connection with the development and distribution of the Cayman Products, including, without limitation, the {*****} and all improvements thereto.  After having been created, Siemens shall promptly inform Accuray at the next meeting of the Steering Committee about any such inventions, improvements, discoveries, know how and other Intellectual Property that is solely related to the development of the Cayman Products during the Term (“Siemens Cayman Related Inventions”).  For the avoidance of doubt, such Siemens Cayman Related Inventions are being disclosed for the sole purpose of enabling the Steering Committee for determining whether such Siemens Cayman Related Inventions are Joint Inventions or Allocated Inventions.

(iii)                               Joint Inventions.

(1)                                  Accuray and Siemens shall have and retain jointly all right, title and interest to all inventions, improvements, discoveries, know how, and other Intellectual Property which are made or developed during the Term jointly by Accuray and Siemens, their Affiliates, their employees, or their agents acting under authority from Accuray or Siemens, in connection with the development and distribution of the Interface (the “Joint Inventions”).  Each Party shall obtain from all of its employees, consultants and contractors who participate in the creation or development of any Joint Invention all such executed assignments or other documents as may be necessary to assign to, and vest exclusively in, such Party all right, title and interest to the Joint Invention to the extent made or developed by such employees, consultants and contractors.  Each Party shall have the unencumbered right to use, execute, reproduce, display, perform, distribute, modify, create derivative works of, make, have made, market, offer for sale, sell, import and sub-license products incorporating such Joint Inventions, in each case with no duty to account to the other Party.  Upon identification of any Joint Invention, the Steering Committee shall approve the scope of any governmental filings advisable in order to protect the Parties’ rights in such Joint Invention, the responsibilities of each Party related to the submission and maintenance of such filings and such Joint Invention, and the allocation of the expenses of the foregoing among the Parties.  In the event that the Steering Committee elects not to or does not approve the submission of any governmental filing for a Joint Invention, either Party may, at its own expense, submit such filing; provided, however, that notice of any such filing must be provided to the other Party and the other Party must be given an opportunity to participate, at its own expense, in such filing (an election to participate in such filing being required to be made by the other Party within 30 calendar days after receipt of written notice of the intent of such Party to submit such filing).  If the other Party does not elect to participate in such filing, (1) the filing will be made solely in the name of the Party making the filing and any Patent that is issued in respect thereof will be owned solely by such Party, provided that the other Party shall have an irrevocable, nonexclusive, non-transferable, and royalty-free and worldwide license under such Patent, with the right to grant sublicenses to its Affiliates and grant sublicense to Third Parties for the purpose of making products solely for such other Party or its Affiliates, and (2) the other Party shall cooperate with such Party, execute all lawful papers and instruments, and make all rightful oaths and declarations, as reasonably requested by such Party and at such Party’s expense, as may be necessary in connection with the preparation, prosecution, maintenance and enforcement of all Patent rights relating to such Joint Invention.  Such Party requesting such assistance shall reimburse the other Party for all reasonable out-of-pocket costs and expenses incurred by such other Party in providing such assistance.  If any Party submits any governmental filing for a Joint Invention in which the other Party does not elect to participate, such Party shall control the prosecution of such filing and shall be responsible for the maintenance and control the enforcement of any Patent that issues in respect thereof; provided such Party agrees to consult with the other Party with respect to the prosecution of any filings relating to such Joint Invention and to provide the other Party a reasonable opportunity to review and provide comments regarding any filings and other substantive communications to and from the applicable governmental patent office or agency regarding such filing; provided that the other Party shall not unreasonably delay its review and provision of comments regarding such filings and substantive communications and, in any event, shall provide to such Party, in writing, any comments it has regarding such filings or substantive communications within 30 calendar days after receipt of such filings or substantive communications from such Party.  The Party prosecuting such filing shall use reasonable efforts to incorporate the other Party’s comments into such filings and substantive communications.  Should the Party prosecuting such filing determine to abandon the prosecution of such Patent application or the maintenance of any Patent that issues on such Patent application, such Party shall provide timely notice of such determination to the other Party and, if the other Party so requests within 30 calendar days after it receives notice of such abandonment, such other Party may assume responsibility for the prosecution of such filing or the maintenance of such Patent pursuant to the terms of this Section 2.12(c)(iii)(1).  Such Patent application or Patent shall be assigned to the other Party for no additional consideration, subject to retention by such Party of an irrevocable, nonexclusive, and royalty-free license under any Patent that issues on such Patent application or such Patent, with the right to grant sublicenses to its Affiliates and grant sublicense to Third Parties for the purpose of making products solely for such Party or its Affiliates,.

(2)                                  Other than the Joint Inventions, all inventions, improvements, discoveries, know how or other Intellectual Property which are made or developed during the Term jointly by Accuray and Siemens, their Affiliates, their employees, or their agents acting under authority from Accuray or Siemens, solely in connection with the development and distribution of the Cayman Products hereunder, to the extent that employees, consultants, and/or contractors of Accuray and Siemens would be considered the joint inventors, joint authors, or joint creators, as the case may be, of such Intellectual Property under the intellectual property laws of the United States (an “Allocated Invention”), shall be allocated as follows:

(A)                              all Allocated Inventions that primarily relate to any of the Accuray Components will be owned solely by Accuray;

(B)                                all Allocated Inventions that primarily relate to the {*****} or the TxT Couch will be owned solely by Siemens; and

(C)                                all other Allocated Inventions will be treated as Joint Inventions that are subject to the terms of Section 2.12(c)(iii)(1).

The Steering Committee will approve a determination with respect to each Allocated Invention that is identified of whether such Allocated Invention primarily relates to any of the Accuray

Components or primarily relates to {*****} or the TxT Couch and, accordingly whether such Allocated Inventions will owned solely by Accuray, solely by Siemens, or will be treated as a Joint Invention that is jointly owned by Accuray and Siemens and that is subject to the terms of Section 2.12(c)(iii)(1).  If the Steering Committee is unable to approve any such determination within 30 calendar days, such determination shall be submitted for resolution pursuant to the provisions of Section 11.3 (Dispute Resolution).

If a Party that wholly-owns any Allocated Invention desires to seek Patent protection with respect thereto (including, without limitation, in connection with seeking to file a continuation in part Patent application with respect thereto), the other Party shall reasonably cooperate in connection therewith, including by executing and delivering such conveyances, assignments, assurances, powers of attorney, and other instruments or documents as may be reasonably required by such Party and using commercially reasonable efforts to procure any executed assignments or other instruments or documents from any employee or consultant of such other Party who is a co-inventor of such Allocated Invention.  Each Party shall execute all such other lawful papers and instruments and make all rightful oaths and declarations, as reasonably requested by the other Party and at the other Party’s expense, as may be necessary in connection with the preparation, prosecution, maintenance and enforcement of all Patent rights of such other Party relating to Allocated Inventions that are wholly-owned by such other Party.  Such Party requesting such assistance shall reimburse the other Party for all reasonable out-of-pocket costs and expenses incurred by such other Party in providing such assistance.  The Party that wholly-owns an Allocated Invention shall control the preparation, filing, prosecution, maintenance and enforcement of all Patent rights that relate to such Allocated Invention; provided that such Party agrees to consult with the other Party with respect to the prosecution of any Patent applications relating to such Allocated Invention and to provide the other Party a reasonable opportunity to review and provide comments regarding any filings and other substantive communications to and from the applicable governmental patent office or agency regarding such pending applications; provided that the other Party shall not unreasonably delay its review and provision of comments regarding such filings and substantive communications and, in any event, shall provide to such Party, in writing, any comments it has regarding such filings or substantive communications within 30 calendar days after receipt of such filings or substantive communications from such Party.  The Party prosecuting such Patent application shall use reasonable efforts to incorporate the other Party’s comments into such Patent application and substantive communications.  Should the Party prosecuting such Patent application determine to abandon the prosecution of such Patent application or the maintenance of any Patent that issues on such Patent application, such Party shall provide timely notice of such determination to the other Party and, if the other Party so requests within 30 calendar days after it receives notice of such abandonment, assign such Patent application or Patent to the other Party for no additional consideration, subject to retention by such Party of an irrevocable, nonexclusive, and royalty-free license under any Patent that issues on such Patent application or such Patent.

Each Party hereby assigns and agrees to assign to the other Party all of such Party’s right, title, and interest in and to any Allocated Invention (including all Intellectual Property therein or thereto) that is to be wholly owned by the other Party in accordance with the allocation of ownership of Allocated Inventions set forth above.  Each Party shall obtain from all of its employees, consultants and contractors who participate in the creation or development of any

Allocated Invention that is to be wholly owned by the other Party in accordance with the allocation of ownership of Allocated Inventions set forth above all such executed assignments as may be necessary to assign to, and vest exclusively in, such Party all Intellectual Property rights in and to all such Allocated Inventions.  Each Party will execute and deliver, and cause all employees, consultants and contractors who participate in the creation or development of any Allocated Invention that is to be wholly owned by the other Party to execute and deliver, any and all assignments or other documents necessary to effectuate such assignment of Allocated Inventions to the other Party.

(iv)                              License of Allocated Inventions.  The Party that wholly-owns any Allocated Invention (the “Licensor”) shall grant to the other Party (the “Licensee”) an irrevocable, nonexclusive, non-transferable, royalty-free and worldwide license of any Patent obtained by the Licensor, including the right to grant sublicences to its Affiliates, (i) in the case of any such license granted by Accuray to Siemens, such license shall be exercisable solely in connection with gantry-based radiation treatment products and (ii) in the case of any such license granted by Siemens to Accuray, such license shall be exercisable solely in connection with robotic based radiation treatment products of Accuray.  The licenses granted under this Section 2.12(c)(iv) may be sublicensed to a Third Party that (i) is not an Accuray Competitor, in the case of a license granted by Accuray, or is not a Siemens Competitor, in the case of a license granted by Siemens, (ii) has been engaged by the Licensee to provide design, development or support services relating to the Licensee’s products or to sell or distribute Licensee’s products (including as an original equipment manufacturer) or is otherwise involved in a collaboration with the Licensee relating to the Licensee’s products, and (iii) is a customer of the Licensee where, but for a license under such Patent, such customer’s use of the Licensee’s product would infringe such Patent; provided that the Licensee shall enter into a sublicense agreement with any such sublicensed Third Party that contains provisions relating to the Licensor’s Intellectual Property in such Allocated Invention that are at least as protective as the provisions contained in this Agreement with respect to each Party’s Intellectual Property.

(v)                                 Employee Inventor Remuneration.  Each Party shall be and remain solely responsible vis-à-vis its own employees for payment of any statutory inventors’ fees pursuant to the German Law on employee inventions (Arbeitnehmererfindungsgesetz) and/or any similar law in other countries in relation to the Joint Inventions and the Allocated Inventions.

(d)                                 Intellectual Property Covenants.

(i)                                     Patents.  Siemens shall not remove or obscure any Patent markings placed on the Accuray Components purchased by Siemens and shall place such other appropriate Patent markings on all Cayman Products, as Accuray may reasonably request in writing to enforce its Patent rights in the Accuray Components.

(ii)                                  Copyrights.  Siemens shall not remove or obscure any Copyright notices included in any works of authorship incorporated in the Accuray Components purchased by Siemens.  In order to protect against infringement of the other Party’s Copyrights, each Party shall mark all of the other Party’s copyrighted materials, as requested by the other Party in writing, used by such Party in conducting its activities contemplated by this Agreement with appropriate Copyright markings.  Each Party shall cooperate with the other Party, take such actions, and execute such documents as reasonably requested by the other Party and at the other Party’s expense, to assist the other Party in the protection of the other Party’s Copyrights that are used in connection with this Agreement.

(iii)                               Trademarks.

(1)                                  Accuray Trademarks.  Accuray shall have and retain sole and exclusive, right, title and interest to all Trademarks owned by Accuray (including without limitation, all Trademarks which are used to market the Accuray Components or the Upgrade) and all goodwill associated therewith.

(2)                                  Siemens Trademarks.  Siemens shall have and retain sole and exclusive, right, title and interest to all Trademarks owned by Siemens (including without limitation, all Trademarks (other than “Powered by Accuray”) which are used to market the Cayman Products (other than the Upgrade) and all goodwill associated therewith.

(3)                                  Use of Trademarks.  Except as expressly set forth in this Agreement, neither Party shall use or register, without the prior express written consent of the other Party, any Trademark owned by the other Party, or any word, title, expression, Trademark, design, or marking that is confusingly similar thereto.

(e)                                  Third Party Infringement.

(i)                                     Notice.  If any Party learns of an infringement, unauthorized use or misappropriation by a Third Party with respect to the other Party’s Intellectual Property incorporated into any Cayman Product (an “Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Infringement.

(ii)                                  Infringement of a Party’s Intellectual Property.  In the case of Infringement that relates to Intellectual Property that is not a Joint Invention, the Party who is the owner of such Intellectual Property shall have the sole right, but not the duty, to institute an infringement or other enforcement action against such Third Party based upon such Infringement.  The other Party shall have no right to require such Party to institute any action, and shall have no right to institute any action for or on behalf of such Party.

(iii)                               Infringement of Joint Inventions.  In the case of Infringement that relates to a Joint Invention, the Steering Committee shall approve a decision as to whether to institute an infringement or other enforcement action against such Third Party based upon such Infringement.  Any costs associated with such action, and any recoveries from such action, shall be allocated among the Parties as approved by the Steering Committee.  In the event that the Steering Committee does not approve the institution of such action, either Party may, at its own expense, institute such action only with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  The Party instituting such action shall provide notice of the institution of such action to the other Party and the other Party must be given an opportunity to participate, at its own expense, in such action (an election to participate in such action being required to be made by the other Party within 30 calendar days after written notice of an intent of such Party to institute such action is provide to the other Party).

2.13        {*****}.

2.14        Publicity of Agreement.

(a)           ASTRO 2010.  The Steering Committee shall, at least 60 days prior to ASTRO 2010, agree upon whether an announcement of the Cayman Product and this Agreement shall be made at ASTRO 2010.  If an announcement is to be made, the details of such announcement shall be agreed upon by the Steering Committee prior to such event.

(b)           Legally Compelled Disclosure.  In the event that a Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose this Agreement, the Party may make such disclosure subject to the provisions of this Section 2.14(b).  The Party required to make such disclosure shall provide the other Party with prompt written notice of the requirement to make such disclosure before making such disclosure and, if requested by the other Party, will use its reasonable efforts to cooperate with the other Party to seek a protective order, confidential treatment, or other appropriate remedy with respect to the disclosure.

(c)           Press Releases.  Other than legally compelled disclosures made pursuant to Section 2.14(b), press releases and other information regarding the conclusion, the content and performance of this Agreement shall only be made available to Third Parties, particularly press agencies, with the prior written consent of the other Party, which shall not unreasonably be withheld and shall in any case be given within ten Business Days (with failure to provide or withhold such consent within such period being deemed to be approval thereof).

ARTICLE III.

DISTRIBUTION RIGHTS OF CYBERKNIFE SYSTEMS

3.1          Distribution Rights for Multiple LINAC or Multi-Modality Purchases.  Concurrently with the execution of this Agreement, Accuray shall grant to Siemens non-exclusive, worldwide distribution rights for CyberKnife Systems in connection with Multiple LINAC Purchases or Multi-Modality Purchases.  The terms of such distribution rights shall be set forth in a definitive agreement attached hereto as Exhibit C (the “Multiple LINAC Distribution Agreement”), which shall be executed by the Parties concurrently with the execution of this Agreement.  The Multiple LINAC Distribution Agreement shall be substantially similar to Accuray’s standard form distribution agreement, provided, however, that the Multiple LINAC Distribution Agreement will also provide that (i) each proposed sale of a CyberKnife System in connection with Multiple LINAC Purchases or Multi-Modality Purchases shall be submitted by Siemens to Accuray for its review, (ii) each such proposed sale is subject to Accuray’s written approval, (iii) such approval shall be considered according to the process set forth in Schedule 3.1(a)(iii), (iv) Accuray shall make available for purchase by Siemens and the ultimate purchasers of the CyberKnife System from Siemens installation, training, and service programs, (v) such definitive agreement will terminate upon an applicable Termination Election made in accordance with Section 10.3, and (vi) Siemens shall not be subject to any minimum purchase requirements, but shall agree to the annual sales targets set forth in Schedule 2.5(d)(i)(2) and to using its customary standard sales processes, including, without limitation, the MTA process, with respect to sales of the CyberKnife System.

3.2          Country and Region Specific Distribution Rights.  After the Effective Date, the Parties agree to negotiate in good faith toward the execution of agreements (in addition to the Multiple LINAC Distribution Agreement) granting Siemens distributorship rights for CyberKnife Systems in certain countries and regions throughout the world.  The terms of such distribution rights shall be set forth in a definitive agreement to be executed by the Parties.  The Parties shall use Accuray’s standard form distribution agreement, attached hereto as Exhibit D (the “Form Distribution Agreement”), as the basis for the negotiation of the specific terms of such definitive agreement, provided, that at such time as the first such definitive agreement is entered into, such first definitive agreement will form the basis for subsequent negotiations, provided, however, that (i) such distribution arrangements may be exclusive or non-exclusive in any particular country or region, as mutually agreed by the Parties before execution of such definitive agreement, (ii) any exclusive distribution arrangement shall be subject to termination at the sole discretion of Accuray for failure to meet commercially reasonable annual sales targets; provided, however, that such distribution arrangements will not include any requirement that Siemens purchase any minimum number of CyberKnife Systems in any given period; and (iii) the distributor purchase price of the CyberKnife Systems offered to Siemens in a geographic region shall be {*****} in such geographic region.

3.3          CyberKnife Systems Distribution Obligations.

(a)           Accuray.  Following the Effective Date, Accuray shall, at its own expense:

(i)            provide training on the CyberKnife System and its functionality to Siemens’ marketing personnel, provided, however, that the scope, duration, location, and timing of such training shall be commercially reasonable and as set forth in the applicable distribution agreement or as otherwise approved by the Steering Committee;

(ii)           assign a dedicated marketing point of contact for Siemens’ marketing and sales personnel, which employee may be based at any Siemens facility as requested by the Steering Committee; and

(iii)          provide global sales and marketing support, including global and regional sales training and support for individual sales opportunities, to Siemens, provided, however, that the scope, duration, location, availability, and timing of such training and support shall be commercially reasonable and determined as set forth in the applicable distribution agreement or as otherwise approved by the Steering Committee.

(b)           Siemens.  Following the Effective Date, Siemens shall, at its own expense:

(i)            assign dedicated product marketing personnel for CyberKnife System sales within the Siemens global sales channel, including at least one person in Siemens’ Oncology Care Systems sales group with primary responsibility, provided, however, that other than such person, the number, location, and availability of such personnel shall be commercially reasonable and as set forth in the applicable distribution agreement or as otherwise approved by the Steering Committee; and

(ii)           include the CyberKnife System in each Oncology Care Systems price book and sales operation system, such that all Siemens sales representatives can access quotations for a CyberKnife System at least as easily as all other systems then available for purchase from Siemens.

3.4          Determination of CyberKnife System Sales.  The factors set forth on Schedule 3.4 shall be used for purposes of determining when a sale of a CyberKnife System has been completed, including, without limitation, for determining whether the CyberKnife System sales targets set forth in Schedule 2.3(b) and Section 2.5(d)(i)(2) have been satisfied.  In addition, any CyberKnife System sale by Accuray or any of its distributors (other than Siemens) (i) that is completed (as determined pursuant to the factors set forth in Schedule 2.3(b)), (ii) whose end-user has not received a quote or documented formal presentation from Accuray demonstrating sales engagement prior to receiving a quote or documented formal presentation from Siemens demonstrating sales engagement, and (iii) whose end-user was initially introduced to Accuray or any of its distributors (other than Siemens) by Siemens within twelve months prior to the completion of such sale; provided, however, that such introduction must be contemporaneously documented by a signed letter from Siemens to Accuray documenting the end-user and the date of the introduction, shall be counted as a sale of a CyberKnife System for purposes of determining whether the CyberKnife System sales targets set forth in Schedule 2.3(b) and Section 2.5(d)(i)(2) have been satisfied.  For the avoidance of doubt, nothing in the foregoing sentence shall (1) entitle Siemens to receive any commission or other payment from Accuray in connection with any such sale by Accuray or any of its distributors (other than Siemens) or (2) apply to the replacement of any existing CyberKnife System.

ARTICLE IV.

STEERING COMMITTEE AND ADVISORY COMMITTEE

4.1          Composition.  Promptly after the Effective Date, the Parties shall establish two separate committees to coordinate and oversee, and provide advice with respect to, the Parties’ efforts relating to this Agreement.  A Steering Committee will be formed to take such actions as are designated to be taken by the Steering Committee in this Agreement.  The Steering Committee shall consist of 4 voting members (each, a “Voting Member”), with equal representation between the Parties.  The initial two Voting Members appointed by Accuray shall be Accuray’s Chief Operating Officer and VP Business Development.  The initial two Voting Members of Siemens shall be employees of and be appointed by Siemens USA, and shall be designated in due course.  There shall also be a separate Advisory Committee established to provide guidance, advice, recommendations and direction to the Steering Committee, but all decision making capacity and voting rights shall vest with the Steering Committee in accordance with the terms and provisions of this Agreement.  The Advisory Committee shall consist of 4 members, 2 to be appointed by Siemens and 2 to be appointed by Accuray (each an “Advisory Member”).  The initial Advisory Members appointed by Accuray shall be Accuray’s Chief Operating Officer and VP Business Development.  The initial Advisory Members appointed by Siemens shall be Siemens’ VP Research & Development and VP Strategy and Innovation.  Each Party may also appoint one alternate member to either Committee (each, an “Alternate Member”), who may attend and vote at meetings of the Steering Committee or may attend the Advisory Committee meetings, as applicable, but only if one or more of such Party’s Voting

Member or Advisory Member, as the case may be, is not in attendance at such meeting.  Each Voting Member, Advisory Member and Alternate Member may be appointed or removed in the sole discretion of the Entity entitled to appoint such Voting Member, Advisory Member or Alternate Member pursuant to this Section 4.1 by written notice to the other Party.  Each Voting Member and Advisory Member shall be a vice-president or higher level executive of the Entity entitled to appoint such Voting Member or Advisory Member pursuant to this Section 4.1, as the case may be.  The Alternate Member of an Entity entitled to appoint such Alternate Member pursuant to this Section 4.1 may be any employee of such Entity, as determined in such Entity’s sole discretion.

4.2          Meetings.  The Steering Committee shall meet, either telephonically or in person, as often as necessary or appropriate in order to carry out its duties and to reach agreement upon any approval required or entitled to be given by the Steering Committee under this Agreement.  Similarly, the Advisory Committee may meet, either telephonically or in person, as often as necessary or appropriate, or at the request of the Steering Committee, in order to carry out its duties and provide guidance and recommendations to the Steering Committee in a timely manner.  Such meetings shall be at such places and times as may be approved by the Steering Committee, provided, however, that (i) the Steering Committee and the Advisory Committee shall each have at least one in person meeting each quarter, alternating between a location in the United States designated by the Voting Members or Advisory Members, as the case may be, appointed by Accuray and a location in Europe designated by the Voting Members and the Advisory Members appointed by Siemens and (ii) each meeting shall have at least one member from each Party in attendance.  The attendance of three or more members of the Steering Committee shall constitute a quorum for conducting business and voting at any meeting of the Steering Committee.  Minutes shall be kept of each meeting of the Steering Committee and Advisory Committee, and copies thereof shall be provided to each of the members.

4.3          Steering Committee Voting.  Each Voting Member present at a meeting of the Steering Committee shall have one vote as to all matters presented for vote at such meeting, provided, however, that if one or more of a Party’s Voting Members is absent and such Party’s Alternate Member is present, such Alternate Member shall have one vote as to all matters presented for vote at such meeting.  All approvals, consents, or actions which may or are required to be taken by the Steering Committee pursuant to this Agreement shall be documented in writing and signed by at least one of the representatives of each Party (and all references in this Agreement to any such approval, consent, or action shall be construed accordingly).  Any matters submitted to the Steering Committee for approval as to which the Steering Committee cannot reach a unanimous vote shall be escalated for resolution in accordance with the escalation procedures described in Section 11.3 of this Agreement.  Within fifteen days following each Steering Committee meeting, the Steering Committee shall prepare and provide to each Party a reasonably detailed written summary report which shall describe any approval, consent, or other action approved by the Steering Committee.

4.4          Steering Committee Review.  In addition to the other duties and determinations that the Steering Committee is required or entitled to make pursuant to this Agreement, the Steering Committee shall, at least annually, conduct a formal product roadmap review (including a review of the Cayman Products) and evaluation of potential collaboration opportunities between the Parties.

4.5          Expenses.  Each Party shall bear all expenses incurred in connection with such Party’s (and its Affiliates’) Voting Members’, Advisory Members’ and/or Alternate Member’s attendance and participation at meetings of either the Steering Committee or the Advisory Committee

ARTICLE V.

FUTURE COLLABORATION

5.1          Collaboration on Future Product Portfolio.  Subject to the provisions of this Agreement, the Parties agree to use commercially reasonable efforts to collaborate together on development of a {*****} that leverages each Party’s respective technology and expertise.

5.2          Process.

(a)           Development of Concept.  Within six months of the Effective Date, the Steering Committee shall develop a detailed joint business case and product portfolio concept for {*****} that leverages each Party’s respective technology and expertise (the “Concept”).

(b)           Approval and Pursuit of Concept.  After development of the Concept, the Steering Committee shall, within three months of completion of the Concept, either approve or disapprove the joint pursuit of the implementation of the Concept.  If the Steering Committee approves joint pursuit of the implementation of the Concept, the Steering Committee will create a plan for the implementation of the Concept, including detailed timelines and responsibilities for each Party (the “Concept Plan”).  The Steering Committee shall review and update the Concept and the Concept Plan at least annually, at which point the Steering Committee shall also approve or disapprove the Parties continued joint pursuit of implementation of the Concept.

(c)           Negotiation Rights.  If the Steering Committee does not approve the pursuit of the joint implementation of the Concept or abandons joint implementation of the Concept then the Parties agree to negotiate with each other in good faith for the grant of a license and/or access to the other Party’s Intellectual Property, technology, and subsystems necessary for implementation of the Concept or any parts thereof.  The terms of such license and/or access shall be as agreed upon by the Parties, but must be commercially reasonable and at least as favorable to the other Party as those granted to any Third Party.  By way of clarification, nothing in this subsection shall require any Party to agree to a definitive agreement granting the other Party any license or access.

5.3          Intellectual Property.  Prior to agreeing to pursue the joint implementation of the Concept, the Steering Committee shall agree upon the rights of each Party with respect to any Intellectual Property created in connection with such efforts and the Parties shall enter into a definitive agreement documenting such agreement (subject to good faith negotiations if any aspect of such definitive agreement was not agreed upon by the Steering Committee).  The execution of such definitive agreement by the Parties shall be a prerequisite to the pursuit of the Concept and adoption of the Concept Plan.

5.4          Other Collaboration.  In addition to the collaboration on the Concept described above in Sections 5.1 through 5.3, the Parties agree to cooperate in good faith to identify and explore additional opportunities for ongoing collaboration on complementary technology developments (each, a “Future Collaboration Opportunity”).  Potential Future Collaboration Opportunities include, but are not limited to, {*****}.  The Steering Committee shall meet and consider any Future Collaboration Opportunity identified during the Term and, subject to such committee’s approval of continued evaluation of such Future Collaboration Opportunity, each Party shall make available to the other Party such additional information regarding such Party’s technology as is reasonably required in order to evaluate such Future Collaboration Opportunity.  If the Parties mutually agree to pursue development of any Future Collaboration Opportunity, the Parties shall negotiate in good faith to enter into a definitive agreement documenting the development of such Future Collaboration Opportunity, including each Party’s rights and obligations thereunder.  In addition to the obligations above, the Parties agree that, within 3 months of the Effective Date, the Steering Committee shall meet to discuss the possibility of development of a product or functionality that would allow for {*****} at {*****} as a Future Collaboration Opportunity.

5.5          No Obligation.  By way of clarification, nothing in this Article V or this Agreement shall require either Party or its members on the Steering Committee to agree to any Concept or Future Collaboration Opportunity and either Party or such Steering Committee members may determine, in its or their sole discretion, not to do so, and nothing in this Article V shall impose any restriction on either Party from developing future products, whether or not related or similar to those contemplated by the Concept or any Future Collaboration Opportunity, individually or in collaboration with any Third Party, provided, however, that Siemens’ Oncology Care Systems division shall not block or limit, or take any actions that are intended to block or limit, Accuray’s ability to collaborate with any other division or unit of Siemens.  In addition, and unless the Parties otherwise agree in writing, nothing in this Article V shall create a liability of either Party for the successful implementation of any Concept or Future Collaboration Opportunity or otherwise create a contract for works obligation (werkvertragliche Verpflichtung).

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

6.1          By Each Party.  Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

(a)           Corporate Existence and Power.  Such Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state, province, or country in which it is incorporated; (ii) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(b)           Authorization and Enforcement of Obligations.  Such Party (i) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c)           Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Entities required to be obtained by such Party in connection with the execution of this Agreement have been obtained on or before the Effective Date.

(d)           No Conflict.  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations and (ii) do not conflict with, or constitute a default under, any contractual obligation of such Party, except where such conflict, violation or default would not have a Material Adverse Effect on such Party.

6.2          By Accuray.  Accuray hereby represents and warrants to Siemens that as of the Effective Date, except as otherwise disclosed in writing to Siemens, Accuray has not received any notice from a Third Party alleging that any Accuray Component (or the use of any Accuray Component in connection with using, making or selling any product) infringes or misappropriates any Intellectual Property of such Third Party.

6.3          By Siemens.  Siemens hereby represents and warrants to Accuray that as of the Effective Date, except as otherwise disclosed in writing to Accuray, Siemens has not received any notice from a Third Party alleging that the {*****} or the TxT Couch (or the use of the {*****} or the TxT Couch in connection with using, making or selling any product) infringes or misappropriates any Intellectual Property of such Third Party.

ARTICLE VII.

IP INDEMNIFICATION

7.1          Accuray IP Indemnification.  Accuray will defend or settle any action brought against Siemens to the extent that it is based upon an Accuray-Related Infringement Claim, and will pay any costs and damages made in settlement or awarded against Siemens in final judgment resulting from any such claim, subject to Section 7.3.

7.2          Siemens IP Indemnification.  Siemens will defend or settle any action brought against Accuray to the extent that it is based upon a Siemens-Related Infringement Claim, and will pay any costs and damages made in settlement or awarded against Accuray in final judgment resulting from any such claim, subject to Section 7.3.

7.3          IP Indemnity Claim Procedures.  The respective indemnification obligations of Accuray and Siemens under Section 7.1 and Section 7.2 are subject to condition that the party seeking to enforce any such indemnification obligations (the “IP Indemnified Party”) must: (i) give the party that is obligated to indemnify the IP Indemnified Party (the “IP Indemnifying Party”) prompt notice of any such claim; (ii) give the IP Indemnifying Party sole control of the defense and any related settlement of any such claim; and (iii) give the IP Indemnifying Party, at the IP Indemnifying Party’s expense, all reasonable information, assistance and authority in connection with the foregoing.  The failure to deliver prompt notice to the IP Indemnifying Party, if, and to the extent, prejudicial to its ability to defend such claim, shall relieve such IP Indemnifying Party of any liability to the IP Indemnified Party under this Article, but the omission so to deliver notice to the IP Indemnifying Party will not relieve it of any liability that it may have to the IP Indemnified Party other than under this Article.  The IP Indemnifying Party will not be bound by any settlement or compromise that the IP Indemnified Party enters into without the IP Indemnifying Party’s express prior written consent.

7.4          Proportionate Allocation of Responsibility.  The Parties acknowledge that Third Parties may assert an action that includes claims against both Parties that involve both Accuray-Related Infringement Claims and Siemens-Related Infringement Claims (a “Joint Responsibility Infringement Action”).  The Parties agree that, if any Joint Responsibility Infringement Action is brought against them, the Parties will reasonably cooperate with each other in the defense and settlement of such action and that Accuray will be responsible for the proportion of the aggregate costs of defense and settlement that is attributable to the Accuray-Related Infringement Claim and Siemens will be responsible for the proportion of the aggregate cost of defense and settlement that is attributable to the Siemens-Related Infringement Claims; provided that neither Party will settle any Joint Responsibility Infringement Action without the consent of the other Party except to the extent a settlement solely affects Accuray-Related Infringement Claims, in the event Accuray is the settling Party, or Siemens-Related Infringement Claims, in the event that Siemens is the settling Party. The Parties agree that Accuray shall pay the amount of any damages awarded in any Joint Responsibility Infringement Action that is attributable to Accuray-Related Infringement Claims and Siemens shall pay the amount of any damages awarded in any Joint Responsibility Infringement Action that is attributable to Siemens-Related Infringement.

7.5          Injunctions.

(a)           Accuray-Related Infringement Claims.  If, due to an Accuray-Related Infringement Claim or other action in which it is alleged that Accuray Components infringe the Intellectual Property of a Third Party, (x) Siemens’ rights to use and distribute a Cayman Product under the terms of this Agreement are, or in the Steering Committee’s opinion are likely to be, enjoined or (y) Accuray is prevented from fulfilling its obligations under this Agreement, then Accuray may, at its sole option and expense: (i) procure for Siemens the right to continue to distribute such Cayman Product under the terms of this Agreement; (ii) replace or modify such Cayman Product so that it is non-infringing without changing in any material respect its functionality and performance according to the applicable Functional Specification; or (iii) if options (i) and (ii) above cannot be accomplished despite Accuray’s reasonable efforts, then either Party may terminate this Agreement; provided, that in the case of such termination, Accuray shall pay to Siemens a pro-rated portion of the Arrangement Fee actually paid by Siemens to Accuray and the amount actually paid by Siemens to Accuray for such Cayman Product based on a straight-line depreciation calculated over a 5-year period beginning on the date of delivery of the applicable Accuray Component, provided that all Accuray Components are returned to Accuray in an undamaged condition.

(b)           Siemens-Related Infringement Claims.  If, due to a Siemens-Related Infringement Claim or other action in which it is alleged that any Cayman Product (or any part thereof incorporated in the Cayman Product) infringes the Intellectual Property of a Third Party, Siemens’ rights to use and distribute a Cayman Product under the terms of this Agreement are, or in the Steering Committee’s opinion are likely to be, enjoined, then Siemens may, at its sole option and expense: (i) procure for Siemens the right to continue to distribute such Cayman Product under the terms of this Agreement; (ii) replace or modify such Cayman Product so that it is non-infringing without changing in any material respect its functionality and performance according to the applicable Functional Specification; or (iii) if options (i) and (ii) above cannot be accomplished despite Siemens’ reasonable efforts, then either Party may terminate this Agreement; provided, that in the case of such termination, Siemens shall pay to Accuray an amount equal to the actual costs incurred by Accuray with respect to any Accuray Components or Interfaces for which a purchase order has been submitted by Siemens or its Affiliates and for which payment has not been made, and once paid for, any such Accuray Components or Interfaces, in their then current state, shall be owned by Siemens and delivered to Siemens by Accuray at the expense of Siemens.  For the avoidance of doubt, this Section 7.5(b) shall not apply to any claim to the extent based solely on the Accuray Components or any part thereof.

7.6          Limitations.  TO THE EXTENT PERMISSIBLE BY LAW, THE FOREGOING PROVISIONS SET FORTH IN THIS ARTICLE VII SET FORTH EACH PARTY’S SOLE AND EXCLUSIVE LIABILITY AND EACH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OR PROPRIETARY RIGHTS OF ANY KIND.

ARTICLE VIII.

GENERAL INDEMNIFICATION

8.1          Accuray General Indemnities.  In addition to Accuray’s indemnification obligations set forth in Article VII, Accuray shall indemnify and hold Siemens harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the breach of any representation, warranty, or covenant by Accuray under this Agreement or (b) the negligence or willful misconduct of Accuray in performing its obligations under this Agreement.

8.2          Other General Indemnities.  In addition to Siemens’ indemnification obligations set forth in Article VII, Siemens shall indemnify and hold Accuray harmless from and against all losses, liabilities, damages, and expenses (including reasonable attorneys’ fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the breach of any representation, warranty, or covenant by Siemens under this Agreement or (b) the negligence or willful misconduct of Siemens in performing its obligations under this Agreement.

8.3          Procedure.  A Party (the “Indemnitee”) that intends to claim indemnification under this Article shall promptly notify the other Party (the “Indemnitor”) of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification.  The

Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if the Indemnitee reasonably determines that representation of the Indemnitee by counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceedings.  The indemnity obligations under this Article shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.  The failure to deliver notice to the Indemnitor promptly after the commencement of any such action or other proceeding, if, and to the extent, prejudicial to its ability to defend such action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article.  The Indemnitor shall not settle, or otherwise consent to an adverse judgment in, any such action or other proceeding that diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee.  The Indemnitee, its employees and agents, shall cooperate fully, at the expense of the Indemnitor, with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

ARTICLE IX.

ADDITIONAL AGREEMENTS

9.1          Insurance.  Each Party shall maintain liability insurance (including product liability insurance) with respect to conduct of its obligations under this Agreement in such amounts as it customarily maintains with respect to similar activities.  Each Party shall maintain such insurance for so long as each continues to conduct such obligations, and thereafter for so long as it would customarily maintain insurance following cessation of similar activities.

9.2          Non-Solicitation.  Neither Party, without the prior written consent of the other Party, shall, until March 27, 2012, either directly or indirectly, solicit to hire or hire any officer, director, or employee of the other Party.  Notwithstanding the foregoing, nothing in this Section 9.2 shall prohibit (i) general solicitations or advertisements of employment or hiring not directed at such persons, it being understood that encouragement from a Third Party recruiter without access to the Confidential Information of identification of the person or relevant group of persons shall not constitute prohibited solicitation hereunder, and (ii) employing any such person who initiates contact with a Party or any of its Related Companies (as defined in the Confidentiality Agreement) or any of their respective Representatives (as defined in the Confidentiality Agreement) without any direct or indirect encouragement from such Party.

9.3          Liability.

(a)           Liability for Death or Injury.  The liability of any Party with respect to death or injury to any person is subject to and governed by the provisions of applicable law.

(b)           Limitation on Liability.  WITHOUT AFFECTING STRICT PRODUCT LIABILITY UNDER MANDATORY APPLICABLE LAW, ARTICLE VII OR THE RESPECTIVE OBLIGATIONS OF THE PARTIES UNDER THE CONFIDENTIAILITY AGREEMENT AND EXCEPT FOR BREACHES ASSOCIATED WITH THE UNAUTHORIZED USE OF INTELLECTUAL PROPERTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR TORT DAMAGES, INCLUDING WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THE MATTERS CONTEMPLATED BY THIS AGREEMENT, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(c)           Liability Cap.  Without affecting Article VII or the respective obligations of the parties under the Confidentiality Agreement and except for any liability (i) relating to any breach associated with the unauthorized use of Intellectual Property, (ii) arising from the intentional breach or willful misconduct of a Party, or (iii) arising from the non-compliance with any mandatory applicable law or regulation, the total aggregate liability of one Party to another Party:

(i)            for all claims relating to any breach of this Agreement (or any other agreement entered into in connection with this Agreement other than pursuant to Article III) (any such claim, a “Claim”) of which the other Party was notified prior to the date that is twelve months after the Initial Shipment Date, shall be limited to US$5,000,000; and

(ii)           for any Claim of which the other Party was notified on or after the date that is twelve months after the Initial Shipment Date, shall be limited to the aggregate amount of the purchase prices paid by Siemens or its Affiliates to Accuray for the Accuray Components and/or Interfaces pursuant to this Agreement (or any other Agreement entered into in connection with this Agreement other than pursuant to Article III) during the twelve calendar months preceding the date of the notification to the other Party of such Claim less any amounts paid or payable in respect of any other Claim of which the other Party was notified during such twelve month period.

Each Party shall not unreasonably delay notification to the other Party of any Claim.  The foregoing shall not be deemed a waiver by any Party of any right to injunctive relief to the extent it is available to such Party.

9.4          Confidential Information.  Each of the Parties agree that all Confidential Information furnished to a Party and its Affiliates, employees, consultants, and advisors in connection with this Agreement will be subject to and the Parties’ rights and obligations with respect to such Confidential Information shall be governed by the Confidentiality Agreement.

9.5          Compliance with Laws.

(a)           General.  In connection with this Agreement, each of the Parties shall comply in all material respects with the requirements of all applicable laws and regulations.

(b)           United States Laws.  Each Party understands that, because this Agreement relates to products and services of a corporation subject to the laws of the United States of America, such Party must, when carrying out its duties pursuant to this Agreement, avoid violations of certain of such laws.  These include, but are not necessarily limited to, the following:

(i)                                     Restrictive Trade Practices or Boycotts, U.S. Code of Federal Regulations Title 15, Chapter VII, Part 760;

(ii)                                  Foreign Corrupt Practices Act, U.S. Code Title 15, § 78; and

(iii)                               Export Controls, imposed by U.S. Executive Order or implementing regulations of the U.S. Departments of Commerce, Defense or Treasury.

(c)           No Illegal Activity.  Neither Party shall engage in any illegal activities in connection with the performance of its obligations under this Agreement.  A Party will not be held responsible for any activities of the other Party or the other Party’s Affiliates, sub-contractors, or distributors that may be considered to be illegal.  For example, neither Party supports the practice of bribes or under-the-table payments.  Each Party will use commercially reasonable efforts to ensure that a like clause to this Section 9.5 is included in each agreement it has with any Affiliate, distributor or subcontactor related to the performance of such Party’s obligations under this Agreement, and will use commercially reasonable efforts to monitor the activities of such Affiliates, distributors, and subcontractors closely.  Each Party assumes no liability for any illegal activity of the other Party or any of its Affiliates, distributors, or subcontractors and the other Party hereby indemnifies and holds such Party, and its officers and assigns, harmless from any loss, damage and liability arising from or in connection with any such illegal activities.  In the event either Party reasonably determines that its goodwill has been or may potentially be materially affected by any illegal activity of the other Party or any of its Affiliates, distributors, or subcontractors, then such Party reserves the right to terminate this Agreement, or any portion thereof that relates to or is materially affected by such illegal activity, for material breach under Section 10.2(a) with no further liability to the other Party.

9.6          No Reverse Engineering.

(a)           Accuray Covenant.  Except as expressly permitted by applicable law, Accuray shall not reverse-engineer, decompile, disassemble, or otherwise attempt to discover any software, algorithms, concepts or other trade secrets embodied in the {*****} or TxT Couch (or any part thereof).

(b)           Siemens Covenant.  Except as expressly permitted by applicable law, Siemens shall not reverse-engineer, decompile, disassemble, or otherwise attempt to discover any software, algorithms, concepts or other trade secrets embodied in the Accuray Components (or any part thereof).

9.7          Code of Conduct.

(a)           Accuray Compliance.  During the Term, Accuray shall comply, in all material respects, with the Siemens Code of Conduct attached hereto as Exhibit E (the “Code of

Conduct”).  Siemens shall give Accuray written notice of any change to the Code of Conduct as soon as reasonably practicable.

(b)           Siemens Business Conduct Guidelines.  During the Term, Siemens shall comply, in all material respects, with its Business Conduct Guidelines and other internal regulations and guidelines.

9.8          Quality Assurance Agreement.  During the Term and in connection with its performance of its duties under this Agreement, Accuray shall comply, in all material respects, with Siemens’ Quality Assurance Agreement attached hereto as Exhibit F, with the exception of any provisions thereof related to barcoding.

9.9          Taxes.  By way of clarification, all Accuray prices referenced in this Agreement and any Exhibit, and all other amounts payable by Siemens to Accuray pursuant to this Agreement are net of any value added tax or federal, state, county or municipal sales or use tax, excise or similar charge, withholding tax, or other tax assessment (except for any taxes that are assessed against income) (collectively, the “Taxes”).  The Parties agree that it is their intention that Accuray will not bear any economic burden relating to the Taxes.  Subject to the foregoing and to compliance with applicable laws, Accuray and Siemens agree to cooperate with each other as reasonably requested to establish the responsibilities of the Parties relating to the payment and withholding of Taxes, filing of documents, and other matters in order to achieve an efficient tax result.

9.10        Contract for Works.  For the avoidance of doubt, nothing in this Agreement shall create a liability of either Party for a successful implementation of any objective or shall otherwise create a contract for works obligation (werkvertragliche Verpflichtung).

ARTICLE X.

TERM AND TERMINATION

10.1        Term.  Unless terminated pursuant to other provisions of this Agreement, this Agreement shall have an initial term commencing from the Effective Date and expiring five years after such date (the “Initial Term”).  Thereafter, this Agreement will automatically renew for successive one year terms (each, a “Renewal Term”), unless written notice of termination is given by either Party to the other Party no less than six months prior to the expiration of the then current Initial Term or Renewal Term. The Initial Term and any Renewal Term shall be collectively referred to as the “Term;” provided, however, that the Term shall end upon any termination of this Agreement in accordance with its terms.

10.2        Termination.

(a)           Breach.  If either Party commits a material breach of a material provision of this Agreement, if such breach was not excused as a force majeure event with a duration of less than six months pursuant to Section 11.5, and if the breaching Party has not cured such breach to the other Party’s reasonable satisfaction within 30 days after written notice from the other Party specifying the nature of such breach, then the other Party shall have the right to terminate this Agreement upon delivery of written notice to the breaching Party.  For the avoidance of doubt, an inability to agree for any reason on: (i) the country-specific distributorship terms contemplated by Article III, (ii) the future cooperation matters contemplated by Article V, or (iii) the price or other terms or conditions for the availability of an Improvement contemplated by Section 2.11 shall not constitute a breach.

(b)           Bankruptcy.  A Party may terminate this Agreement effective upon delivery of written notice to the other Party if: (i) any assignment for the benefit of the other Party’s creditors is made, (ii) the other Party voluntarily files a petition in bankruptcy or similar proceeding, (iii) the other Party has such a petition in bankruptcy or similar proceeding involuntarily filed against it, (iv) the other Party is placed in an insolvency proceeding, (v) if an order is entered appointing a receiver or trustee of the other Party, or (vi) a levy or attachment is made against a substantial portion of the other Party’s assets, and, with respect to any event set forth in clauses (iii) through (vi) above, such position, placement, order, levy or attachment is not dismissed or removed within 30 days from the date of such event.

(c)           Agreement of the Parties.  This Agreement may be terminated at any time upon the written consent of the Parties.

10.3        Acquisition Changes.

(a)           Accuray Acquisition Change.  Upon an Accuray Acquisition Change, each of Siemens and Accuray shall have the right to terminate: (i) the supply and distribution rights and obligations created pursuant to Sections 2.5(e) and 2.6(b), (ii) the distribution agreement entered into pursuant to Section 3.1, or (iii) this entire Agreement, subject, in each case, to the winddown provisions of the applicable distribution agreement and Sections 2.5(e) and 2.6(b), as applicable.

(b)           Siemens Acquisition Change.  Upon a Siemens Acquisition Change, each of Siemens and Accuray shall have the right to terminate: (i) the supply and distribution rights and obligations created pursuant to Sections 2.5(e) and 2.6(b), (ii) the distribution agreement entered into pursuant to Section 3.1, or (iii) this entire Agreement, subject, in each case, to the winddown provisions of the applicable distribution agreement and Sections 2.5(e) and 2.6(b), as applicable.

(c)           Termination Election.  A Party may exercise its right to terminate pursuant to this Section 10.3 (a “Termination Election”) by providing written notice to the other Party within 60 days following the closing of the Accuray Acquisition Change or the Siemens Acquisition Change, as applicable.

10.4        Effect of Expiration and Termination.  Expiration or termination of all or a portion of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  The provisions of Articles I, VII, VIII, IX, and XI and Sections 2.5(e), 2.5(f), 2.6(b), 2.12, and 2.13 and this Section 10.4 shall survive the expiration or termination of this Agreement, subject to the terms thereof.  In addition, upon a termination of this Agreement, each of Siemens and Accuray shall continue to make available to Cayman Product customers support services on commercially reasonable terms, including, without limitation, spare parts for the Cayman Products for a minimum period of 10 years after the last shipment of a Cayman

Product or Upgrade pursuant to this Agreement.

ARTICLE XI.

MISCELLANEOUS

11.1        Survival of Warranties.  The representations and warranties of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any Party.

11.2        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany excluding the United Nations Convention on Contracts of International Sale of Goods (CISG) and the provisions of German private international law.

11.3        Dispute Resolution.

(a)           Executive Mediation.  Except as expressly otherwise provided in this Agreement, any contractual issues or disputes arising out of or related to this Agreement shall first be brought before the Steering Committee for resolution.  The Steering Committee shall convene at least one in person meeting seeking to resolve such issue or dispute.  If the Steering Committee has not resolved such issue or dispute within 14 days of such meeting, the matter shall be submitted to the Chief Executive Officer of Accuray and the Chief Executive Officer of Siemens’ Healthcare Oncology Care Systems division for resolution.  Such officers shall have an in person meeting within 30 days of the date on which the matter was submitted to them.  If such officers are unable to resolve the matter directly, they may, by mutual agreement utilize such dispute resolution methods, including mediation, as are mutually agreed.  If no resolution is reached within 15 days following the meeting of such officers, unless otherwise mutually agreed, the dispute shall be submitted to arbitration pursuant to Section 11.3(b).

(b)           Arbitration Procedure.  Any controversy or claim relating to, arising out of, or in any way connected to any provision of this Agreement shall be finally resolved by final and binding arbitration in accordance with this Section 11.3(b) by a panel of three arbitrators, to be conducted in Zurich, Switzerland.  Each of the Parties may appoint one arbitrator having reasonable experience in transactions of the type contemplated by this Agreement (except to the extent it is not reasonably practicable to appoint an arbitrator with such experience), and the two arbitrators so chosen shall agree upon the third arbitrator.  Unless the Parties agree otherwise, the arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (ICC), the language to be used in the arbitration proceedings shall be English, and if and to the extent the Rules of Arbitration of the International Chamber of Commerce are silent with respect to any procedural aspects, said rules shall be supplemented by the provisions of the German Code of Civil Procedure (Zivilprozessordnung).  The decision of the arbitrators shall be final, nonappealable and binding upon the Parties.  Such decision may be entered in any court of competent jurisdiction for the enforcement thereof.  With regard to any arbitration commenced pursuant to this section, the International Bar Association (IBA) Rules on the Taking of Evidence in International Commercial Arbitration of June 1, 1999 shall apply. The work product of an (outside or in-house) attorney and communication between an (outside or in-house) attorney and a client shall be subject to the privilege provided for in Article 9, Section 2 of said IBA Rules and shall not be disclosed.  The arbitrators shall issue a written opinion setting forth their decision and the reasons therefor within thirty days after the arbitration proceeding is concluded.

(c)           Injunctive Relief, Etc.  By way of clarification, each Party shall have the right to seek conservatory or interim measures in any court of competent jurisdiction.  In addition, each Party shall have the right to have recourse to and shall be bound by the Pre-Arbitral Referee Procedure of the ICC in accordance with its respective rules without having to fulfill the prerequisites of Section 11.3(a).

11.4        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if by facsimile, upon written or electronic confirmation of receipt (if sent during business hours of the recipient, otherwise on the next business day following such confirmation), (c) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (d) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notice hereunder shall be delivered to the addresses set forth below:

If to Accuray:

Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, CA 94089
USA
Attn: General Counsel
Facsimile: +1 (408) 789-4205

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
USA
Attn: Joseph Barbeau

If to Siemens:

Siemens AG
Henkestr. 127
91054 Erlangen
Germany
Attn: Healthcare General Counsel, Ritva Sotamaa
Facsimile: + 49/### - ## - ####

with a copy (which shall not constitute notice) to:

Siemens AG Oncology Care Systems
Henkestr. 127
91054 Erlangen
Germany
Attn: Mr. Holger Schmidt

11.5        Force Majeure.  In the event that a Party is prevented or delayed from fulfilling or performing any of its obligations under this Agreement (other than an obligation to pay money) due to the occurrence of causes beyond the reasonable control of such Party, including but not limited to fires, floods, embargoes, wars, acts of war (whether war is declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority, then such Party’s performance shall be excused, and the time for performance shall be extended, for the period of inability or delay due to such occurrence; provided, however, that such Party shall have used its commercially reasonable efforts to avoid such inability or delay, and such Party shall have given prompt written notice to the other Party of such occurrence; provided, further, that if any such prevention or delay is for a period of greater than six months, the other Party shall have the option to terminate this Agreement in its entirety pursuant to Section 10.2(a).

11.6        Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void; provided, however, that

(a)           this Agreement may be assigned by a Party in connection with a Change in Control of such Party, subject to the specific termination and other rights set forth in this Agreement upon an Accuray Acquisition Change or a Siemens Acquisition Change; and

(b)           Siemens may assign any of its rights and/or obligations under this Agreement, whether in whole or in part, to Siemens USA (any such assignment, a “Siemens Assignment”), subject to the satisfaction of the following conditions:

(i)            (1) Siemens and Siemens USA shall deliver to Accuray a draft of an Assignment and Assumption Agreement (an “Assignment Agreement”) that contains the provisions described in subsections (iii) — (viii) below at least 10 Business Days prior to the planned execution thereof; (2) Accuray shall be given the opportunity to provide written comments to Siemens and Siemens USA on such draft Assignment Agreement, such comments to be received no later than 5 Business Days after Accuray’s receipt of such draft Assignment Agreement; and (3) Siemens and Siemens USA shall consider any such comments in good faith and shall promptly inform Accuray of any such comments that they determine in good faith will not be included in the final version of such Assignment Agreement;

(ii)           Siemens and Siemens USA shall deliver a fully executed copy of such Assignment Agreement to Accuray promptly following its execution;

(iii)          Siemens USA shall expressly assume all obligations of Siemens under this Agreement that are being assigned pursuant to such Assignment Agreement (the “Assigned Obligations”);

(iv)          pursuant to such Assignment Agreement or otherwise, Siemens shall have transferred, licensed or otherwise granted to Siemens USA all rights and assets, including without limitation, Intellectual Property, necessary for Siemens USA to fulfill the Assigned Obligations following the Siemens Assignment;

(v)           pursuant to such Assignment Agreement, Siemens shall covenant to transfer, license, or otherwise grant to Siemens USA any additional rights or assets which may later be identified as necessary for Siemens USA to fulfill the Assigned Obligations;

(vi)          such Assignment Agreement shall contain a representation and warranty in favor of Accuray stating that Siemens has transferred, licensed, or otherwise granted to Siemens USA all rights and assets, including without limitation, Intellectual Property, reasonably necessary for Siemens USA to fulfill the Assigned Obligations;

(vii)         Accuray shall be a third party beneficiary of such Assignment Agreement and shall have the right to enforce any of the rights or obligations described in subsections (iii) — (vi) above of Siemens or Siemens USA under such Assignment Agreement; and

(viii)        The Siemens Assignment shall not relieve Siemens of any of its obligations under this Agreement not assigned to Siemens USA pursuant to such Assignment Agreement (or any other Assignment Agreement) and Siemens shall remain liable to Accuray for any failure by Siemens USA to perform any Assigned Obligations; provided, however, that Accuray shall not be entitled to require Siemens to perform any such Assigned Obligation.

(c)           Siemens may, subject to the prior, written approval of Accuray, assign any of its rights and/or obligations under this Agreement, whether in whole or in part, to any other Affiliate of Siemens, subject to such assignment to such Affiliate complying with the provisions set forth in Section 11.6(b).

Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

11.7        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction to the fullest extent permitted to give effect to the intention of the parties, and as if such invalid, illegal or unenforceable provision had never been contained herein.

11.8        Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; provided, that the Parties acknowledge and agree that Accuray will deliver the Cayman 1 Initial Plan version 10 to Siemens concurrently with the execution of this Agreement.  This Agreement supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.  Notwithstanding any oral agreement or course of action of the parties to the contrary, no Party shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

11.9        Expenses and Attorneys’ Fees.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to the execution of this Agreement shall be paid by the Party incurring such fees or expenses. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the substantially prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

11.10      Independent Contractors; No Partnership.  It is expressly agreed that Accuray and Siemens shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or other unincorporated organization, through or by means of which any business, financial operation, or venture is carried on. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so. Neither Party shall have the right to share in the net profits of the other and neither Party shall have an obligation to share losses.

11.11      Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, terminated or waived only with the written consent of the Parties.  The waiver by either Party of (i) any right hereunder, (ii) the failure to perform, or (iii) a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party whether of a similar nature or otherwise.

11.12      No Presumption Against Drafting Party.  Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

11.13      No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Entity other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

11.14      Affiliates.  The rights and obligations of Accuray under this Agreement shall apply to Accuray’s subsidiary Affiliates, and the rights and obligations of Siemens under this Agreement shall apply to Siemens’ subsidiary Affiliates, provided that Accuray and Siemens shall be fully responsible for the performance by their respective Affiliates of their respective obligations under this Agreement.

11.15      Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

11.16      Facsimile Signatures.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.  Original copies of such signatures shall be delivered without undue delay after delivery of such facsimile signatures.

11.17      Interpretation.  When a reference is made in this Agreement to a Section, Article, Exhibit, or Schedule such reference shall be to a Section, Article, Exhibit, or Schedule of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

11.18      Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.19      Waiver of United States Jurisdiction.  Other than pursuant to Section 11.3(c), each Party hereby waives all right to initiate or seek resolution of any action, proceeding, or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby in any court located in the United States of America.

11.20      Time of Essence.  Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ACCURAY INCORPORATED		SIEMENS AKTIENGESELLSCHAFT

By:	/s/ Euan Thompson	By:	/s/ Christian Klaussner

Date:	June 7, 2010	Date:	June 8, 2010

Name:	Euan Thomson	Name:	Christian Klaussner

Title:	President and CEO	Title:	HIM OCS CFO

ACCURAY INCORPORATED		SIEMENS AKTIENGESELLSCHAFT

By:	/s/ Darren Milliken	By:	/s/ Holger Schmidt

Date:	June 7, 2010	Date:	June 8, 2010

Name:	Darren Milliken	Name:	Holger Schmidt

Title:	Senior VP and General Counsel	Title:	HIM OCS CEO

[Signature Page to Strategic Alliance Agreement]

SCHEDULE A-1

Accuray Competitors

{*****}

{*****}

{*****}

{*****}

{*****}

SCHEDULE A-2

Designated Improvements

(i)            Accuray’s {*****} product, either:

(a)           Version {*****} of Accuray’s {*****} product (scheduled for {*****}); or alternatively

(b)           the then-current commercially available version of Accuray’s {*****} product, but only if Siemens has made available to Accuray its {*****} technology (or a mutually agreed on alternative technology or product) and such technology has been integrated into a prototype of an Accuray product;

(ii)           {*****} of the existing (as of the Effective Time) {*****} system used in the Cayman 1 Product (excluding {*****}).

SCHEDULE A-3

Siemens Competitors

{*****}

{*****}

{*****}

{*****}

{*****}

{*****}

SCHEDULE 2.2(c)

Accuray Calculation Standards

Calculations of Accuray expenditures and expenses to include the following elements:

(i)	Actual man hours at the rate of US${*****} per hour;
(ii)	Actual cost of materials;
(iii)	Depreciation of capital assets;
(iv)	Actual consulting expenses incurred; and
(v)	Finance/administrative fee equal to {*****}% of Accuray’s total finance/administrative expenses.

SCHEDULE 2.2(d)(i)

Arrangement Fee

Arrangement Fee shall be payable as follows:

(i)            US${*****} on the later of (A) {*****} and (B) the date that Accuray has provided to Siemens the Cayman 1 Detailed Plan, but Accuray’s obligation to provide such plan shall be a condition only if Siemens has provided to Accuray two full days of engineering support for development of such plan prior to {*****};

(ii)           US${*****} on the later of (A) 510(k) Submission and (B) {*****};

(iii)          US${*****} on the latest of (A) the availability of Accuray Components and Interfaces for the Cayman 1 Product, prototypes of which have been accepted pursuant to Section 2.2(e), (B) the Approval Date, and (C) {*****};

(iv)          US${*****} on the later of (A) {*****} and the Approval Date; and

(v)           If the Initial Shipment Date has not occurred within {*****} of the 510(k) Clearance, an amount equal to the lesser of (A) US${*****} and (B) an amount equal to (1) the total amount of expenditures and expenses (as calculated in accordance with the provisions set forth in Section 2.2(c)) incurred by Accuray in connection with satisfying its obligations under, and pursuing the objectives of, Section 2.2 jointly with Siemens less (2) any portion of the Arrangement Fee actually paid by Siemens prior to such date (if such amount is greater than zero, otherwise zero).  By way of clarification, any amount actually paid to Accuray pursuant to this clause (v) shall be treated as part of the Arrangement Fee, including, without limitation for purposes of the calculations set forth in Section 2.2(d)(iii) and in the definition of “Accuray Excess Expenditures.”

For the avoidance of doubt, the total amount of the Arrangement Fee payable by Siemens to Accuray shall be limited to the lesser of (1) US${*****} plus any additional amounts payable to Accuray pursuant to clause (v) above and (2) the total amount of expenditures and expenses (as calculated in accordance with the provisions set forth in Section 2.2(c)) incurred by Accuray in connection with satisfying its obligations under, and pursuing the objectives of, Section 2.2 jointly with Siemens.

SCHEDULE 2.2(d)(ii)

Arrangement Fee Uses

1.             Development of the following:

(a)           interface to the {*****} {*****} system;

(b)           interface to the {*****} {*****} system;

(c)           interface to the {*****} {*****} system;

(d)           interface to the {*****}; and

(e)           interface to share patient data between the Accuray Components and the {*****};

2.             Adaptation of Accuray’s {*****} (including {*****}) for {*****} and {*****} to {*****} geometry;

3.             Adaptation of the {*****} to {*****} use cases {*****}; and

4.             U.S. and E.U. regulatory approval for the Accuray Components and Interface.

SCHEDULE 2.3(b)

Conditions to Completion of Development of the Cayman 2 Product

Accuray shall have no obligation to complete development of the Cayman 2 Product unless and until the following conditions have been satisfied:

(i)            Siemens has sold at least {*****} CyberKnife Systems pursuant to the distributorship relationships with Accuray created pursuant to Article III;

(ii)           Siemens’ exclusivity rights as the purchaser of the Accuray Components and Interface granted to Siemens by Accuray pursuant to Section 2.5(a), have not been terminated; and

(iii)          at least {*****} months have passed since the Initial Shipment Date.

SCHEDULE 2.4

REGULATORY FILING PROCESS FOR CAYMAN PRODUCTS

General Approach

a)              Siemens obligations

i)                 Siemens to be responsible for creating, maintaining, and providing the design history file (“DHF”), design history record (“DHR”), device master record (“DMR”), CE Technical File, CE mark, and engineering change orders (“ECO”) for the Cayman Products and the {*****}.

ii)              Siemens will be deemed to be the legal manufacturer for the Cayman Product (other than the Upgrade), except in countries where Accuray does not have a wholly owned Subsidiary, in which countries Siemens will be deemed to be the legal manufacturer for the Cayman Product (including the Upgrade).

b)             Accuray obligations

i)                 Accuray to be responsible for creating, maintaining, and providing the DHF, DHR, DMR, CE Technical File, CE mark, and ECO for the Accuray Components and the Interface.

ii)              Accuray will be deemed to be the legal manufacturer for the Upgrade in each country in which Accuray has a wholly-owned subsidiary.

North American Regulatory Filings

a)              Siemens obligations

i)                 Siemens to file for and obtain FDC Act 510(k) Clearance to add the Accuray Components and the Interface to the {*****}.

ii)              Siemens responsible for maintenance of and responses to the DMR, recalls and complaints related to the Cayman Products (including the Upgrade).

(1)          To the extent any recall or complaint relates to an Accuray Component or the Interface, Accuray will provide commercially reasonable support to Siemens, at Accuray’s expense, in addressing such complaint or recall.

iii)           Siemens will be deemed to be the Legal Manufacturer of the Cayman Products (other than the Upgrade).

b)             Accuray obligations

i)                 Accuray to file for and obtain standalone safety mark and FDC Act 510(k) Clearance for the Accuray Components and the Interface.

ii)              Accuray will be deemed to be the legal manufacturer for the Upgrade.

European Union Regulatory Filings

a)              Siemens obligations

i)                 Siemens to be responsible for filing for and obtaining the CE Technical File and CE mark for the Cayman Products (including the Upgrade).

ii)              Siemens to be responsible for obtaining an Article 12 declaration for the Cayman Product and the Upgrade.

iii)           Siemens will be deemed to be the legal manufacturer of the Cayman Products (other than the Upgrade).

iv)          Siemens to be responsible for maintenance of and responses to vigilance reports, recalls and complaints relating to the Cayman Product (including the Upgrade).

(1)          To the extent any report, recall, or complaint relates to an Accuray Component or the Interface, Accuray will provide commercially reasonable support to Siemens, at Accuray’s expense, in addressing such complaint or recall.

b)             Accuray obligations

i)                 Accuray shall, at its own expense, provide commercially reasonable levels of support to assisting Siemens with its obligations listed in subsection (a) above if reasonably requested by Siemens.

ii)              Accuray will be deemed to be the legal manufacturer of the Upgrade.

Other Countries

a)              Parties to utilize Siemens organization and local Siemens regulatory approval presence to file and obtain required regulatory licenses and approval in other jurisdictions.

i)                 Approach in each country to be handled according to local marketing/sales strategy and regulatory requirements, taking into consideration the “General Approach” outlined above.

ii)              The Party making the registration will receive commercially reasonable support from the other Party as required, including through the provision of all required documents.

b)             Siemens to be responsible for maintenance of and response to complaint handling with respect to the Cayman Product (including the Upgrade).

i)                 To the extent any report, recall, or complaint relates to an Accuray Component or the Interface, Accuray will provide commercially reasonable support to Siemens, at Accuray’s expense, in addressing such complaint or recall

c)              Accuray shall, at its own expense, provide commercially reasonable levels of support to assisting Siemens with the filing of and obtaining the regulatory licenses and approvals described in subsection (a) above if reasonably requested by Siemens.

SCHEDULE 2.5(d)(i)(1)

Cayman Products and Cayman Upgrades Sales Targets

For the avoidance of doubt, sales of both Cayman Products and Cayman Upgrades shall be taken into account for determining whether the below targets have been satisfied.

Sales Year	Target
1	{*****}
2	{*****}
3	{*****}
4 and thereafter	As determined in good faith by the Steering Committee

A sale of a Cayman Product or a Cayman Upgrade shall be deemed to have been completed upon satisfaction of the following:

•        Delivery of a purchase order by Siemens to Accuray, acceptance of such purchase order by Accuray, and proof of sell-through to the end-user; and

•        A defined installation date within 12 months of the acceptance of such purchase order.

SCHEDULE 2.5(d)(i)(2)

CyberKnife System Sales Targets

Siemens Fiscal Year	Target
2010	{*****}
2011	{*****}
2012	{*****}
2013	{*****}
2014	{*****}
2015 and thereafter	As determined in good faith by the Steering Committee

SCHEDULE 2.5(f)

System Interface License Fee

US${*****}.

SCHEDULE 2.7(a)

Cayman 1 Purchase Prices

Price Option 1 (Applicable only if (i) explicitly included in the accepted purchase order and (ii) Accuray has a direct service organization in the applicable country)

Accuray to provide installation and 12 months of warranty (parts and labor)

•                  Package 1 (including {*****}) price is EUR {*****} to Siemens

•                  Package 2 (excluding {*****}) price is EUR {*****} to Siemens

Price Option 2

Siemens to provide installation, warranty labor and freight, Accuray to cover 12 months of fourth-level support (i.e., engineering support to Siemens Headquarter Service Center) and warranty parts.

•                  Package 1 (including {*****}) price is EUR {*****} to Siemens

•                  Package 2 (excluding {*****}) price is EUR {*****} to Siemens

SCHEDULE 2.7(c)

Installation Prices

Prices for “Price Option 1” identified in Schedule 2.7(a) include all installation charges.

For “Price Option 2” identified on Schedule 2.7(a), the following installation charges will apply:

•                  Package 1 is $US{*****}

•                  Package 2 is $US{*****}

SCHEDULE 3.1(a)(iii)

Accuray Approval Process for Multiple LINAC Purchases

•                  Accuray shall have 5 Business Days from date of the submission of a proposed Multiple LINAC Purchase or Multi-Modality Purchases by Siemens in which to either give or withhold approval of such purchase, with any failure to approve or disapprove of such purchase in such period constituting disapproval;

•                  Such approval may be given by either Accuray’s applicable General Regional Manager or a corporate representative of Accuray, expressly designated with such approval authority in writing by Accuray to Siemens;

•                  Siemens’ shall provide any information concerning such proposed purchase and the proposed purchaser as is reasonably requested by Accuray;

•                  Such approval of any such proposed purchase must not be unreasonably withheld or delayed;

•                  In determining whether to grant such approval, Accuray may consider, at a minimum:

•        Existing exclusivity arrangements between Accuray and Third Parties;

•        Prior and current contact with the proposed purchaser by either Party;

•        Other commercial relationships that either Party may have with the proposed purchaser;

•        Bona fide concerns about the suitability of the proposed purchaser; and

•        Whether Accuray or any of its distributors have obtained any required regulatory clearances and/or import licenses required in connection with the proposed purchase.

SCHEDULE 3.4

Determination of CyberKnife System Sales

A sale of a CyberKnife System shall be deemed to have been completed upon satisfaction of the following:

•        Delivery of a purchase order by Siemens to Accuray, acceptance of such purchase order by Accuray, and proof of sell-through to the end-user;

•        A defined installation date within 30 months of the acceptance of such purchase order; and

•        Delivery by Siemens to Accuray of a US$100,000 deposit.

EXHIBIT A

Definitions

{*****}

“510(k) Clearance” means 510(k) clearance for the Accuray Components and Interface for the Cayman 1 Product.

“510(k) Submission” means the initial submission of the Premarket Notification to the FDA under Section 510(k) of the FDC Act for the Accuray Components and Interface for the Cayman 1 Product.

“Accuray Acquisition Change” means either of the following:

(a)           a Change in Control of Accuray in which the acquiring entity is a Siemens Competitor or an Affiliate of a Siemens Competitor; or

(b)           a Change in Control of a Siemens Competitor in which the acquiring entity is Accuray or an Affiliate of Accuray.

“Accuray Competitors” means those direct competitors of Accuray listed on Schedule A-1 or other Entities that, at the applicable time of determination, directly compete with Accuray.

“Accuray Components” means the following products owned or offered by Accuray, as may be modified pursuant to the Cayman 1 Initial Plan, the Cayman 1 Detailed Plan, the Cayman 1 Functional Specifications, the Cayman 2 Detailed Plan, or the Cayman 2 Functional Specifications: (a) the {*****} and (b) (i) in the case of a Cayman 1 Product, {*****} and {*****} hardware and software (including {*****}) combining {*****} and {*****} for {*****} and {*****} or (ii) in the case of a Cayman 2 Product, {*****} and {*****} hardware and software (including {*****}) combining {*****} and {*****} for {*****} and {*****}, including {*****}.  For purposes of the definition of Accuray Components, references to the word “software” shall mean, except as specifically set forth in the definition of “Cayman 2 Product,” the current version of such software as of the Effective Date, or as otherwise agreed in writing by the Parties.

“Accuray Excess Expenditures” means (i) the aggregate amount of expenditures and expenses of Accuray (as calculated in accordance with the provisions set forth in Section 2.2(c)) incurred in connection with satisfying its obligations under, and pursuing the objectives of, Section 2.2 jointly with Siemens less (ii) the amount of the Arrangement Fee Accuray has actually received from Siemens (and which has not been repaid by Accuray to Siemens).

“Accuray Gross Profits” means the product of (i) the aggregate amount actually paid by Siemens or its Affiliates to Accuray during the eighteen months following the Initial Shipment Date in connection with the purchase of Accuray Components and/or Interfaces pursuant to this Agreement and (ii) {*****} percent.

“Accuray-Related Infringement Claim” means any action brought against Siemens to the extent that it is based upon a Third Party claim that an Accuray Component used within the Scope infringes any Patent issued in any Relevant Accuray Country or any copyright or misappropriates any trade secret, excluding such claim to the extent resulting from: (i) use of the Interface, (ii) use of any Accuray Component not in accordance with the applicable Functional Specification; (iii) use or combination of the Accuray Components with other items, such as the {*****} or any other equipment, processes, programming applications or materials not furnished by Accuray; (iv) modifications to an Accuray Component not made by or at the express written direction of Accuray; (v) Siemens’ failure to use updated or modified Accuray Components provided by Accuray; provided that such updated or modified Accuray Components would have avoided the infringement in question, or (vi) Siemens’ use or distribution of an Accuray Component other than in accordance with this Agreement.

“Advisory Committee” means the Advisory Committee established to provide guidance to the Steering Committee, as more fully described in Article IV.

“Affiliate” means, with respect to any Entity, any other Entity which directly or indirectly controls, is controlled by, or is under common control with, such Entity.  An Entity shall be regarded as in control of another Entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other Entity (or such lesser percentage as is the maximum percentage permitted under applicable law for foreign ownership where control is exercised by contract or otherwise).

“Approval Date” means the earlier of (i) both 510(k) Clearance and the grant of a CE Mark for the Accuray Components and Interface for the Cayman 1 Product and (ii) twelve months after 510(k) Submission, provided that the Cayman 1 Product has been CE Marked.

“Arrangement Fee” shall have the meaning set forth in Section 2.2(d).

{*****}

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in either San Francisco, California or Munich, Germany are authorized or required by law to close.

“Cayman 1 Detailed Plan” shall have the meaning set forth in Section 2.2(b).

“Cayman 1 Functional Specification” shall have the meaning set forth in Section 2.2(b).

“Cayman 1 Initial Plan” means that certain high-level engineering plan for the development of the Cayman 1 Product delivered to Siemens concurrently with the execution of this Agreement.

“Cayman 1 Product” means {*****} linear accelerator product integrating {*****} technology consisting of an {*****}, the Interface applicable to a Cayman 1 Product, and the Accuray Components applicable to the Cayman 1 Product, as more fully described in the Cayman 1 Initial Plan; provided, however, that (i) Accuray Components implementing {*****}, will not be included in the Cayman 1 Product and (ii) the Cayman 1 Product may be sold to end-users by Siemens with or without the {*****}, which may be replaced by the TxT Couch described in the applicable Functional Specification.  For the avoidance of doubt, all references to a “Cayman 1 Product” shall also be deemed to be references to a Cayman 1 Upgrade.

“Cayman 1 Upgrade” means the Accuray Components and the Interface required to upgrade an existing {*****} to a Cayman 1 Product.

“Cayman 2 Detailed Plan” shall have the meaning set forth in Section 2.3(a)(ii).

“Cayman 2 Functional Specification” shall have the meaning set forth in Section 2.3(a)(ii).

“Cayman 2 Product” means {*****} linear accelerator product integrating {*****} technology consisting of an {*****}, the Interface applicable to a Cayman 2 Product, and the Accuray Components applicable to the Cayman 2 Product; provided, however, that (i) Accuray Components implementing {*****}, will be included in the Cayman 2 Product and (ii) the Cayman 2 Product may be sold to end-users by Siemens with or without the {*****}, which may be replaced by the TxT Couch described in the applicable Functional Specification.  Unless otherwise expressly agreed in writing by the Parties or the Steering Committee, the Cayman 2 Product shall include Version {*****} (scheduled for {*****}) of Accuray’s applicable software if such version has been commercially released by Accuray prior to the time the Cayman 2 Product has been completed, except that the Cayman 2 Product shall only include the current version as of the Effective Date of Accuray’s {*****} product (Version {*****}).  For the avoidance of doubt, all references to a “Cayman 2 Product” shall also be deemed to be references to a Cayman 2 Upgrade.

“Cayman 2 Upgrade” means the Accuray Components and the Interface required to upgrade an existing {*****} to a Cayman 2 Product or a Cayman 1 Product to a Cayman 2 Product.

“Cayman Product” means either a Cayman 1 Product or a Cayman 2 Product.

“Change in Control” means, with respect to any Entity:

(a)           the acquisition of such Entity by another Entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of such Entity), unless such Entity’s stockholders of record immediately prior to such transaction hold (by virtue of the securities issued as consideration in such transaction) greater than fifty percent (50%) of the total voting power of the surviving or acquiring Entity;

(b)           the sale, transfer, or other disposition of all or substantially all of the assets of such Entity by means of any transaction or series of related transactions;

(c)           the exclusive license of all or substantially all of the Intellectual Property of such Entity by means of any transaction or series of related transactions; or

(d)           the sale of more than 50% of the capital stock of such Entity by means of any transaction or series of related transactions.

“Confidentiality Agreement “ means that certain Non-Disclosure Agreement between Siemens and Accuray, dated March 25, 2010, as may be amended from time to time in accordance with its terms.

“Confidential Information” shall have the meaning given to such term in the Confidentiality Agreement.

“CyberKnife System” means Accuray’s CyberKnife System, as commercially released during the Term, or any successor radiosurgery product of similar architecture should the commercial availability of Accuray’s CyberKnife System be discontinued by Accuray.

“Designated Improvements” means the versions of the Accuray hardware or software identified on Schedule A-2.

“{*****} Patents” means the Patent family licensed by {*****} to Siemens related to the {*****}.

“Entity” means a corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“FDA” means the United States Food and Drug Administration, or the successor thereto.

“FDC Act” means the Food, Drug, and Cosmetic Act, as amended from time to time.

“Functional Specification” means either the Cayman 1 Functional Specification or the Cayman 2 Functional Specification, as applicable.

“Initial Shipment Date” means the first shipment date of a Cayman 1 Product to a customer.

“Installation “ means, with respect to the Accuray Components and the Interface, the completion, by the entity installing such Accuray Components and Interface, of the acceptance test procedure jointly agreed by the Parties demonstrating that such Accuray Components and Interface substantially conform to the applicable Functional Specification.

“Intellectual Property “ means any and all rights throughout the world in, arising from or associated with any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, “Trademarks”); (ii) patents, utility models and other government grants for the protection of inventions and applications and rights to file applications for any of the foregoing (collectively, “Patents”); (iii) copyrights and registrations and applications for copyrights (collectively, “Copyrights”); (iv) trade secrets and all other know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, formulae, technical data, specifications, research and development information, technology, algorithms, models, methodologies and other information that derive economic value (actual or potential) from not being generally known to public (collectively, “Trade Secrets”); (v) all databases and data collections; and (vi) moral rights, publicity rights and any other proprietary, intellectual, industrial property or information rights of any kind not otherwise covered under (i) through (v) above.

“Interface” means an interface for the interoperability of the {*****} and the Accuray Components, including interfaces: (i) to allow for sharing of patient data between the Accuray Components and the {*****} and (ii) between the Accuray Components and the {*****}’s (a) {*****} system, (b) {*****} system, (c) {*****} system, and (d) {*****}.

“MFN Terms” means terms at least as favorable as those offered by a Party to any other Entity of similar quantities, products, and/or services in a similar region.

{*****}

“Multi-Modality Purchase” means the purchase, on a single purchase order, of at least one Siemens imaging product (e.g., CT, MR, PET-CT) and at least one CyberKnife System.

“Multiple LINAC Purchase” means the purchase, on a single purchase order, of at least one Siemens linear accelerator product and at least one CyberKnife System.

{*****}

“Relevant Accuray Country” means the United States, Canada, any member of the European Union, China, Japan, and any other country in which a Patent covering any core technology incorporated in the Accuray Components has been issued to Accuray.

“Relevant Siemens Country” means any country in which a Patent covering core technology related to {*****} linear accelerator systems for radiation treatments (including the {*****}) and any other hardware or software that Siemens sells in combination therewith has been issued to Siemens.

{*****}

“Sales Year” means, for the first Sales Year, the first through the fourth fiscal quarters of Siemens (counting from the Siemens fiscal quarter starting on the Sales Year Start Date), for the second Sales Year, the fifth through the eighth fiscal quarters of Siemens (counting from the Siemens fiscal quarter starting on the Sales Year Start Date), for the third Sales Year, the ninth through the twelfth fiscal quarters of Siemens (counting from the Siemens fiscal quarter starting on the Sales Year Start Date), and so on for subsequent Sales Years.

“Sales Year Start Date” means the date that is the first day of the first Siemens fiscal quarter commencing after the 18-month anniversary of the Initial Shipment Date.

 “Scope” means the following activities related to the delivery of radiation treatments to human patients:

(a)           {*****};

(b)           {*****};

(c)           {*****}; and

(d)           with respect solely to the Cayman 2 Product (and not the Cayman 1 Product), {*****}, in conjunction with Siemens’ {*****};

provided, however, that the Scope shall not include any product or offering that is {*****}, and therefore the Cayman Product and Cayman Upgrade shall, at any point in time, have {*****}.  For the avoidance of doubt, the intention of the Parties is that the {*****}.

“Siemens Acquisition Change” means either of the following:

(a)           a Change in Control of Siemens and/or the Oncology Care System division of Siemens or such other division or business unit then responsible for the {*****} in which the acquiring entity is an Accuray Competitor or an Affiliate of an Accuray Competitor; or

(b)           a Change in Control of an Accuray Competitor in which the acquiring entity is Siemens or an Affiliate of Siemens.

“Siemens Competitors” means those direct competitors of Siemens’ Healthcare Oncology Care Systems division listed on Schedule A-3 or other Entities that, at the applicable time of determination, directly compete with such division of Siemens on a comparable scale to the Entities listed on Schedule A-3.

“Siemens Major Competitors” shall mean Siemens’ top three competitors in the market defined by the Scope based on relative market share (other than Accuray).

“Siemens-Related Infringement Claim” means any action brought against Accuray to the extent that it is based upon a Third Party claim that a Cayman Product, including any claim based on the use or combination of the Cayman Product (or any part thereof incorporated in the Cayman Product) with other items, infringes any Patent issued in any Relevant Siemens Country or any copyright or misappropriates any trade secret.  For the avoidance of doubt, the term “Siemens-Related Infringement Claim” shall not include any claims to the extent based solely on the Accuray Components or any part thereof.

“Siemens USA” shall mean Siemens Medical Solutions USA, Inc., a Delaware corporation.

“Steering Committee” means the Strategic Alliance Steering Committee, as more fully described in Article IV.

“Term” means the term of this Agreement, as set forth in Section 10.1.

“Termination Election” shall have the meaning set forth in Section 10.3(c).

“Third Party” means any Entity other than Accuray, Siemens and their respective Affiliates.

“TxT Couch” means Siemens’ TxT treatment couch system, as commercially released during the Term, or any successor treatment couch system of similar architecture should the commercial availability of the Siemens’ TxT treatment couch system be discontinued by Siemens.

“Upgrade” means either a Cayman 1 Upgrade or a Cayman 2 Upgrade.

{*****}

EXHIBIT B

Terms and Conditions

See attached.

Exhibit B

Terms and Conditions for the Accuray Components and Interface

The following Terms and Conditions (these “Terms and Conditions”) shall apply to sales of Accuray Components and Interfaces (each as defined in that certain Strategic Alliance Agreement by and among Siemens Aktiengesellschaft (“Siemens”) and Accuray Incorporated (“Supplier”), dated as of June 8, 2010 (the “SAA”)) and, by way of clarification, shall not apply to any sale of Accuray’s CyberKnife System.  Any defined term used herein, but not otherwise defined, shall have the meaning set forth in the SAA.

1.             Purchase Order and Confirmation of Purchase Order

1.1           Siemens or its Affiliate (“Customer”) shall issue a purchase order (the “Purchase Order”) to Supplier for each proposed purchase of Accuray Components and Interfaces, which shall contain the shipping location, requested delivery date, number and type of Accuray Components and Interfaces to be purchased, and whether Supplier installation is requested and shall be accompanied by proof of sell-through to the end-user.  Each purchase of Accuray Components and Interfaces (the “Order”) shall be accomplished by the execution of the Purchase Order by an authorized representative of Supplier (the “Confirmation”).  Customer shall deliver the Purchase Order to Supplier for its execution not less than six months prior to the requested delivery date.  The Purchase Order shall be delivered to Accuray via fax, electronic mail, or mail at the following address:

Accuray Incorporated

ATTN: Contracts Administration

1310 Chesapeake Terrace

Sunnyvale, CA 94089

Main: (408) 716-4600

Fax: (408) 789-4205

Email: Orders@accuray.com

1.2           Customer may cancel the Order if Supplier has not made the Confirmation within two weeks of receipt of the Purchase Order.

1.3           Any purchase of Accuray Components and/or Interfaces shall be subject to the terms and conditions set forth in the SAA and these Terms and Conditions.  By submitting the Purchase Order to Accuray, Customer agrees to be bound by and comply with these Terms and Conditions and any provision of the SAA related to or applicable to such Purchase Order.  Any terms or conditions in the Purchase Order or Confirmation that are additional to or contradictory with these Terms and Conditions and those in the SAA are invalid.

1.4           Any amendment or addition to the Order shall only be effective if Customer and Supplier confirm such amendment or addition in writing.

1.5           After the Confirmation is given by Supplier, the Order may not be canceled by Customer without Supplier’s prior written consent, other than a cancellation made within 10 days after Confirmation.  If Customer requests a cancellation of the Order after such 10-day period and Supplier consents to such request, Customer agrees to pay Supplier a charge determined by Supplier to cover the reasonable and proven costs of order processing, handling, re-testing, shipping, storage, repackaging, and similar activities actually incurred by Supplier in connection with such cancellation.  Any amount actually paid by Customer to Supplier (the “Previous Payments”) in connection with the Order may be used to offset such charge, and, after such offset, any remaining portion of the Previous Payments may be used only as payment for any future order by Customer of Accuray Components, Interfaces, and/or installation services from Accuray pursuant to the SAA.

2.             Rights of Use

2.1           Supplier and its licensors retain all Intellectual Property rights in the Accuray Components.  Supplier hereby grants Customer a nonexclusive, non-transferable, royalty-free and worldwide right, with the right to grant sublicenses to Affiliates of Customer, (i) to use the software provided in connection with the Accuray Components that are purchased by Customer hereunder only in machine readable form and only in combination with the Cayman Products with which such software is provided, solely for the purposes of carrying out its rights and obligations hereunder, and (ii) to grant purchasers of Cayman Products a nonexclusive, non-transferable and royalty-free right to use the software provided in connection with the Accuray Components only in machine readable form and only in combination with the purchased Cayman Products with which such software is provided.  Customer agrees that it and its Affiliates shall not, and shall not permit purchasers of Cayman Products, to use such software in any other manner or to copy, modify, or disclose or make available such software, in whole or in part, to any Third Party.  Supplier hereby grants Customer a nonexclusive, non-transferable, royalty-free and worldwide license, with the right to grant sublicenses to Affiliates of Customer, under any Patents owned by Supplier or the licensing of which is controlled by Supplier, solely for the purpose of (i) assembling and integrating the Accuray Components with the {*****} to create the Cayman Product, including developing any interfaces or hardware modifications that are required to enable the {*****} to interoperate with the Interface and the Accuray Components in accordance with applicable Functional Specification and (ii) marketing, offering for sale, selling, installing and delivering product support of Cayman Products.  Supplier hereby grants to purchasers of Cayman Products a nonexclusive, non-transferable and royalty-free license under any method Patents owned by Supplier or the licensing of which is controlled by Supplier that, but for this license, would be infringed by the use of such Cayman Products in accordance with their applicable Functional Specifications solely within the Scope.  No rights or license, whether express or implied, are granted by Supplier in this Section 2.1 to Customer under any Intellectual Property of Supplier other than as expressly granted by Supplier in this Agreement.

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3.             Shipping; Transfer of Risk and Title

3.1           All shipments shall be made F.C.A. Port of Oakland, California, USA.  Transfer of risk from Supplier to Customer shall occur as provided in F.C.A. terms and transfer of title shall occur at the same time.  Customer may request Supplier to use a particular freight carrier, and Supplier agrees to do so, if feasible. If not feasible in Supplier’s reasonable judgment, then Supplier shall promptly advise Customer of the reasons. If no such request is made, Supplier shall ship in accordance with any instructions contained in the Purchase Order or via FedEx ground, with no extra insurance. Supplier shall bill any actual freight costs to Customer.  Any supplementary shipping costs arising from the need to meet the delivery deadline set forth in the Purchase Order by way of expedited delivery shall be borne by Supplier, if such delivery deadline was at least six months after the Confirmation.  For example, if Confirmation of the Purchase Order was given on June 1, with a requested delivery date of December 1, any expedited delivery expenses required in order to ensure delivery by December 1 shall be borne by Supplier, while if the requested delivery date was October 1, any expedited delivery expenses required in order to ensure delivery by October 1 shall be borne by Customer.

3.2           Unless otherwise agreed by Customer and Supplier, the costs of packaging shall be borne by Supplier.

3.3           Each shipment shall include a packing note or delivery note with details of the contents as well as the complete order number. Notice of dispatch shall be provided as soon as reasonably practicable with the same information.

4.             Payment

4.1           All payments are due net 30 days after delivery by Supplier at the specified F.C.A. location pursuant to Section 3.1 and receipt by Customer of a reasonably undisputed invoice.

4.2           Unless otherwise agreed by Customer and Supplier, payments are to be made in United States Dollars.  All payments are to be made by wire transfer to an account designated in writing by Supplier.  Supplier shall bear the costs of commission charges for one wire transfer for the Order.

4.3           By way of clarification, all Supplier prices referenced in the SAA, these Terms and Conditions, or the Purchase Order, and all other amounts payable by Customer to Accuray pursuant to the foregoing are net of any value added tax or federal, state, county or municipal sales or use tax, excise or similar charge, withholding tax, or other tax assessment (except for any taxes that are assessed against income) (collectively, the “Taxes”).  Customer and Supplier agree that it is their intention that Supplier will not bear any economic burden relating to the Taxes.  Subject to the foregoing and to compliance with applicable laws, Customer and Supplier agree to cooperate with each other as reasonably requested to establish the responsibilities of

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the parties relating to the payment and withholding of Taxes, filing of documents, and other matters in order to achieve an efficient tax result.

4.4           Past due balances on any reasonably undisputed invoiced amount shall bear interest at the rate of 0.5% per month or, if lower, the maximum amount permitted by applicable law.  If Supplier is a “business person” (as defined in § 14 of the German Civil Code, “BGB”), the payment shall be deemed past due only if Customer fails to pay in response to a payment demand note received after payment becomes due.

4.5           Payment does not constitute an acknowledgement that the corresponding delivery or services were provided in accordance with any applicable requirements.

4.6           The order number as well as the number of each product and service shall be detailed in an invoice. Copies of invoices shall be marked as duplicates.

5.             Inspection upon Receipt

5.1           If a shipment of products by Supplier fails to conform to the accepted Purchase Order, including the applicable functional specification, if any, then Customer shall have the right to reject such shipment or the portion thereof that fails to so conform, as the case may be.

5.2           Customer shall give written notice to Supplier of its rejection hereunder, within 10 business days after receipt at the shipping location set forth in the Purchase Order, specifying the grounds for such rejection.  Any rejected portion of such shipment may be held for Supplier’s disposition, at Supplier’s expense if found to be not in conformance.  Supplier shall cure any such rejection pursuant to the warranty provisions set forth in Section 6.

5.3           CUSTOMER’S SOLE REMEDY WITH RESPECT TO THE DELIVERY ON NON-CONFORMING PRODUCT SHALL BE THE REMEDY SET FORTH IN SECTION 5.2.

6.             Warranty; Bug Fixes

6.1           Supplier warrants that (i) the hardware components of Supplier’s products will be free from defects in material and workmanship and (ii) the hardware and software components of Supplier’s products will operate substantially in accordance with the applicable functional specification, in each case for a period of 12 months from the date of Installation, but not to exceed 18 months from date of delivery (the “Warranty Period”).  For purposes of these Terms and Conditions, “Installation” shall mean, with respect to a product, the completion, by the entity installing such product, of the applicable acceptance test procedure demonstrating that such product substantially conforms to the applicable functional specification.

6.2           If Customer notifies Supplier during the Warranty Period of any deficiency identified, Supplier must at its own expense and at its discretion either repair or replace the defective product, or, if in Supplier’s opinion such repair or replacement is not

4

commercially reasonable, Supplier shall refund a pro-rated portion of the price paid by Customer for such defective product, which portion shall be calculated on a straight-line basis over a five-year period beginning on the date of Installation. All warranty obligations are conditioned upon and subject to return of the faulty or malfunctioning components, if any, or, in the case of a refund, the defective product.  Supplier shall bear the costs and risk related to the return of such components or product, as the case may be.  Failure to return such components or product, as the case may be, within 60 days shall (i) relieve Supplier of any and all warranty obligations with respect to the related product and (ii) obligate Customer to pay to Supplier the then current list price of Supplier for the replacement components and/or product, and Supplier may deliver an invoice to Customer for such amount.  This Section 6.2 and Section 6.3 set forth Customer’s sole and exclusive remedies with respect to a breach of the warranty specified in Section 6.1.

6.3           EXCEPT AS SET FORTH IN THIS SECTION 6 AND SECTION 2, SUPPLIER DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

6.4           Any limitation of liability under any warranty contained herein shall be an integral part of such warranty, which limits its scope (Section 444, second alternative German Civil Code shall not apply). Any limitation of liability for any defects contained herein shall be void insofar as Supplier has intentionally failed to disclose such defect.

6.5           For a period of 10 years following the date of delivery, Supplier will provide to Customer, without charge, Bug Fixes with respect to any software included in the Accuray Components or Interface. This is Supplier’s sole and exclusive obligation and Customer’s sole and exclusive remedy in relation to defective software.  By way of clarification, Supplier’s sole obligation shall be to make such Bug Fixes available to Customer, and Supplier shall have no obligation (unless otherwise agreed by the parties) for installation or implementation of such Bug Fixes at the end-user site.  “Bug Fix” means an error correction or minor change in the existing software and/or hardware configuration that is required in order to enable the existing software and/or hardware configuration to perform to the existing functional specification(s).

7.             Subcontracting to Third Parties

7.1           Subcontracting to Third Parties by Supplier shall not take place without the prior written consent of Customer, such consent not to be unreasonably withheld.

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8.             Confidentiality

8.1           Subject to the provisions of any licenses granted pursuant to the SAA, all drawings, designs, specifications, manuals, software, tools, patterns, samples, models, profiles, printing templates, materials, and other non-public information furnished to Customer by Supplier hereunder shall remain the confidential and proprietary property of Supplier.  All such information, except as may be found in the public domain, shall be held in confidence by Customer and shall not be disclosed by Customer to any Third Parties or used by Customer other than in its operation of the delivered products in accordance with the applicable functional specification.

8.2           Subject to the provisions of any licenses granted pursuant to the SAA, all drawings, designs, specifications, manuals, software, tools, patterns, samples, models, profiles, printing templates, materials, and other non-public information furnished to Supplier by Customer hereunder shall remain the confidential and proprietary property of Customer.  All such information, except as may be found in the public domain, shall be held in confidence by Supplier and shall not be disclosed by Supplier to any Third Parties or used by Supplier.

8.3           If Customer agrees to any subcontracting to a Third Party, such Third Party shall agree, in writing, to the confidentiality provisions contained in Section 8.2.

9.             Assignment of Claims

9.1           Any assignment of any claim by Supplier is only allowed with the prior written consent of Customer, such approval not to be unreasonably withheld.

9.2           Any assignment of any claim by Customer is only allowed with the prior written consent of Supplier, such approval not to be unreasonably withheld.

10.          Inability to Pay / Insolvency

10.1         Customer or Supplier may terminate all unperformed or undelivered portions of the Order, effective upon delivery of written notice to the other party, if: (i) any assignment for the benefit of the other party’s creditors is made, (ii) the other party voluntarily files a petition in bankruptcy or similar proceeding, (iii) the other party has such a petition in bankruptcy or similar proceeding involuntarily filed against it, (iv) the other party is placed in an insolvency proceeding, (v) if an order is entered appointing a receiver or trustee of the other party, or (vi) a levy or attachment is made against a substantial portion of the other party’s assets, and, with respect to any event set forth in clauses (iii) through (vi) above, such position, placement, order, levy or attachment is not dismissed or removed within 30 days from the date of such event.

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11.                             Code of Conduct

11.1                           Supplier shall comply, in all material respects, with the Siemens Code of Conduct attached hereto as Exhibit A (the “Code of Conduct”).  Customer shall give Supplier written notice of any change to its the Code of Conduct as soon as reasonably practicable.

11.2                           Siemens and Customer shall comply, in all material respects, with Siemens’ Business Conduct Guidelines and other internal regulations and guidelines.

12.                             Export Control, Foreign Trade Data Regulations, Permits

12.1                           Supplier shall be responsible for compliance with any applicable law, code, registration, regulation, and ordinance related to the export of the products to Customer, if any (the “Export Regulations”), and Supplier shall be liable for any expenses and/or damages incurred by Customer due to any non-compliance by Supplier (unless Supplier is not responsible for such non-compliance). Supplier shall advise Customer in writing within two weeks of the Confirmation of any information or data required by Supplier to comply with an Export Regulation, including without limitation:

•                                All applicable export list numbers, including the Export Control Classification Number according to the U.S. Commerce Control List (ECCN);

•                                The statistical commodity code according to the current commodity classification for foreign trade statistics and the HS (Harmonized System) coding;

•                                The country of origin (non-preferential origin); and

•                                Supplier’s declaration of preferential origin (in case of European suppliers) or preferential certificates (in case of non-European suppliers).

12.2                           Customer shall be responsible for obtaining all permits and for meeting all laws, codes, registrations, regulations, and ordinances other than the Export Regulations applicable to Customer’s import, use, or sale of the products in each applicable jurisdiction.  Supplier has no responsibility for compliance with such laws, codes, registrations, regulations, and ordinances, but shall provide such information or documents as are reasonably requested by Customer and required in order to obtain any such permits.

13.                               Force Majeure

13.1                           In the event that either Customer or Supplier is prevented or delayed from fulfilling or performing any of its obligations with respect to the Order (other than an obligation to pay money) due to the occurrence of causes beyond the reasonable control of such party, including but not limited to fires, floods, embargoes, wars, acts of war (whether war is declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority, then such party’s performance shall be excused, and the time for performance shall be extended, for the period of inability or

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delay due to such occurrence; provided, however, that such party shall have used its commercially reasonable efforts to avoid such inability or delay, and such party shall have given prompt written notice to the other party of such occurrence; provided, further, that if any such prevention or delay is for a period of greater than six months, the other party shall have the option to terminate the Order.

14.                               Term; Penalty for Breach; Damages

14.1                           Where any delay in delivery, performance, or rectification can be anticipated, Supplier shall notify Customer without undue delay.

14.2                           In the event of any such delay that results in the delivery by Supplier at the specified F.C.A. location pursuant to Section 3.1 more than two weeks after the delivery date set forth in the accepted Purchase Order or the provision of a service more than two weeks after the requested service date set forth in the accepted Purchase Order, the Customer may charge Supplier a penalty in respect of each additional week of delay (following such two week period) amounting to 1% of the total value of the delayed product or service per week; provided, however, that the total penalty shall not exceed 3% of the total value of the delayed product or service. This penalty may be used only as payment for any future order by Customer of Accuray Components, Interfaces, and/or installation services from Accuray pursuant to the SAA.

14.3                           WITHOUT AFFECTING STRICT PRODUCT LIABILITY UNDER APPLICABLE LAW OR ARTICLES 8, 17, OR 18 AND EXCEPT FOR BREACHES ASSOCIATED WITH THE UNAUTHORIZED USE OF THE INTELLECTUAL PROPERTY OF THE OTHER PARTY, IN NO EVENT SHALL EITHER CUSTOMER OR SUPPLIER BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR TORT DAMAGES, INCLUDING WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THE ORDER, THE MATTERS CONTEMPLATED BY THESE TERMS AND CONDITIONS, AND/OR THE SAA, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.4                           WITHOUT AFFECTING ARTICLES 8 OR 17 AND EXCEPT FOR ANY LIABILITY (i) RELATING TO ANY BREACH ASSOCIATED WITH THE UNAUTHORIZED USE OF INTELLECTUAL PROPERTY, (ii) ARISING FROM THE INTENTIONAL BREACH OR WILLFUL MISCONDUCT OF A PARTY, OR (iii) ARISING FROM THE NON-COMPLIANCE WITH ANY MANDATORY APPLICABLE LAW OR REGULATION, SUPPLIER’S AGGREGATE LIABILITY ARISING FROM OR RELATED TO THE PURCHASE OF ANY PRODUCT OR SERVICE PURSUANT TO THE PURCHASE ORDER SHALL NOT EXCEED THE PAYMENT RECEIVED BY SUPPLIER FOR SUCH PRODUCT OR SERVICE, AND SHALL, IN ANY CASE, BE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 9.3 OF THE SAA.

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14.5                           By way of clarification, these Terms and Conditions with respect to the Order shall survive the expiration or termination of the SAA.

15.                               Reservation Clause

15.1                           Customer’s and Supplier’s obligations to fulfill the Order are subject to the proviso that such fulfillment is not prevented by any impediments arising out of any national or international foreign trade or customs requirements or any embargos or other sanctions.

16.                               Supplementary Provisions

16.1                           Insofar as the provisions of these Terms and Conditions do not regulate certain matters, relevant statutory provisions of German substantive law shall apply.

17.                               IP Indemnification

17.1                           Supplier will defend or settle any action brought against Customer to the extent that it is based upon an Accuray-Related Infringement Claim, and will pay any costs and damages made in settlement or awarded against Customer in final judgment resulting from any such claim, subject to Section 17.3.

17.2                           Customer will defend or settle any action brought against Supplier to the extent that it is based upon a Siemens-Related Infringement Claim, and will pay any costs and damages made in settlement or awarded against Supplier in final judgment resulting from any such claim, subject to Section 7.3.

17.3                           The respective indemnification obligations of Customer and Supplier under Section 17.1 and Section 17.2 are subject to condition that the party seeking to enforce any such indemnification obligations (the “IP Indemnified Party”) must: (i) give the party that is obligated to indemnify the IP Indemnified Party (the “IP Indemnifying Party”) prompt notice of any such claim; (ii) give the IP Indemnifying Party sole control of the defense and any related settlement of any such claim; and (iii) give the IP Indemnifying Party, at the IP Indemnifying Party’s expense, all reasonable information, assistance and authority in connection with the foregoing.  The failure to deliver prompt notice to the IP Indemnifying Party, if, and to the extent, prejudicial to its ability to defend such claim, shall relieve such IP Indemnifying Party of any liability to the IP Indemnified Party under this Article, but the omission so to deliver notice to the IP Indemnifying Party will not relieve it of any liability that it may have to the IP Indemnified Party other than under this Article.  The IP Indemnifying Party will not be bound by any settlement or compromise that the IP Indemnified Party enters into without the IP Indemnifying Party’s express prior written consent.

17.4                           Customer and Supplier acknowledge that Third Parties may assert an action that includes claims against both Customer and Supplier that involve both Accuray-Related Infringement Claims and Siemens-Related Infringement Claims (a “Joint Responsibility Infringement Action”).  Customer and Supplier agree that, if any Joint Responsibility Infringement Action is brought against them, they will reasonably

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cooperate with each other in the defense and settlement of such action and that Supplier will be responsible for the proportion of the aggregate costs of defense and settlement that is attributable to the Accuray-Related Infringement Claim and Customer will be responsible for the proportion of the aggregate cost of defense and settlement that is attributable to the Siemens-Related Infringement Claims; provided that neither party will settle any Joint Responsibility Infringement Action without the consent of the other party except to the extent a settlement solely affects Accuray-Related Infringement Claims, in the event Supplier is the settling party, or Siemens-Related Infringement Claims, in the event that Customer is the settling party. Customer and Supplier agree that Supplier shall pay the amount of any damages awarded in any Joint Responsibility Infringement Action that is attributable to Accuray-Related Infringement Claims and Customer shall pay the amount of any damages awarded in any Joint Responsibility Infringement Action that is attributable to Siemens-Related Infringement.

17.5                           If, due to an Accuray-Related Infringement Claim or other action in which it is alleged that Accuray Components infringe the Intellectual Property of a Third Party, (x) Customer’s rights to use and distribute a Cayman Product under the terms of the SAA are, or in the Steering Committee’s opinion are likely to be, enjoined or (y) Supplier is prevented from fulfilling its obligations under the SAA or these Terms and Conditions, then Supplier may, at its sole option and expense: (i) procure for Customer the right to continue to distribute such Cayman Product under the terms of the SAA; (ii) replace or modify such Cayman Product so that it is non-infringing without changing in any material respect its functionality and performance according to the applicable Functional Specification; or (iii) if options (i) and (ii) above cannot be accomplished despite Supplier’s reasonable efforts, then either party may terminate the Order; provided, that in the case of such termination, Supplier shall pay to Customer the amount actually paid by Customer to Supplier for the Accuray Components in the Order based on a straight-line depreciation calculated over a 5-year period beginning on the date of delivery of the applicable Accuray Component, provided that all Accuray Components are returned to Supplier in an undamaged condition.

17.6                           If, due to a Siemens-Related Infringement Claim or other action in which it is alleged that any Cayman Product (or any part thereof incorporated in the Cayman Product) infringes the Intellectual Property of a Third Party, Customer’s rights to use and distribute a Cayman Product under the terms of the SAA are, or in the Steering Committee’s opinion are likely to be, enjoined, then Customer may, at its sole option and expense: (i) procure for Customer the right to continue to distribute such Cayman Product under the terms of the SAA; (ii) replace or modify such Cayman Product so that it is non-infringing without changing in any material respect its functionality and performance according to the applicable Functional Specification; or (iii) if options (i) and (ii) above cannot be accomplished despite Customer’s reasonable efforts, then either party may terminate this Agreement; provided, that in the case of such termination, Customer shall pay to Supplier an amount equal to the actual costs incurred by Supplier with respect to the Accuray Components or Interfaces in the Order for which payment has not been made, and once paid for, any such Accuray Components or Interfaces, in their then current state, shall be owned by Customer and delivered to Customer by Supplier at the expense of Customer.  For the avoidance of

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doubt, this Section 17.6 shall not apply to any claim to the extent based solely on the Accuray Components or any part thereof.

17.7                           TO THE EXTENT PERMISSIBLE BY LAW, THE FOREGOING PROVISIONS SET FORTH IN THIS ARTICLE 17 SET FORTH EACH PARTY’S SOLE AND EXCLUSIVE LIABILITY AND EACH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OR PROPRIETARY RIGHTS OF ANY KIND.

18.                               General Indemnification

18.1                           In addition to Supplier’s indemnification obligations set forth in Article 17, Supplier shall indemnify and hold Customer harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the breach of any representation, warranty, or covenant by Supplier under these Terms and Conditions or (b) the negligence or willful misconduct of Supplier in performing its obligations under these Terms and Conditions.

18.2                           In addition to Customer’s indemnification obligations set forth in Article 17, Customer shall indemnify and hold Supplier harmless from and against all losses, liabilities, damages, and expenses (including reasonable attorneys’ fees and costs) resulting from any claims, demands, actions or other proceedings by any Third Party arising from (a) the breach of any representation, warranty, or covenant by Customer under these Terms and Conditions or (b) the negligence or willful misconduct of Customer in performing its obligations under these Terms and Conditions.

18.3                           A party (the “Indemnitee”) that intends to claim indemnification under this Article shall promptly notify the other party (the “Indemnitor”) of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification.  The Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the Indemnitor, if the Indemnitee reasonably determines that representation of the Indemnitee by counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings.  The indemnity obligations under this Article shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.  The failure to deliver notice to the Indemnitor promptly after the commencement of any such action or other proceeding, if, and to the extent, prejudicial to its ability to defend such action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article.  The Indemnitor shall not settle, or

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otherwise consent to an adverse judgment in, any such action or other proceeding that diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee.  The Indemnitee, its employees and agents, shall cooperate fully, at the expense of the Indemnitor, with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

19.                               Dispute Resolution; Applicable Law

19.1                           Any controversy or claim relating to, arising out of, or in any way connected to the Order or these Terms and Conditions shall be finally resolved by final and binding arbitration in accordance with this Section 19.1 by a panel of three arbitrators, to be conducted in Zurich, Switzerland.  Each of the parties may appoint one arbitrator having reasonable experience in transactions of the type contemplated by the SAA (except to the extent it is not reasonably practicable to appoint an arbitrator with such experience), and the two arbitrators so chosen shall agree upon the third arbitrator.  Unless the parties agree otherwise, the arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (ICC), the language to be used in the arbitration proceedings shall be English, and if and to the extent the Rules of Arbitration of the International Chamber of Commerce are silent with respect to any procedural aspects, said rules shall be supplemented by the provisions of the German Code of Civil Procedure (Zivilprozessordnung).  The decision of the arbitrators shall be final, nonappealable and binding upon the parties.  Such decision may be entered in any court of competent jurisdiction for the enforcement thereof.  With regard to any arbitration commenced pursuant to this section, the International Bar Association (IBA) Rules on the Taking of Evidence in International Commercial Arbitration of June 1, 1999 shall apply. The work product of an (outside or in-house) attorney and communication between an (outside or in-house) attorney and a client shall be subject to the privilege provided for in Article 9, Section 2 of said IBA Rules and shall not be disclosed.  The arbitrators shall issue a written opinion setting forth their decision and the reasons therefor within thirty days after the arbitration proceeding is concluded.

19.2                           The Order and these Terms and Conditions shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany excluding the United Nations Convention on Contracts of International Sale of Goods (CISG) and the provisions of German private international law.

20.                               Notice

20.1                           All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if by facsimile, upon written or electronic confirmation of receipt (if sent during business hours of the recipient, otherwise on the next business day following such confirmation), (c) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (d) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered

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by registered or certified mail, return receipt requested, postage prepaid.  All notice hereunder shall be delivered to the addresses set forth below:

If to Supplier:

Accuray Incorporated

1310 Chesapeake Terrace

Sunnyvale, CA 94089

USA

Attn: General Counsel

Facsimile: +1 (408) 789-4205

If to Customer:

Siemens AG
Henkestr. 127
91054 Erlangen
Germany
Attn: Healthcare General Counsel, Ritva Sotamaa
Facsimile: + 49/931 - 84 - 8807

21.                               Amendment and Waiver

21.1                           Except as otherwise provided herein, any term hereof may be amended, terminated or waived only with the written consent of Customer and Supplier.  The waiver by either Customer or Supplier of (i) any right hereunder, (ii) the failure to perform, or (iii) a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other party whether of a similar nature or otherwise.

22.                               Severability

22.1                           Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision in such jurisdiction, and these Terms and Conditions shall be reformed, construed and enforced in such jurisdiction to the fullest extent permitted to give effect to the intention of the parties, and as if such invalid, illegal or unenforceable provision had never been contained herein.

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Exhibit A

Code of Conduct

SIEMENS

Code of Conduct for Siemens Suppliers

This Code of Conduct defines the basic requirements placed on Siemens’ suppliers of goods and services concerning their responsibilities towards their stakeholders and the environment. Siemens reserves the right to reasonably change the requirements of this Code of Conduct due to changes of the Siemens Compliance Program. In such event Siemens expects the supplier to accept such reasonable changes.

The supplier declares herewith:

•                  Legal compliance

•                  to comply with the laws of the applicable legal system(s).

•             Prohibition of corruption and bribery

•                  to tolerate no form of and not to engage in any form of corruption or bribery, including any payment or other form of benefit conferred on any government official for the purpose of influencing decision making in violation of law.

•             Respect for the basic human rights of employees

•                  to promote equal opportunities for and treatment of its employees irrespective of skin color, race, nationality, social background, disabilities, sexual orientation, political or religious conviction, sex or age;

•                  to respect the personal dignity, privacy and rights of each individual;

•                  to refuse to employ or make anyone work against his will;

•                  to refuse to tolerate any unacceptable treatment of employees, such as mental cruelty, sexual harassment or discrimination;

•                  to prohibit behavior including gestures, language and physical contact, that is sexual, coercive, threatening, abusive or exploitative;

•                  to provide fair remuneration and to guarantee the applicable national statutory minimum wage;

•                  to comply with the maximum number of working hours laid down in the applicable laws;

•                  to recognize, as far as legally possible, the right of free association of employees and to neither favor nor discriminate against members of employee organizations or trade unions.

•            Prohibition of child labor

•                  to employ no workers under the age of 15 or, in those countries subject to the developing country exception of the ILO Convention 138, to employ no workers under the age of 14.

•            Health and safety of employees

•                  to take responsibility for the health and safety of its employees;

•                  to control hazards and take the best reasonably possible precautionary measures against accidents and occupational diseases;

•                  to provide training and ensure that employees are educated in health and safety issues;

•                  to set up or use a reasonable occupational health & safety management system(1).

•             Environmental protection

•                  to act in accordance with the applicable statutory and international standards regarding environmental protection;

•                  to minimize environmental pollution and make continuous improvements in environmental protection;

•                  to set up or use a reasonable environmental management system(1).

•                      Supply chain

•                  to use reasonable efforts to promote among its suppliers compliance with this Code of Conduct;

•                  to comply with the principles of non discrimination with regard to supplier selection and treatment.

(1) For further information see www.siemens.com/procurement/cr/code-of-conduct

EXHIBIT C

Multiple LINAC Distribution Agreement

See attached.

ACCURAY INCORPORATED

MULTIPLE LINAC AND MULTI-MODALITY
DISTRIBUTOR AGREEMENT

This Multiple LINAC and Multi-Modality Distributor Agreement (“Agreement”) is entered into by and between ACCURAY INCORPORATED, a Delaware corporation with its executive offices located at 1310 Chesapeake Terrace, Sunnyvale, California 94089, USA (“Accuray”), and SIEMENS AKTIENGESELLSCHAFT, a corporation formed under the laws of the Federal Republic of Germany, with its registered offices located at Berlin and Munich (“Siemens”), as of June 8, 2010 (“Effective Date”).

RECITALS

Accuray manufactures and sells full-body radiosurgery systems using image-guided robotics, including the CyberKnife® Robotic Radiosurgery System, which is FDA cleared in the United States to provide treatment planning and image-guided stereotactic radiosurgery and precision radiotherapy for lesions, tumors and conditions anywhere in the body where radiation treatment is indicated.

In order to achieve its business objectives, Accuray relies on qualified distributors to market and distribute its products and services.

Accuray and Siemens have entered into that certain Strategic Alliance Agreement, dated as of the date hereof (the “Strategic Alliance Agreement”), and such agreement provides that Accuray and Siemens shall enter into a distribution agreement for Multiple LINAC and Multi-Modality Purchases (as defined below).

Accuray wishes to appoint Distributor (as defined below) as a non-exclusive, worldwide distributor for the Products and Services to Customer in connection with Multiple LINAC or Multi-Modality Purchases (as defined below), subject to the terms and conditions of this Agreement, and Distributor wishes to accept such appointment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereto hereby agree as follows:

1.                             DEFINITIONS.  Capitalized terms used, but not defined herein, shall have the meaning provided in the Strategic Alliance Agreement.  The following terms, as used herein, have the following meaning:

1.1.                     “Accuray Regions” means Accuray’s sales regions (as of the Effective Date) of the Americas (North America and South America), APAC (Asia Pacific, including Australia and other than India and Japan), EIMEA (Europe, India, Middle East, and Africa), and Japan.

1.2.                     “Customer” means any person or business entity with whom Distributor enters into an agreement for Products or Services in connection with a Multiple LINAC or Multi-Modality Purchase pursuant to this Agreement.

1.3.                     “Distributor” means Siemens, its Affiliates, or any Third Party which has been granted distribution rights whose scope includes the Products and/or Services by Siemens.

1.4.                     “Multiple LINAC or Multi-Modality Purchase” means a Multiple LINAC Purchase or a Multi-Modality Purchase.

1.5.                     “Multi-Modality Purchase” means the purchase, on a single purchase order, of at least one Distributor imaging product (e.g., CT, MR, PET-CT) and at least one System.

1.6.                     “Multiple LINAC Purchase” means the purchase, on a single purchase order, of at least one Distributor linear accelerator product and at least one System.

1.7.                     “Product(s)” means the System and/or related products manufactured by or for Accuray for use in the radiosurgery market, which have been approved for sale in the Customer’s geographic region.

1.8.                     “Quote” means a quote provided by Accuray to Distributor pursuant to Section 2.3 that will serve as the basis for the Product configuration, Services, pricing and delivery schedule offered to a Customer by Distributor.

1.9.                     “Service(s)” means the performance of radiosurgery-related service(s) by Accuray or its distributors, which may include technical support, training or installation of Products as specified in the Quote.

1.10.               “Service Agreements” means the Accuray CyberKnife Service Agreement or such other service programs and agreements as may be released or modified by Accuray from time to time.

1.11.               “Spare Parts” means replacement or additional parts or Products used in connection with the System.

1.12.               “Specification(s)” means the current written description of a Product or Service prepared by Accuray and provided to Distributor.

1.13.               “System(s)” means the Accuray CyberKnife® Robotic Radiosurgery System or CyberKnife® VSI™ System, as applicable.

2.                             DISTRIBUTORSHIP

2.1.                     Appointment.  Accuray hereby appoints Distributor as a non-exclusive, worldwide distributor of Products and Services to Customers solely in connection with Multiple LINAC or Multi-Modality Purchases, not to the exclusion of Accuray itself or any of its other current or future distributors and subject to the terms and conditions of this Agreement.  By way of clarification, this Agreement does not relate to any Cayman Product, including, without limitation, the distribution or sale thereof or any services related thereto.

2.2.                     Pricing.

2.2.1.                     Pricing of Products and Services shall be based upon Accuray’s then current price lists for such Products and Services.  The current price list for Products and Services effective as of the Effective Date will be provided to Distributor contemporaneously with the delivery of this fully executed Agreement to Distributor.  Such price lists will be subject to change from time to time in Accuray’s sole discretion, and Accuray shall use commercially reasonable efforts to provide Distributor with updated pricing on a regular basis, provided that pricing included in a Quote delivered by Accuray to Distributor shall reflect Accuray’s current up-to-date pricing unless otherwise agreed.  Updated price lists shall not apply to valid Quotes

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issued by Accuray and subject to acceptance by Distributor prior to the effective date of such updated price lists.

2.2.2.                     Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Distributor may present for approval to Accuray opportunities for sales of Products and Services at prices that differ from the prices set forth in the then current price list.  Accuray may, in its sole and absolute discretion, approve any such opportunity, and if approved in writing by Accuray, Distributor shall otherwise be permitted to pursue such opportunity at such prices, which opportunity shall otherwise be governed by and pursued pursuant to the terms of this Agreement.

2.3.                     Quote and Purchase Process.  Distributor acknowledges and agrees that Accuray will determine the appropriate quote process to be observed by the parties under this Agreement and may amend this process (other than the approval rights set forth in Section 2.3.2) as notified to the Distributor reasonably in advance. In addition, Distributor acknowledges that each proposed sale of a Product or Service under this Agreement is subject to the approval rights of Accuray set forth in Section 2.3.2.  Accuray and Distributor will comply with the following process for making sales of Products and Services in connection with Multiple LINAC or Multi-Modality Purchases:

2.3.1.                     Opportunity.  Once Distributor has identified a Customer opportunity in connection with a Multiple LINAC or Multi-Modality Purchase, it shall request a Quote from Accuray based on the Product configuration and Services requested by the Customer and the Accuray Region in which the Customer is located, and shall include such other information regarding the Customer and the proposed opportunity as Accuray may reasonably request.

2.3.2.                     Quote.  Following receipt of Distributor’s Quote request, Accuray will determine whether to approve the issuance of a Quote related to such request.  Such determination shall be made in accordance with and subject to the conditions set forth in Schedule 2.3.2 attached hereto.  If Accuray approves the issuance of a Quote, Accuray shall issue a Quote to Distributor based on the Product configuration and Services requested by the Customer, including pricing for such Products and Services as provided in Section 2.2 above.  The Quote issued by Accuray in relation to a Customer opportunity shall serve as the basis of any offer made by Distributor to that Customer and shall remain valid for at least six months (unless earlier declined by Distributor), and Distributor shall submit an amended Quote request to Accuray in the event adjustments to a Quote are requested by the Customer.  Any such amended Quote request from Distributor shall again be subject to the Accuray approval process set forth in this Section 2.3.2.

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2.3.3.                     Purchase.  To purchase Products or Services based on a Quote provided by Accuray, Distributor will issue a purchase order, which shall include specific references to the quote number of such Quote (the “Purchase Order”). Accuray shall either accept or reject such Purchase Order within two weeks after receipt thereof, with any failure to approve or disapprove of such Purchase Order in such period constituting disapproval.  Each purchase of Accuray Components and Interfaces shall be accomplished and a Purchase Order may be accepted by the execution of the Purchase Order by an authorized representative of Accuray.  To the extent of any inconsistency between the Quote and the related Purchase Order, the terms and conditions of such Quote shall govern and Distributor acknowledges and agrees that Accuray shall not be bound by any terms, conditions or boilerplate language included in a Distributor purchase order submitted to Accuray.  The Purchase Order shall be delivered to Accuray via fax, electronic mail, or mail at the following address:

Accuray Incorporated

ATTN: Contracts Administration

1310 Chesapeake Terrace

Sunnyvale, CA 94089

Main: (408) 716-4600

Fax: (408) 789-4205

Email: Orders@accuray.com

2.3.4.                     Cancellation; Amendment; Conflict.  Distributor may cancel the Purchase Order if Accuray has not executed such Purchase Order within two weeks of receipt.  Any amendment or addition to the Purchase Order shall only be effective if Distributor and Accuray confirm such amendment or addition in writing. To the extent of any inconsistency between a Quote or a Purchase Order and this Agreement, this Agreement shall prevail, unless such Quote or Purchase Order is signed by both the CFO or General Counsel of Accuray and the CFO of Distributor, expressly refers to this Section 2.3.4, and states that the Quote or Purchase Order is intended to supersede this Agreement.

2.4.                     Standard Lead Time.  As of the Effective Time and to the best of Accuray’s knowledge, Accuray’s standard lead time for delivery of Products is six months.

3.                             DUTIES OF DISTRIBUTOR

3.1.                     Independent Distributor.  Distributor shall be and must at all times make it clear that it is an independent entity contracting with Accuray, and is not the employee, representative or agent of Accuray.  Distributor does not have the ability or authority to enter into any legal agreements or obligations that would bind Accuray in any manner.

3.2.                     Market Knowledge, Promotion and Sales.  Distributor will develop a thorough and complete understanding of the Products and Services. Distributor will use its knowledge and understanding to identify and cultivate potential Customers.  Distributor agrees to use commercially reasonable efforts to introduce, promote the sale of, and obtain orders for the Products and Services in connection with Multiple LINAC or Multi-Modality Purchases, including, without limitation, including the Products and Services in each of Distributor’s

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Oncology Care Systems price book and sales operation system, such that all of Distributor’s sales representatives can access quotations for Products and Services at least as easily as all other systems then available for purchase from Distributor. Moreover, Distributor represents and warrants that, on the date hereof and during the Term of this Agreement and any extension thereof, it (i) possesses the knowledge, experience, skills, and ability required to properly fulfill its obligations under this Agreement; and (ii) has the required facilities, manpower, capacity, financial strength, and knowledge to market and distribute Accuray’s Products and Services in connection with Multiple LINAC or Multi-Modality Purchases.

3.3.                     Distributor Personnel.  During the Term of this Agreement and any extension thereof, Distributor agrees to use commercially reasonable efforts to employ qualified sales and technical personnel familiar with the Products and Services, including, without limitation, at least one person in Distributor’s Oncology Care Systems sales group with a primary responsibility for sales of Products, to perform the marketing and sales requirements as set forth herein.

3.4.                     Distributor Personnel Sales Training.  Distributor shall use commercially reasonable efforts to cause each of its Oncology Care Systems sales personnel with any sales duties related to the Systems to attend any training provided by Accuray in such personnel’s Accuray Region pursuant to Section 4.12.

3.5.                     Offers.  Distributor shall inform Accuray of all potential Customers for Multiple LINAC or Multi-Modality Purchases during the Term of this Agreement or any extension thereof.  Distributor shall offer such potential Customers only those Products or Services described in then current price lists, and only in accordance with the applicable Customer Quote and this Agreement.

3.6.                     Purchase Schedule.  For each sale completed by Distributor, the resulting contract for the sale of Products shall be between Distributor and the Customer and the Service Agreement, if any, shall be between Accuray and the Customer or Accuray and the Distributor, as determined pursuant to Section 4.8.  For each such sale, Distributor must send a Purchase Order to Accuray at least six (6) months prior to the expected shipment date.

3.7.                     Customer Complaints.  Distributor shall report promptly and in writing to Accuray any complaints or expressions of dissatisfaction by the Customers to Distributor relating to the Products or Services.  Any such reports shall be provided to Accuray via electronic mail to the following address: complaints@accuray.com.

3.8.                     Warranty.  Distributor will not make any warranties or representations in Accuray’s name or on Accuray’s behalf other than the warranty provided by Accuray pursuant to Section 4.6 unless approved in advance in writing by Accuray.

3.9.                     Service Agreements.  Distributor will make commercially reasonable efforts to sell a Service Agreement to each Customer.  For the avoidance of doubt, (i) the obligations of the parties with respect to the Service Agreement are as set forth in Sections 3.6 and 4.8 and (ii) the failure of Distributor to sell a Service Agreement to any Customer shall not be deemed to be a breach of this Agreement.

3.10.               Upgrades.  Any Product upgrades released by Accuray (other than Bug Fixes and Safety Updates, which are addressed in Section 4.6.3 and 4.6.4 respectively) can be purchased at the discretion of the Distributor pursuant to the procedures set forth in Section 2.3.  Such

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upgrades will be available at the prices listed in the then current price list as of the date of the Quote (unless prior written approval by Accuray for application of an earlier price list is obtained) for the upgrade, less any applicable discounts as specified in Exhibit A hereto.

3.11.               Compliance with Laws.

3.11.1.               Compliance Generally.  Distributor has and will have during the Term of this Agreement and any extension thereof the ability to distribute, market and sell the Products and Services in accordance with the terms of this Agreement, in full compliance with all governmental, regulatory and other requirements under any applicable law. Furthermore, Distributor agrees to comply with all applicable international, national, regional and local laws applicable to the performance of its duties hereunder or to any transactions involving the Products or Services contemplated hereunder.

3.11.2.               United States Laws.  Distributor understands that, because it is distributing the Products and Services of Accuray, a corporation subject to the laws of the United States of America, Distributor must, when carrying out its duties pursuant to this Agreement, avoid violations of certain of such laws.  These include, but are not necessarily limited to, the following:

3.11.2.1.                         Restrictive Trade Practices or Boycotts, U.S. Code of Federal Regulations Title 15, Chapter VII, Part 760.

3.11.2.2.                         Foreign Corrupt Practices Act, U.S. Code Title 15, § 78.

3.11.2.3.                         Export Controls, imposed by U.S. Executive Order or implementing regulations of the U.S. Departments of Commerce, Defense or Treasury.

3.11.3.               No Illegal Activity.  Neither party (nor their sub-distributors, if any (“Sub-Distributors”)) shall engage in any illegal activities.  A party will not be held responsible for any activities of the other party or the other party’s Sub-Distributors that may be considered to be illegal.  For example, neither party supports the practice of bribes or under-the-table payments. Each party will ensure a like clause is included in each agreement it has with its Sub-Distributors, and monitor activities of its Sub-Distributors closely. In the event a party deems that its good-will has been or may potentially be affected by any such illegal activity of the other party or the other party’s Sub-Distributors, then such party reserves the right to terminate this Agreement or any portion thereof that relates to or is materially affected by such illegal activity with no further liability to the other party or the other party’s Sub-Distributors. Such party assumes no liability for such illegal activity and the other party hereby indemnifies and holds such party, its officers and assigns, harmless from any loss, damage and liability arising from or in connection with such illegal activity.

3.12.               Sales Targets.  Distributor shall not be subject to any minimum purchase requirements, but shall agree to the annual sales targets set forth in Schedule 2.5(d)(i)(2) of the Strategic Alliance Agreement and to using its customary standard sales processes, including, without limitation, the MTA process, with respect to sales of Systems.

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3.13.               Affiliates; Distributors.  Siemens shall cause any of its Affiliates or distributors purchasing Systems or Services pursuant to the terms of this Agreement to agree to be bound by and comply with the terms and conditions of this Agreement and the provisions of the Strategic Alliance Agreement related to or applicable to such purchase, unless such Affiliate or distributor is already party to a distribution agreement for Products with Accuray.

4.                             DUTIES OF ACCURAY

4.1.                     Fulfillment and Shipment.

4.1.1.                     Fulfillment of Executed Purchase Orders.  Accuray is responsible for ensuring that the Products supplied are of good quality as further described below.  Accuray will use commercially reasonable efforts to provide to Distributor or Customer, as applicable, in a timely manner those Products and Services required to fill confirmed Purchase Orders received from Distributor in accordance with the terms of this Agreement.

4.1.2.                     Shipment.  All shipments shall be made F.C.A. Port of Oakland, California, USA.  Transfer of risk from Accuray to Distributor shall occur at such F.C.A. location as provided in F.C.A. terms and transfer of title shall occur at the same time.  Distributor may request Accuray to use a particular freight carrier, and Accuray agrees to do so, if feasible. If not feasible in Accuray’s reasonable judgment, then Accuray shall promptly advise Distributor of the reasons. If no such request is made, Accuray shall ship in accordance with any instructions contained in the Purchase Order or via FedEx ground, with no extra insurance. Accuray shall bill any actual freight costs to Distributor.  Any supplementary shipping costs arising from the need to meet the delivery deadline set forth in the Purchase Order by way of expedited delivery shall be borne by Accuray, if such delivery deadline was at least six months after the submission of such Purchase Order by Distributor.  For example, if a Purchase Order was submitted on June 1, with a requested delivery date of December 1, any expedited delivery expenses required in order to ensure delivery by December 1 shall be borne by Accuray, while if the requested delivery date was October 1, any expedited delivery expenses required in order to ensure delivery by October 1 shall be borne by Distributor.

4.2.                     Product and Service Pricing. Accuray will provide its then current U.S. list pricing for its Products and Services to Siemens once per year during the Term of this Agreement and any extension thereof, or upon request from Siemens.  All prices will be stated in US Dollars, unless another currency is agreed upon in writing by Accuray.

4.3.                     Product Specifications and Promotional Literature.  Accuray will provide product specifications and promotional literature to Distributor from time to time during the Term of this Agreement and any extension thereof.  Distributor may use product specifications and promotional literature in Distributor’s dealings with Customers. Accuray may introduce changes and upgrades to the Products.  Accuray will use commercially reasonable efforts to give Distributor as much advance notice of upgrades as is feasible.

4.4.                     Regulatory Clearance.  Accuray will be responsible for and will bear all expenses related to obtaining and maintaining any approvals, permits and licenses required under any applicable law in order to sell, market and distribute the Products and Services to a Customer in

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connection with Multiple LINAC or Multi-Modality Purchases, including any upgrades to or expanded usage of the Products; provided, however, that if Accuray does not have a direct presence in or Accuray does not have a distributor for the sales of Systems specifically for the country in which the Customer requests delivery, as a condition to any sale of Products or Services to such Customer, Accuray may require Distributor (solely with the consent of Distributor) to enter into a distribution agreement with Accuray pursuant to Section 3.2 of the Strategic Alliance Agreement providing, among other things, that Distributor will be responsible for obtaining all such approvals, permits, and licenses for sales to such Customer.  Distributor will provide any assistance or documentation reasonably requested by Accuray and at Accuray’s expenses to assist Accuray with its obligations under this Section 4.4.  Accuray will be registered as the sole owner of any rights, title and interest to any of the Products or Spare Parts, as the case may be; provided, however, that should any applicable law or regulation require that Distributor alone be entitled to such ownership rights, Distributor shall hold this approval as trustee for Accuray and hereby consents to transfer or sublicense such approval to Accuray free of charge or to support Accuray in its efforts to re-obtain the approval for the benefit of Accuray or a third party named by Accuray upon expiration or termination of this Agreement.  Lists indicating, as of the Effective Date, (i) the countries in which Accuray has obtained regulatory approvals for the Products and Services and (ii) the countries in which Accuray has a direct presence or has a distributor for the sales of Systems specifically for such country are being delivered to Siemens concurrently with the execution of this Agreement. Accuray shall provide to Siemens updates of such lists on a quarterly basis.

4.5.                     Import License.  Accuray or its distributor will obtain and maintain all required import licenses, and shall serve as importer of record for all Products and Services delivered in or into any country or region, other than the United States, pursuant to this Agreement; provided, however, that if Accuray does not have a direct presence in or Accuray does not have a distributor specifically for the sales of Systems in the country in which the Customer requests delivery, as a condition to any sale of Products or Services to such Customer, Accuray may require Distributor (solely with the consent of Distributor) to enter into a distribution agreement with Accuray pursuant to Section 3.2 of the Strategic Alliance Agreement providing, among other things, that Distributor will obtain and maintain all required import licenses and will act as the importer of record for the Products and Services ordered by such Customer.

4.6.                     Warranty.

4.6.1.                     Scope of Warranty.  Accuray will provide a warranty to each Customer that the Products will be free from material defects and perform substantially in accordance with the written Specifications provided by Accuray as reflected in the regulatory clearance at the time of sale for a period of one (1) year following Installation of the Products at Customer’s facility, but not to exceed eighteen (18) months following shipment of such Products to Distributor (“Warranty Period”). “Installation” of the System shall occur upon completion by Accuray or the entity installing the System, as applicable, of Accuray’s acceptance test procedure demonstrating that the System substantially conforms to the written Specifications.  If Accuray does not perform the Installation, Distributor will notify Accuray in writing within ten (10) days following Installation (including any testing procedures undertaken by Customer or its installation service provider).  In no event shall Distributor, Customer or their respective agents use the System (or any portion thereof) for any purpose before Installation thereof without the express written approval of Accuray. Distributor

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shall indemnify and hold Accuray harmless from any such use. Accuray makes no warranty that the operation of any software will be uninterrupted or error-free. Except as set forth in the preceding sentences, Accuray makes no warranties or representations to Customers or to any other party regarding any Products or Services provided by Accuray. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ACCURAY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING OUT OF COURSE OF DEALING OR USAGE OF TRADE.

4.6.2.                     Hardware and Software.  If a Customer notifies Accuray in writing during the Warranty Period of a defect in a Product that causes the Product to fail to conform to the foregoing warranty, Accuray shall at its option either repair or replace the non-conforming Product or, if in Accuray’s opinion such repair or replacement is not commercially reasonable, Accuray shall refund a pro-rated portion of the price paid by the Customer for such Product calculated based on a straight-line depreciation over a 5-year period beginning on the date of delivery. This will be Accuray’s sole and exclusive obligation and such Customer’s sole and exclusive remedy in relation to defective Products and parts.

4.6.3.                     Software and Bug Fixes.  Notwithstanding Section 4.6.2, for a period of 10 years following Installation of a System, Accuray will provide to Customer, without charge, Bug Fixes with respect to any software included in the System. This is Accuray’s sole and exclusive obligation and Customer’s and Distributor’s sole and exclusive remedy in relation to defective software.  By way of clarification, Accuray’s sole obligation shall be to make such Bug Fixes available to Customer, and Accuray shall have no obligation (unless otherwise agreed by the Customer and Accuray) for installation or implementation of such Bug Fixes at the Customer’s site.  “Bug Fix” means an error correction or minor change in the existing software and/or hardware configuration that is required in order to enable the existing software and/or hardware configuration to perform to the existing functional specification(s).

4.6.4.                     Safety Updates.  Notwithstanding Section 4.6.2 and any obligations according to law, for a period of 10 years following Installation of a System, Accuray will provide to Customer, without charge, Safety Updates with respect to any hardware or software included in the System. This is Accuray’s sole and exclusive obligation and Customer’s and Distributor’s sole and exclusive remedy in relation to any Safety Update required to be provided by applicable law in the Customer’s jurisdiction.  By way of clarification, Accuray’s sole obligation shall be to make such Safety Update available to Customer, and Accuray shall have no obligation (unless otherwise agreed by the Customer and Accuray) for installation or implementation of such Safety Update at the Customer’s site.  “Safety Update” means an error correction or change in the existing software and/or hardware configuration that is required for safety in order to enable the existing software and/or hardware configuration to perform to the existing functional specification(s) in accordance with applicable law in the Customer’s jurisdiction.

4.6.5.                     Warranty Exclusions.  All warranty replacement of Products and parts shall be limited to malfunctions which are due and traceable to defects in original material or workmanship of Products. The warranties set forth in this Section 4.6 shall be void

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and of no further effect in the event of abuse, accident, alteration, misuse or neglect of Products, including but not limited to user modification of the operating environment specified by Accuray and user modification of any software.

4.6.6.                     Warranty Basis.  Any limitation of liability under any warranty contained herein shall be an integral part of such warranty, which limits its scope (Section 444, second alternative German Civil Code shall not apply). Any limitation of liability for any defects contained herein shall be void insofar as Accuray has intentionally failed to disclose such defect.

4.7.                     Installation.  Unless otherwise agreed by Accuray and Distributor (including, without limitation, pursuant to the terms of any distribution agreement entered into pursuant to Section 3.2 of the Strategic Alliance Agreement), Accuray shall be responsible for installation of Accuray Products at Customer sites.

4.8.                     Service Agreements.  Accuray will provide its then current Service Agreements to Distributor from time to time during the Term of this Agreement and any extension thereof, or upon request from Distributor.  All prices will be stated in US Dollars, unless another currency is agreed upon in writing by Accuray. Such Service Agreements are to be offered to the Customer on the terms as set forth in those agreements, unless otherwise agreed to in writing by an authorized representative of Accuray.  Accuray shall execute a Service Agreement with the Customer upon receipt of (i) a copy of such Service Agreement executed by the Customer, and (ii) any payments then due under such Service Agreement; provided, however, that Accuray shall have no obligation to enter into such Service Agreement if it materially deviates from the form Service Agreement provided to Distributor; provided, further, that if Accuray does not have a direct presence in or Accuray does not have a distributor for the sales of Systems specifically for the country in which the Customer requests Services, as a condition to any sale of Services to such Customer, Accuray may require Distributor (solely with the consent of Distributor) to enter into a distribution agreement with Accuray pursuant to Section 3.2 of the Strategic Alliance Agreement providing, among other things, that Distributor may (at its sole discretion) enter into such Service Agreement with such Customer and will provide directly to such Customer the Services required to be performed under such Service Agreement.  If Accuray enters into such Service Agreement with such Customer, Accuray will be responsible for and will provide to such Customer (either directly or through one or more of its distributors) the services required to be performed under such Service Agreement.

4.9.                     Customer Training.  If training of Customer’s personnel is included in a Purchase Order confirmed by Accuray, Accuray will provide such training in accordance with Accuray’s then current training offerings and will coordinate with the Customer in order to provide such training at Accuray’s facility in Sunnyvale, California (or such other facility as may be agreed upon by Customer and Accuray).  For the purposes of such training, Accuray will be responsible for the travel and accommodation expenses of its personnel, while Customer shall be responsible for the travel and accommodation expenses of its personnel. All Customer training provided by Accuray will be conducted in English and, to the extent a Customer or its personnel do not have adequate English language reading and comprehension skills, Accuray will provide an interpreter and translation services sufficient to enable the Customer and its personnel to meaningfully and effectively participate in Accuray training courses.

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4.10.             Customer Support.  Unless otherwise agreed by Accuray and Distributor (including, without limitation, pursuant to the terms of any distributorship agreement entered into pursuant to Section 3.2 of the Strategic Alliance Agreement), Accuray will provide guidance to billing and reimbursement personnel of each Customer regarding regulatory and billing requirements and reimbursement for treatment provided with Products under radiosurgery reimbursement codes.  Accuray will coordinate and assist the Customer with room evaluation, architecture support and quality assurance issues in relation to Customer installation sites.

4.11.             Additional Support and Training.  Accuray will provide additional service, support, or training in relation to Products or Services at Customer’s request, to be ordered separately and directly from Accuray, and priced on a time and materials basis according to Accuray’s then current price lists.

4.12.             Distributor Personnel Sales Training.  Accuray shall provide training of Distributor’s sales personnel responsible for sales of Products and Services to Distributor free of charge.  Such training shall be at the times, in such locations, and in the scope agreed upon by Distributor and Accuray in good faith; provided, however, that such training shall be provided to such Distributor personnel in each Accuray Region at least once per year.  Each party shall be responsible for all costs and expenses, including travel and lodging, incurred by it or its personnel to attend or provide such training.  Accuray will provide additional training to Distributor’s personnel as may be reasonably requested by Distributor on a time and materials basis according to Accuray’s then current price lists.

4.13.             Support of Distributor’s Efforts.  Accuray shall, at its own expense:

4.13.1.             assign a dedicated marketing point of contact for Distributor’s marketing and sales personnel, which employee may be based at any of Distributor’s facilities as requested by the Steering Committee; and

4.13.2.             provide global sales and marketing support, including support for individual sales opportunities, to Distributor; provided, however, that the scope, duration, location, availability, and timing of such support shall be subject to commercially reasonable limits and shall be determined pursuant to Section 3.3(a)(iii) of the Strategic Alliance Agreement.

4.14.             Compliance with Laws.  Accuray will be responsible for complying with (i) applicable U.S. laws, (ii) where Products are being shipped to Distributor and unless otherwise agreed by Accuray and Distributor, applicable laws, codes, registrations, regulations, and ordinances related to the export of the Products to Distributor, and (iii) any other applicable laws as they pertain to the Products, the regulatory clearance, and safety in accordance with Accuray’s written Specifications for the intended use.  In addition, Accuray shall be responsible for compliance with any applicable law, code, registration, regulation, and ordinance related to the export of the Products or Services to Customer and/or Distributor, if any (the “Export Regulations”), and Accuray shall be liable for any expenses and/or damages incurred by Distributor due to any non-compliance with such Export Regulations by Accuray (unless Accuray is not responsible for such non-compliance). Accuray shall advise Distributor in writing within two weeks of the confirmation of the Purchase Order of any information or data required by Accuray to comply with an Export Regulation, including without limitation:

(a)          All applicable export list numbers, including the Export Control

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Classification Number according to the U.S. Commerce Control List (ECCN);

(b)         The statistical commodity code according to the current commodity classification for foreign trade statistics and the HS (Harmonized System) coding;

(c)          The country of origin (non-preferential origin); and

(d)         Accuray’s declaration of preferential origin (in case of European suppliers) or preferential certificates (in case of non-European suppliers).

4.15.             Spare Parts.  Upon a termination of this Agreement, Accuray shall continue to make available to Customers support services on commercially reasonable terms, including, without limitation, spare parts for the Systems for a minimum period of 10 years after the last shipment of a System pursuant to this Agreement.

5.                             COMPENSATION AND PAYMENT

5.1.                   Orders.  Distributor shall make an offer to a Customer based on the Quote provided by Accuray pursuant to the process set forth in Section 2.3. Submission and acceptance of an order shall be completed pursuant to Section 2.3.3.

5.2.                   Purchase Price.

5.2.1.                    Distributor shall pay the prices listed in the applicable Purchase Order (unless prior written approval by Accuray for application of an earlier price list is obtained) for the Products, including any Spare Parts, less any applicable discounts as specified in Exhibit A hereto.  Distributor shall receive a commission in the amount specified in Exhibit A hereto for any Service Agreement entered into by Accuray with Customer pursuant to Section 4.8.

5.2.2.                    All costs of delivering the Products to the Distributor or Customer (including, but not limited to, costs for land, air and/or ocean freight, insurance, port, customs and forwarding fees, if any), as well as any rigging and unloading of the Products, shall be paid as provided in the F.C.A. terms.  Unless advised otherwise, all prices quoted by Accuray include the cost of packing and crating for delivery.

5.2.3.                    Taxes.  By way of clarification, all Accuray prices referenced in this Agreement, and all other amounts payable by Distributor to Accuray pursuant to this Agreement are net of any value added tax or federal, state, county or municipal sales or use tax, excise or similar charge, withholding tax, or other tax assessment (except for any taxes that are assessed against income) (collectively, the “Taxes”).  The parties agree that it is their intention that Accuray will not bear any economic burden relating to the Taxes.  Subject to the foregoing and to compliance with applicable laws, Accuray and Distributor agree to cooperate with each other as reasonably requested to establish the responsibilities of the parties relating to the payment and withholding of Taxes, filing of documents, and other matters in order to achieve an efficient tax result.

5.3.                   Compensation. Except as otherwise provided herein, Distributor’s only compensation for its efforts on Accuray’s behalf shall be the margins it earns on the resale of Products and

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commissions on sales of Services, and Distributor shall bear all of the expenses which it incurs in making those efforts.  Notwithstanding the foregoing, in the event that Accuray does not approve the issuance of a Quote to a potential Customer and later contracts directly (or through one of its distributors) with such potential Customer, of which Accuray shall inform Distributor without undue delay, Distributor shall receive credit for any sales of Systems to such potential Customer pursuant to and subject to the fulfillment of the conditions set forth in Section 3.4 of the Strategic Alliance Agreement.

5.4.                   Payment.

5.4.1.                    System Purchase Payments.  Payment for the purchase of a System shall be made by Distributor to Accuray in US Dollars in the form of either (1) an irrevocable trade finance letter of credit or (2) wire transfer as further described in Sections 5.4.1.1 (Letter of Credit) and 5.4.1.2 (Wire Transfer), respectively below.  Accuray shall bear the cost of any bank charges assessed by its bank for a letter of credit and any commission charge for a wire transfer.  Past due balances on any reasonably undisputed amount shall bear interest at the rate of 0.5% per month or, if lower, the maximum amount permitted by applicable law.  If Distributor is a “business person” (as defined in § 14 of the German Civil Code, “BGB”), the payment shall be deemed past due only if Distributor fails to pay in response to a payment demand note received after payment becomes due.

5.4.1.1.                               Letter of Credit.  An irrevocable trade finance letter of credit issued by Distributor’s bank, confirmed by a bank designated by Accuray in all respects and delivered to Accuray upon the acceptance of the Purchase Order by Accuray.  The letter of credit will provide that Accuray can draw against the letter of credit according to the following schedule:

5.4.1.1.1.                                                US $100,000 (non-refundable but, in case of cancellation of the Purchase Order, automatically applied to Distributor’s next purchase of a System) upon Accuray’s acceptance of the Purchase Order, which must be at least four (4) months prior to the Distributor’s proposed shipment date; and

5.4.1.1.2.                                                Balance upon presentation of documents by Accuray evidencing shipment of the Products to Distributor or Customer as designated in the Purchase Order.

5.4.1.2.                               Wire Transfer.  A wire transfer made in advance of the date payment is due, made in U.S. dollars, to a bank selected by Accuray, according to the following schedule:

5.4.1.2.1.                                                US $100,000 (non-refundable but, in case of cancellation of the Purchase Order, automatically applied to Distributor’s next purchase of a System) upon Accuray’s acceptance of the Purchase Order, which must be at least four (4) months prior to the Distributor’s proposed shipment date; and

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5.4.1.2.2.                                                 The remaining balance is due net 30 days after delivery by Accuray at the specified F.C.A. location pursuant to Section 4.1.2 and receipt by Distributor of a reasonably undisputed invoice.

5.4.1.3.                              Tax Exempt Status.  In the event that Customer claims tax exempt status in the country where the Accuray System is to be installed, Customer must provide Accuray with sufficient evidence of such tax exempt status prior to delivery of the Accuray System.

5.4.2.                    Products, Spare Parts and Upgrade Payments.  Full payment of the purchase price for Products (other than Systems), Spare Parts and upgrades shall be made by Distributor to Accuray in US Dollars by wire transfer to a bank selected by Accuray and is due net 30 days after delivery by Accuray at the specified F.C.A. location pursuant to Section 4.1.2 and receipt by Distributor of a reasonably undisputed invoice.  Accuray shall bear the cost of any commission charge for a wire transfer.

5.4.3.                    Payments by Customers Direct to Accuray.  If agreed to in writing by Accuray, Customers may make payments directly to Accuray using the payment methods and schedules set forth in Sections 5.4.1.1 (Letter of Credit), 5.4.1.2 (Wire Transfer) and 5.4.2 (Products, Spare Parts and Upgrade Payments) above.  Should Customers make such payments to Accuray and such payment include the Distributor’s margin, then Accuray will pay such margin to Distributor once payment is received from the Customer and cleared by Accuray’s designated bank.

5.5.                   Collections.  Notwithstanding Section 5.4.3 above, Distributor shall be solely responsible for determining the creditworthiness of and collecting payment from its Customers.  The risk of non-collection from the Customer will be borne entirely by Distributor, which shall be responsible for making timely payment to Accuray for Products whether or not Distributor is successful in collecting from its Customer.  In the event that full payment is not received by Accuray, Accuray shall not be liable to Distributor for any margin or commission unless and until it has received payment of amounts sufficient to cover the costs incurred by Accuray to provide the applicable Products to Distributor and the applicable Services to Customer (“Accuray Cost”).  Distributor acknowledges and agrees that it shall not be entitled to receive payment of any margin or commission until Accuray has received payment of the Accuray Cost amount in relation to the applicable Products and Services.

6.                             TERM AND TERMINATION

6.1.                   Term.  Unless otherwise agreed in writing by Accuray and Distributor and subject to the termination rights contained in this Agreement, this Agreement shall begin on the Effective Date and shall continue until the termination of the Strategic Alliance Agreement; provided, however, that if a Termination Election relating to this Agreement is made pursuant to Section 10.3 of the Strategic Alliance Agreement prior to such termination, this Agreement shall terminate 36 months after such Termination Election (the “Term”).

6.2.                   Termination.

6.2.1.                    Breach.  If either party commits a material breach of a material provision of this Agreement, if such breach was not excused as a force majeure pursuant to Section 12.12, and if the breaching party has not cured such breach to the other party’s

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reasonable satisfaction within 30 days after written notice from the other party specifying the nature of such breach, then the other party shall have the right to terminate this Agreement upon delivery of written notice to the breaching Party.

6.2.2.                    Bankruptcy.  A party may terminate this Agreement effective upon delivery of written notice to the other party if: (i) any assignment for the benefit of the other party’s creditors is made, (ii) the other party voluntarily files a petition in bankruptcy or similar proceeding, (iii) the other party has such a petition in bankruptcy or similar proceeding involuntarily filed against it, (iv) the other party is placed in an insolvency proceeding, (v) if an order is entered appointing a receiver or trustee of the other party, or (vi) a levy or attachment is made against a substantial portion of the other party’s assets, and, with respect to any event set forth in clauses (iii) through (vi) above, such position, placement, order, levy or attachment is not dismissed or removed within 30 days from the date of such event.

6.3.                   Effect of Termination.  Upon expiration of the Term (or other termination of this Agreement):

6.3.1.                    Transition of Activities.  Accuray and Distributor agree to negotiate in good faith an orderly transition of Distributor’s distribution responsibilities and activities to Accuray or a third party designated by Accuray and Distributor agrees to assist in the transition.

6.3.2.                    Pending Obligations.  Each party must continue to fulfill any obligations, including but not limited to pending Quotes, accrued before the effective date of such termination.

6.3.3.                    Return of Materials.  Distributor shall transfer to Accuray upon Accuray’s request: any regulatory clearances, licenses or permits obtained for conduct of the business pursuant to this Agreement; any Confidential Information; and other items as negotiated in good faith between the parties.  Furthermore, each of the parties agree to cooperate fully with the other for any reasonable transition assistance required in the case of termination or expiration of this Agreement.

6.4.                   No Termination Compensation.  Distributor waives any rights it may have to receive any compensation or indemnity upon termination or expiration of this Agreement, other than as expressly provided in this Agreement.  Distributor acknowledges that it has no expectation and has received no assurances that any investment by Distributor in the promotion of the Products will be recovered or recouped or that Distributor will obtain any anticipated amount of profits by virtue of this Agreement.

6.5.                   Accruals.  No termination or expiration of this Agreement will terminate any obligation of payment which has accrued prior to the effective date of such termination or expiration.

7.                             DISPUTE RESOLUTION.  Any contractual issues or disputes arising out of or related to this Agreement shall be resolved pursuant to the procedures set forth in Section 11.3 of the Strategic Alliance Agreement.

8.                             CONFIDENTIALITY.  Accuray and Distributor agree that all Confidential Information furnished to a party or its Affiliates, employees, consultants, and advisors in connection with this Agreement will

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be subject to and the parties’ rights and obligations with respect to such Confidential Information shall be governed by the Confidentiality Agreement.

9.                             INTELLECTUAL PROPERTY RIGHTS.

9.1.                   Notice of Infringement.  Distributor undertakes to inform Accuray without undue delay if it first becomes aware of any possible infringement by third parties of Accuray’s proprietary rights, including, without limitation, a duplication of the Products or any other patent, trademark or copyright or other infringement of Accuray’s intellectual property rights in connection with the Products, and to cooperate with Accuray at Accuray’s sole expense regarding any legal action in relation to such infringement, which in Accuray’s judgment, is necessary or desirable.

9.2.                   Third Party Claims.  If Distributor promptly notifies Accuray of a claim it has received or of which it becomes aware that the Products or any part thereof purchased by Distributor hereunder infringes a third party’s proprietary rights, then Accuray agrees, at its discretion, either to (i) defend the claim at its expense, with the cooperation of Distributor, provided, that Accuray shall reimburse Distributor for any reasonable costs or expenses actually incurred by Distributor in connection with providing such cooperation, or (ii) make changes in the Product or part thereof so that they are at least functionally equivalent and non-infringing or replace the Products with alternatives that are at least functionally equivalent to avoid the claim, or (iii) purchase the right to use such proprietary right or (iv) refund to the purchaser the net book value of the Product less a reasonable deduction for use, wear and tear, and depreciation upon Accuray taking possession of such Product. Notwithstanding Section 10.1, the foregoing states the entire liability of Accuray with respect to infringement of patents or other proprietary rights by the Products or part thereof, or by their operation. To remove all doubt, Accuray has no obligation regarding any claim based on any of the following: (a) modification of the Products by any person other than Accuray; (b) combination, operation or use of the Products with other products, parts, components, materials or accessories not provided by Accuray; or (c) infringement by a product not manufactured by Accuray.

9.3.                   Intellectual Property Ownership and License. Accuray and its licensors retain all intellectual property rights in the Products.  Accuray hereby grants Distributor or Customer a nonexclusive, non-transferable, royalty-free right to use the software provided in connection with the Products only in machine readable form and only in combination with the Products with which such software is provided.  No such software shall be copied or decompiled in whole or in part by Distributor or Customer, and Distributor or Customer shall not disclose or provide any such software, or any portion thereof, to any third party.  Accuray hereby grants to Customers of Products a non-exclusive, non-transferable and royalty-free license under any Patents owned by Accuray or the licensing of which is controlled by Accuray that, but for this license, would be infringed by the use of such Products in accordance with the applicable Specification.  All rights in intellectual property not expressly granted hereunder are reserved by the owner of such intellectual property.

9.4.                   Product Labeling.  Products shall be labeled and identified at point of manufacture.  Accuray shall be responsible for compliance with all applicable local laws and regulations relating to labeling.  Such labeling and identification shall be only as acceptable to Accuray and may be altered or added to by Distributor only as previously agreed upon in writing by Accuray.  The failure of Distributor to comply with these provisions shall be considered a material default under the terms of this Agreement.

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9.5.                   Trademarks.  Distributor acknowledges the validity and proprietary value of Accuray’s trademarks including, but not limited to, “CyberKnife.” Accuray shall retain sole ownership of all goodwill associated with the Products, as represented and symbolized by the associated trademarks, and Distributor shall not register any of Accuray’s trademarks in its name.  Distributor undertakes to display Accuray’s trademarks solely in connection with identifying Accuray in the sale and marketing of Products hereunder. Distributor shall not remove copyright notices or any trademarks from the Products.  Distributor shall not be entitled to use said trademarks in conjunction with Distributor’s own trademarks or for any other purpose, except in the manner authorized by Accuray, which authorization will not be unreasonably withheld and in compliance with distribution standards and specifications established by Accuray.  If Accuray determines in its sole discretion that Distributor is not meeting such standards and specifications, Distributor shall immediately, at Accuray’s instructions, take all steps necessary to ensure that such standards and specifications are met or cease all further use and display of the trademarks.  In the event of expiration or termination of this Agreement, Distributor shall immediately discontinue all use of Accuray’s trademarks except for the sale of Distributor’s inventory of Products.

10.                       INDEMNITIES.

10.1.             Accuray Indemnity.  Accuray will defend or settle any action brought against Distributor and shall indemnify and hold Distributor harmless from any liability, damages and expenses (including court costs and reasonable attorneys’ fees) to the extent that it is based upon a third-party claim that a Product, as provided by Accuray to Distributor under this Agreement, infringes any patent issued in the United States, Germany, or in the country in which the Customer requested delivery of the Product or any copyright or misappropriates any trade secret, and will pay any costs and damages made in settlement or awarded against Distributor in final decision resulting from any such claim, provided that Distributor: (i) gives Accuray prompt notice of any such claim; (ii) gives Accuray sole control of the defense and any related settlement of any such claim; and (iii) gives Accuray, at Accuray’s expense, all reasonable information, assistance and authority in connection with the foregoing.  Accuray will not be bound by any settlement or compromise that Distributor enters into without Accuray’s express prior written consent.

10.2.             Products Liability Indemnity.  Accuray will defend or settle any action brought against Distributor and shall indemnify and hold Distributor harmless from any liability, damages and expenses (including court costs and reasonable attorneys’ fees) to the extent that it is based upon a third-party claim that a Product, as provided by Accuray to Distributor under this Agreement is unsafe when used according to Accuray’s written Specifications for its intended use, and will pay any costs and damages made in settlement or awarded against Distributor in final decision resulting from any such claim, provided that Distributor: (i) gives Accuray prompt notice of any such claim; (ii) gives Accuray sole control of the defense and any related settlement of any such claim; and (iii) gives Accuray, at Accuray’s expense, all reasonable information, assistance and authority in connection with the foregoing.  Accuray will not be bound by any settlement or compromise that Distributor enters into without Accuray’s express prior written consent.

10.3.             Injunctions.  If Distributor’s rights to use and distribute a Product under the terms of this Agreement are, or in Accuray’s opinion are likely to be, enjoined due to the type of claim specified in Section 10.1 (Accuray Indemnity), then Accuray may, at its sole option and expense: (i) procure for Distributor the right to continue to use and distribute such Product under the terms of this Agreement; (ii) replace or modify such Product so that it is non-

17

infringing; or (iii) if options (i) and (ii) above cannot be accomplished despite Accuray’s reasonable efforts, then Accuray or Distributor may terminate this Agreement with respect to such Product and Accuray shall credit to Distributor a pro-rated portion of the amount paid for such Product based on a straight-line depreciation calculated over a 5-year period beginning on the date of delivery of the Product, provided that all units of such Product are returned to Accuray in an undamaged condition.

10.4.             Indemnity Exclusions.  Notwithstanding the foregoing, Accuray will have no obligation under Sections 10.1 (Accuray Indemnity) or 10.2 (Products Liability Indemnity) for any third-party claim to the extent that such claim results from: (i) use of any Products not in accordance with Accuray’s written Specifications; (ii) use or combination of the Products with other items, such as other equipment, processes, programming applications or materials not furnished by Accuray; (iii) compliance by Accuray with Distributor’s or Customers’ designs, specifications or instructions; (iv) modifications to a Product not made by or at the express written direction of Accuray; (v) Distributor’s failure to use updated or modified Products provided by Accuray, provided that such updated or modified Products would have avoided the basis for such claim; or (vi) Distributor’s use or distribution of a Product other than in accordance with this Agreement.  The foregoing clauses (i) to (vi) are referred to collectively as “Indemnity Exclusions”.

10.5.             Limitation.  WITHOUT AFFECTING STRICT PRODUCT LIABILITY UNDER MANDATORY APPLICABLE LAW, THE FOREGOING PROVISIONS OF THIS SECTION SET FORTH ACCURAY’S SOLE AND EXCLUSIVE LIABILITY AND DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OR PROPRIETARY RIGHTS OF ANY KIND.

10.6.             Distributor Indemnity.  Distributor will defend or settle, indemnify and hold Accuray harmless from any liability, damages and expenses (including court costs and reasonable attorneys’ fees) to the extent based upon a third-party claim based on or otherwise attributable to: (i) Distributor’s acts or omissions not in accordance with this Agreement or (ii) any misrepresentations made by Distributor with respect to Accuray or the Products or Services.

11.                       LIABILITY.

11.1.             Liability for Death or Injury.  The liability of any party with respect to death or injury to any person is subject to and governed by the provisions of applicable law.

11.2.             Limitation on Liability.  WITHOUT AFFECTING STRICT PRODUCT LIABILITY UNDER MANDATORY APPLICABLE LAW, SECTION 10, OR THE RESPECTIVE OBLIGATIONS OF THE PARTIES UNDER THE CONFIDENTIAILITY AGREEMENT AND EXCEPT FOR BREACHES ASSOCIATED WITH THE UNAUTHORIZED USE OF INTELLECTUAL PROPERTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR TORT DAMAGES, INCLUDING WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THE MATTERS CONTEMPLATED BY THIS AGREEMENT, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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11.3.             Liability Cap.  Without affecting Section 10 or the respective obligations of the parties under the Confidentiality Agreement and except for any liability (i) relating to any breach associated with the unauthorized use of Intellectual Property, (ii) arising from the intentional breach or willful misconduct of a party, or (iii) arising from the non-compliance with any mandatory applicable law or regulation, the total aggregate liability of one party to another party for any claim relating to any breach of this Agreement (or any Purchase Order or other agreement entered into in connection with this Agreement) (a “Claim”) shall be limited to the aggregate amount of the purchase prices paid by Distributor to Accuray for Products pursuant to this Agreement (or any Purchase Order or other Agreement entered into in connection with this Agreement) during the twelve calendar months preceding the date of the notification to the other party of such Claim less any amounts paid or payable in respect of any other Claim of which the other party was notified during such twelve month period.

11.4.             Notice; No Waiver.  Each party shall not unreasonably delay notification to the other party of any Claim.  Nothing in this Section 11 shall be deemed a waiver by any party of any right to injunctive relief to the extent it is available to such party.

12.                       MISCELLANEOUS PROVISIONS

12.1.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany excluding the United Nations Convention on Contracts of International Sale of Goods (CISG) and the provisions of German private international law.

12.2.             Modification.  Notwithstanding any provision to the contrary in this Agreement, Distributor and Accuray may agree, by execution of a written agreement, to modify any term or provision of this Agreement, including, without limitation, the duties of the parties, the Quote and Purchase Order approval procedure, the pricing of the Products and Services, and the payment terms, with respect to any single or number of Customer opportunities, Quotes, or Purchase Orders.

12.3.             Publicity.  Both parties may not use the other party’s name or trademarks on its literature, signs, or letterhead, nor may it make press releases or other public statements disclosing its relationship  under this Agreement or otherwise without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

12.4.             Goodwill.  Distributor agrees that it will help develop and work to preserve the goodwill of Accuray, and will not unreasonably harm that goodwill.  In the event of termination of this Agreement for any reason, Distributor will not do anything to unreasonably harm the goodwill of Accuray.

12.5.             Titles.  Titles of the various paragraphs and sections of this Agreement are for ease of reference only and are not intended to change or limit the language contained in those paragraphs and sections.

12.6.             Assignment.  Neither this Agreement, nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that this Agreement may be assigned by a Party in connection with a Change in Control of such party, subject to the specific termination and other rights set forth in the Strategic

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Alliance Agreement upon such Change in Control; provided, further, that Siemens may assign its rights and obligations under this Agreement to any Distributor that agrees, in writing, to be bound by and comply with the terms and conditions of this Agreement and the provisions of the Strategic Alliance Agreement, provided, that no such assignment shall relieve Siemens of its obligations hereunder or thereunder if such Distributor does not perform such obligations.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

12.7.             Conduct.

12.7.1.             Both parties prohibit the harassment of their employees and contractors in any form.  They consider harassment of, or discrimination against, their employees and affiliated persons a very serious matter and will investigate all complaints of inappropriate conduct.  Where the investigation uncover harassment or discrimination, the other party may take reasonable corrective action, including, without limitation, termination of this Agreement for material breach.

12.7.2.             During the Term, Accuray shall comply, in all material respects, with Siemens’ Code of Conduct, attached hereto as Exhibit B (the “Code of Conduct”). Siemens shall give Accuray written notice of any change to its Code of Conduct as soon as reasonably practicable.

12.7.3.             During the Term, Distributor shall comply, in all material respects, with the Business Conduct Guidelines of Siemens and all other Siemens internal regulations and guidelines.

12.8.             Quality Assurance Agreement.  During the Term and in connection with its performance of its duties under this Agreement, Accuray shall comply, in all material respects, with Siemens’ Quality Assurance Agreement attached hereto as Exhibit C, with the exception of any provisions thereof related to barcoding.

12.9.             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if by facsimile, upon written or electronic confirmation of receipt (if sent during business hours of the recipient, otherwise on the next business day following such confirmation), (c) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (d) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notice hereunder shall be delivered to the addresses set forth below:

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To Accuray:	To Distributor:

Accuray Incorporated	Siemens AG
Attention: Chief Financial Officer	Henkestr. 127
1310 Chesapeake Terrace	91054 Erlangen
Sunnyvale, CA 94089	Germany
Facsimile: +1 (408) 789-4205	Attn: Healthcare General Counsel, Ritva Sotamaa
with cc to: General Counsel	Facsimile: + 49/### - ## - ####

12.10.       Waiver.  The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

12.11.       Severability.  If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

12.12.       Survival.  The expiration or termination of this Agreement for any reason will not release either party from any liabilities or obligations set forth herein which (i) the parties have expressly agreed will survive any such expiration or termination; or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.  In addition to the foregoing, the following provisions shall survive any termination or expiration of this Agreement: Section 3.8 (Warranty); Section 3.11 (Compliance with Laws); Section 4.6 (Warranty); Section 6.2 (Effect of Termination); Section 6.3 (No Termination Compensation); Section 6.4 (Accruals); Section 7 (Dispute Resolution); Section 8 (Confidentiality); Section 9 (Intellectual Property Rights); Section 10 (Indemnities), Section 11 (Liability) and Section 12 (Miscellaneous Provisions).

12.13.       Force Majeure.  Neither party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, acts of terror, riot, acts of God or governmental action.

12.14.       Amendments.  Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party.  For Accuray, a duly authorized representative must be any of the following: CEO, CFO, General Counsel or Associate General Counsel.

12.15.       English Language Requirement.  This Agreement is written in the English language as spoken and interpreted in the United States of America, and such language and interpretation shall be controlling in all respects.

12.16.       Foreign Currency.  Distributor acknowledges and agrees that it shall assume all risk associated with any fluctuation of foreign currency exchange rates associated with its pricing of Products and Services to Customers in a currency other than US Dollars.  All payments made by Distributor to Accuray shall be in US Dollars.

12.17.       Entire Agreement.  This Agreement and the Strategic Alliance Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral.  If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated

21

as severable, leaving valid the remainder of the terms and conditions.  In case of any contradiction between this Agreement and the Strategic Alliance Agreement, the terms of this Agreement shall prevail.

12.18.       Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.  The parties acknowledge and agree that this Agreement does not become effective until it has been signed by all parties indicated below.

DISTRIBUTOR:		ACCURAY INCORPORATED:

By:	/s/ Christian Klaussner	By:	/s/ Euan Thompson

Print name:	Christian Klaussner	Print name:	Euan Thomson

Title:	HIM OCS CFO	Title:	President and Chief Executive Officer

Date:	June 8, 2010	Date:	June 7, 2010

By:	/s/ Holger Schmidt	By:	/s/ Darren Milliken

Print name:	Holger Schmidt	Print name:	Darren Milliken

Title:	HIM OCS CEO	Title:	Senior Vice President and General Counsel

Date:	June 8, 2010	Date:	June 7, 2010

SIGNATURE PAGE TO MULTIPLE LINAC AND MULTI-MODALITY DISTRIBUTOR AGREEMENT

SCHEDULE 2.3.2

ACCEPTANCE PROCESS

•                  Accuray shall have 5 Business Days from date of the submission of a proposed Multiple LINAC Purchase or Multi-Modality Purchases by Siemens in which to either give or withhold approval of such purchase, with any failure to approve or disapprove of such purchase in such period constituting disapproval;

•                  Such approval may be given by either Accuray’s applicable General Regional Manager or a corporate representative of Accuray, expressly designated with such approval authority in writing by Accuray to Siemens;

•                  Siemens’ shall provide any information concerning such proposed purchase and the proposed purchaser as is reasonably requested by Accuray;

•                  Such approval of any such proposed purchase must not be unreasonably withheld or delayed;

•                  In determining whether to grant such approval, Accuray may consider, at a minimum:

•                  Existing exclusivity arrangements between Accuray and Third Parties;

•                  Prior and current contact with the proposed purchaser by either Party;

•                  Other commercial relationships that either Party may have with the proposed purchaser;

•                  Bona fide concerns about the suitability of the proposed purchaser; and

•                  Whether Accuray or any of its distributors have obtained any required regulatory clearances and/or import licenses required in connection with the proposed purchase.

EXHIBIT A

DISTRIBUTOR DISCOUNTS ON PRODUCTS AND SERVICES

Discount Type	List Price Range USD	Volume Discount	Distributor Discount*
Volume Discounts - Tier # 1	{*****}	{*****}	{*****}
Volume Discounts - Tier # 2	{*****}	{*****}	{*****}
Volume Discounts - Tier # 3	{*****}	{*****}	{*****}
Volume Discounts - Tier # 4	{*****}	{*****}	{*****}
Volume Discounts - Tier # 5	{*****}	{*****}	{*****}
Volume Discounts - Tier # 6	{*****}	{*****}	{*****}
Volume Discounts - Tier # 7	{*****}	{*****}	{*****}
Volume Discounts - Tier # 8	{*****}	{*****}	{*****}
Volume Discounts - Tier # 9	{*****}	{*****}	{*****}
Volume Discounts - Tier # 10	{*****}	{*****}	{*****}
Volume Discounts - Tier # 11	{*****}	{*****}	{*****}
Volume Discounts - Tier # 12	{*****}	{*****}	{*****}

* Siemens distributor channel discount.

Siemens Bundled Sales Price= (List Price (1- (Volume Discount + Distributor Discount))

EXHIBIT B

SIEMENS CODE OF CONDUCT

SIEMENS

Code of Conduct for Siemens Suppliers

This Code of Conduct defines the basic requirements placed on Siemens’ suppliers of goods and services concerning their responsibilities towards their stakeholders and the environment. Siemens reserves the right to reasonably change the requirements of this Code of Conduct due to changes of the Siemens Compliance Program. In such event Siemens expects the supplier to accept such reasonable changes.

The supplier declares herewith:

•                       Legal compliance

•                 to comply with the laws of the applicable legal system(s).

•                      Prohibition of corruption and bribery

•                  to tolerate no form of and not to engage in any form of corruption or bribery, including any payment or other form of benefit conferred on any government official for the purpose of influencing decision making in violation of law.

•                      Respect for the basic human rights of employees

•                  to promote equal opportunities for and treatment of its employees irrespective of skin color, race, nationality, social background, disabilities, sexual orientation, political or religious conviction, sex or age;

•                  to respect the personal dignity, privacy and rights of each individual;

•                  to refuse to employ or make anyone work against his will;

•                  to refuse to tolerate any unacceptable treatment of employees, such as mental cruelty, sexual harassment or discrimination;

•                  to prohibit behavior including gestures, language and physical contact, that is sexual, coercive, threatening, abusive or exploitative;

•                  to provide fair remuneration and to guarantee the applicable national statutory minimum wage;

•      to comply with the maximum number of working hours laid down in the applicable laws;

•                  to recognize, as far as legally possible, the right of free association of employees and to neither favor nor discriminate against members of employee organizations or trade unions.

•                       Prohibition of child labor

•                  to employ no workers under the age of 15 or, in those countries subject to the developing country exception of the ILO Convention 138, to employ no workers under the age of 14.

•                       Health and safety of employees

•                  to take responsibility for the health and safety of its employees;

•                  to control hazards and take the best reasonably possible precautionary measures against accidents and occupational diseases;

•                  to provide training and ensure that employees are educated in health and safety issues;

•      to set up or use a reasonable occupational health & safety management system(1).

•                       Environmental protection

•                  to act in accordance with the applicable statutory and international standards regarding environmental protection;

•                  to minimize environmental pollution and make continuous improvements in environmental protection;

•                  to set up or use a reasonable environmental management system(1).

•                      Supply chain

•                 to use reasonable efforts to promote among its suppliers compliance with this Code of Conduct;

•                  to comply with the principles of non discrimination with regard to supplier selection and treatment.

(1) For further information see www.siemens.com/procurement/cr/code-of-conduct

EXHIBIT C

SIEMENS QUALITY ASSURANCE AGREEMENT

Please see attached.

SIEMENS

For internal use only

Copyright © Siemens AG 2002. All rights reserved.

Quality Requirement Med

Identification of Products and basic

requirements for packaging

Requirements for Suppliers

QR Med 1 A1

Siemens Medical Solutions

and affiliated Companies

Issued by Med Quality Management & Regulatory Affairs

Released 2007-09-28 by the Med Quality Steering Board (QSB)

Valid from 2007-11-01

04798372 AND 02S 04

1

Contents

1	Purpose and scope		3

2	Definitions and abbreviations		3

	2.1	Material No.	3
	2.2	Revision	3
	2.3	Serial No.	3
	2.4	Data Identifier	3
	2.5	Expiration date	4
	2.6	Batch	4
	2.7	Shelf life	4

3	Reference documents		4

4	Requirements		4

	4.1	Identification of parts, components and systems	4
	4.2	Labeling of parts, components, systems and its packaging	4
	4.3	Spacing	6

5	Basic requirements for packaging		7

6	Literature		7

7	Transition and retrospective measures		7

8	Changes to prior version		7

9	Attachments		7

Author:
Gabriele Franz	AX QP

Reviewer:
Volker Glahn	QM&RA
Philippe Hoxter	CSQ

2

1      Purpose and scope

For Siemens Medical Solutions it is a basic requirement that any part, component or system is identified the same way worldwide. This document lists the minimum requirements for suppliers of Siemens Medical Solutions describing

•      how parts, components and systems are identified with their attributes and

•      how attributes are labeled both as plain text as well as barcode on products and its packaging.

Detailed specifications with regards to the labeling of products are defined for the individual product concerned.

2      Definitions and abbreviations

2.1    Material No.

The Siemens Medical Solutions Material No. is used to uniquely identify products (parts, components and systems). It consists of an 8-digit identification no. assigned by Siemens Medical Solutions.

Previously, the term ‘‘Part no.” was also used; it is replaced by the term “Material No.”.

2.2    Revision

The Revision (abbreviated ‘‘Rev.”) serves to distinguish between different update statuses of hardware. It is assigned by Siemens Medical Solutions.

The English term “Revision” replaces the German term “Erzeugnisstand” (abbreviated “ES”) and “Ausführungsstand” (abbreviated “AS”).

2.3    Serial No.

The Serial No. is an identifying attribute used to uniquely identify hardware or software with the same Material No. .

For suppliers the Serial No. can consist of up to 15 alphanumeric digits; it is however recommended to use only a 6 digit numerical Serial No. where possible.

The Serial No. may contain a dash (-) or a slash (/), but no other special characters (e.g. # + * ?). Spaces, lower-case letters or language-specific characters (e.g. Ä, Ö, Ü) are not allowed within the Serial No. .

The characters “L”, “SxxL” or “Sxx” at the end or the beginning of the Serial No. should be avoided (xx = any alphanumerical character).

For any Serial No. that is numeric only (i.e. has no letters) it is allowed to omit printing of leading zeros („0”).

It is recommended to use the Serial No. of the supplier if it complies with the principles described above.

2.4    Data Identifier

Data Identifiers are used in the barcode to indicate that the information following the Data Identifier is data of a certain attribute. The Data Identifier enables the barcode reading program to recognize that the following information represents a certain type of attribute.

Data Identifiers to be used:

1P	Material No.	2P	Revision (for packaging only)
S	Serial No.	Q	Quantity (for packaging only)
14D	Expiration date (for packaging only)	T	Batch (for packaging only)

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2.5    Expiration date

The format of the expiration date shall be definite and specified as follows: YYYYMMDD

2.6    Batch

The batch is an alphanumeric ident number with 10 digits, used to identify parts manufactured or shipped together. Is no batch provided on the packing but required, a batch is initiated in the stock.

2.7    Shelf life

If a shelf life is defined for parts the shelf life has to be filed in calendar days. (365 days per year)

3      Reference documents

n.a.

4      Requirements

4.1    Identification of parts, components and systems

Non-serialized parts (including spare parts) and components are identified using a Material No. . If necessary, different statuses of a part, component or system can be distinguished via the Revision.

Serialized parts, components and systems are identified using the combination of Material No. and Serial No. . In addition, the Revision may be used to distinguish between different statuses of hardware.

4.2    Labeling of parts, components, systems and its packaging

In general, requirements with respect to labeling have to be defined for the product concerned. However, minimum requirements are specified in order to allow proper identification throughout all processes involved. This chapter lists those minimum requirements.

For all material numbers specified by Siemens the parts and its packaging have to be labeled according to the requirements listed below. The label depends on whether a part/component/system

•      is serialized

•      contains a revision level

•      is classified as an IVK (“Installed Volume Component”)

•      shall be handled by expiration date or batch

Siemens defines those requirements per individual Material No. .

4

Color	Usually white label with black printing other colors are allowed as long as barcode/plain text can be read

Barcode content	1P <Material No. >
S <Serial No.>

Additionally for packaging only	2P <product Revision>
Q <quantity of products in this packaging (numeric only), usually 1>

It is not allowed to label Revision and Quantity on product identification labels!

	e.g.: 1P01234567 as barcode *)		(1P) Model No. 01234567
	S1001 as barcode *)		(S) Serial No. 1001

Each symbol structure with start and stop character including Data Identifier (e.g. “1P” or “S”), but without symbol check character.

No space allowed between Data Identifier and attribute.

It is not allowed to print any other information in the barcode fields described above.

Barcode type	Code 39 according to ISO/IEC 16388

Narrow element (bar or space)	Min. 0,17 mm

Ratio of wide element to narrow element	Min. 2,25 : 1

Barcode height	Min. 2 mm, typical 4mm

Plain text (below barcode)	(1P)	Model No.:	<Material No.>
	(S)	Serial No.:	<Serial No.>

Additionally for packaging only	(2P)	Revision:	<product Revision>
	(Q)	Quantity:	<quantity of products in this packaging (numeric only), usually 1>

It is not allowed to label Revision and Quantity on product identification labels!

Data Identifier (e.g. “1P” or “S”) in brackets in front of data element title (e.g. “Model No.” or “Serial No.”) in plain text!

	e.g.: (1P) Model No.: 01234567 *)		(1p) Model No. 01234567
	(S) Serial No.: 1001 *)		(S) Serial No. 1001

Note: Due to 21CFR1020.30 section e) the term “Model No.” shall be used instead of the term “Material No.” in plain text on all labels.

It is not allowed to print any other information near the data fields described above. If any other information is printed, it must be printed in a manner so that it can’t be misinterpreted as being part of the fields described above; this can be done by printing other information at the very right side of the label.

Additionally for products only

For IVKs or System IVKs, the text “IVK” or “SYSTEM IVK” shall be printed on the very right side of the label. It has to be ensured that this text can’t be misinterpreted as being part of the Serial No. ; this can be done by printing this text on a different level. [Siemens Medical Solutions decides and specifies whether a product is an IVK or System IVK.]

5

Additionally for packing only	The Expiration date of parts with Shelf life is fixed below the quantity as following:
Expiration date: <date of expiration> YYYYMMDD
For parts which require a Batch, the batch is fixed below the Expiration date as following: AAAAAAAAAA

For a transition period the batch can also be fixed above the material number

Font	Universe, if not possible use similar font (e.g. Helvetica)

*) In case of limited space, it is possible to print the bar code next to (and not under) the clear text.

4.3    Spacing

Minimum distances are

(A)	Horizontal distance from edge (quiet zone)	>5 mm
(B)	Vertical distance from edge	>2 mm
(C)	Vertical distance between printing areas	>1 mm

Legend:	a) printing area for barcode

b) printing area for plain text

5)  Expiration date and 6) Batch can be printed in barcode additionally.

For a transition period the batch can also be fixed above the material number

6

5      Basic requirements for packaging

Especially for spare parts appropriate packaging are required for the global shipping process. Should those packaging contain wood, generally “non wood-packaging” according IPPC (International Plant Protection Convention) shall be used, but fumigation of such packaging is not allowed.

Packaging shall be designed in a suitable way to protect the packed good against transportation load according to IEC 60721-3-2 class’s 2M2/2K4

International pictograms following the IEC 60601 series shall be used for parts which fall under specific restrictions for transport or storage.

The specification of packaging especially for spare parts is within the responsibility of the Business Unit responsible for the product.

6      Literature

ISO/IEC 16388 “Information technology – Automatic identification and data capture techniques – Bar code symbology specifications – Code 39”.

IEC 60721-3-2 Classification of environmental conditions – Part 3: Classification of groups of environmental parameters and their severities – Section 2: Transportation

7      Transition and retrospective measures

n.a.

8      Changes to prior version

CR-No.: 2007-005

Changes to previous edition 04798372 AND 02S 03:

•      Chapter 2: Reference document IEC 60721-3-2 added

•      Chapter 5: Design of packaging changed

CR-No. 2006-008 (CR N06/0207)

Changes to previous edition 04798372 AND 02S 02:

•      Title: Added: and basic requirements for packaging

•      Chapter 3.4 Data Identifier for Expiration Date and Batch added

•      Chapter 3.5 – 3.7: Completely new

•      Chapter 4.2 Added: Expiration date and batch

•      Chapter 4.3. Added: labeling of Expiration Date and Batch,

•      Chapter 5: Completely new

CR-No. 2006-01, 2006-02

Changes to previous edition 4798372 AND 02S 01:

•      Chapter 2, 4.2 : EN 800 replaced by ISO/IEC 16388

•      Chapter 4.2 : general requirements at the beginning stated more clearly, footnote added

9      Attachments

n.a.

7

EXHIBIT D

Form Distribution Agreement

See attached.

Initials: Distributor
Accuray

ACCURAY INCORPORATED

INTERNATIONAL DISTRIBUTOR AGREEMENT

This International Distributor Agreement (“Agreement”) is entered into by and between ACCURAY INCORPORATED, a Delaware corporation with its executive offices located at 1310 Chesapeake Terrace, Sunnyvale, California 94089, USA (“Accuray”), and   a corporation organized under the laws of  , with its registered offices located at   (“Distributor”), as of   (“Effective Date”).

Accuray manufactures and sells full-body radiosurgery systems using image-guided robotics, including the CyberKnife® Robotic Radiosurgery System, which is FDA cleared in the United States to provide treatment planning and image-guided stereotactic radiosurgery and precision radiotherapy for lesions, tumors and conditions anywhere in the body where radiation treatment is indicated.

In order to achieve its business objectives, Accuray relies on qualified distributors to market and distribute its products and services in different territories.

Accuray wishes to appoint Distributor as its [non-exclusive Distributor][sole Distributor] in the Territory, as defined below, subject to the terms and conditions of this Agreement, and Distributor wishes to accept such appointment.

1.          DEFINITIONS

1.1.       “Customer” means any person or business entity lawfully doing business in the Territory with whom Distributor enters into an agreement for Products or Services, including an “investment project” whereby Distributor enters into a partnership with Customer. Customer does not include sites or hospitals located on United States armed forces bases in the Territory.

1.2.       “Product(s)” means the System and/or related products manufactured by or for Accuray for use in the radiosurgery market, which have been approved for sale in the Territory.

1.3.       “Quote” means the quote provided by Accuray to Distributor that will serve as the basis for the Product configuration, Services, pricing and delivery schedule offered to individual Customers by Distributor.

1.4.       Service(s) means the performance of radiosurgery-related service(s) by either Accuray or Distributor, which may include technical support, training or installation of Products.

1.5.       Service Agreements means the Accuray Elite Service Agreement or such other service programs and agreements as may be released or modified by Accuray from time to time.

1.6.       Spare Parts means replacement or additional parts or Products used in connection with the System.

1.7.       Specification(s) means the current written description of a Product or Service prepared by Accuray and provided to Distributor.

1.8.       “System(s)” means the Accuray CyberKnife® Robotic Radiosurgery System or CyberKnife® VSI™ System, as applicable.

INTERNATIONAL DISTRIBUTOR AGREEMENT STD 1.28.10	ACCURAY CONFIDENTIAL
[Country, City, Group, Hospital, Doctor(s), etc.] — [mm.dd.yy]

1

Initials: Distributor
Accuray

1.9.       “Territory” means the geographic region as set forth in Exhibit A.

2.          DISTRIBUTORSHIP

2.1.       Appointment.  Accuray hereby appoints Distributor as the [non-exclusive Distributor][sole Distributor] of Products and Services to Customers in the Territory, not to the exclusion of [others][Accuray itself], subject to the terms and conditions of this Agreement.  So long as Distributor achieves the volume of business set forth in Exhibit B and otherwise meets its obligations under this Agreement, Distributor shall be [a distributor][the sole Distributor] of Products and Services to Customers in the Territory.

2.2.       Pricing.  Pricing of Products and Services to Distributor shall be based upon Accuray’s then current price lists for such Products and Services.  The current price list for Products and Services effective as of the Effective Date will be provided to Distributor contemporaneously with the delivery of this fully executed Agreement to Distributor.  Such price lists will be subject to change from time to time, and Distributor shall contact Accuray for current pricing.  Accuray shall use commercially reasonable efforts to provide Distributor with updated pricing on a regular basis, provided that pricing included in a Quote delivered by Accuray to Distributor shall reflect Accuray’s current up-to-date pricing unless otherwise agreed.  Updated price lists shall not apply to valid Quotes issued by Accuray and subject to acceptance by Distributor prior to the effective date of such updated price lists.

2.3.       Quote and Purchase Process.  Distributor acknowledges and agrees that Accuray will determine the appropriate quote and purchasing process to be observed by the parties under this Agreement and may amend this process as notified to the Distributor reasonably in advance.  Distributor will comply with the following process for making sales of Products and Services in the Territory:

2.3.1.       Opportunity.  Once Distributor has identified a Customer opportunity in the Territory, it shall request a quote from Accuray based on the Product configuration and Services requested by the Customer.

2.3.2.       Quote.  Following receipt of Distributor’s quote request, Accuray will issue a quote to Distributor based on the Product configuration and Services requested by the Customer, including pricing for such Products and Services as provided in Section 2.2 above (“Quote”).  The Quote issued by Accuray in relation to a Customer opportunity shall serve as the basis of any offer made by Distributor to that Customer, and Distributor shall submit an amended quote request to Accuray in the event adjustments to a Quote are requested by the Customer.  Following receipt of an amended quote request from Distributor, to the extent Accuray can accommodate the requested amendments, as determined by Accuray in its sole discretion, Accuray will issue an amended Quote to Distributor.

2.3.3.       Purchase.  To purchase Products or Services based on a Customer Quote provided by Accuray, Distributor will execute the Quote provided by Accuray in respect of such Products and Services and thereby accept the agreed Product configuration, Service options, pricing and other agreements reflected in the Quote, and the Quote shall form

2

Initials: Distributor
Accuray

the basis of the purchase by the Distributor as provided under this Agreement.  Distributor shall ensure that, to the extent it issues purchase orders in accordance with its own internal process,  any purchase orders issued to Accuray shall include a reference to the associated Quote number.  To the extent of any inconsistency between a Quote and a Distributor purchase order, the terms and conditions of the Quote shall govern and Distributor acknowledges and agrees that Accuray shall not be bound by any terms, conditions or boilerplate language included in a Distributor purchase order submitted to Accuray.

3.          DUTIES OF DISTRIBUTOR

3.1.       Independent Distributor.  Distributor shall be and must at all times make it clear that it is an independent entity contracting with Accuray, and is not the employee, representative or agent of Accuray.  Distributor does not have the ability or authority to enter into any legal agreements or obligations that would bind Accuray in any manner.  Distributor represents that it is involved in other businesses not competitive with its activities and obligations under this Agreement but of sufficient volume and profitability that Distributor is in no way dependent upon this Agreement or its relationship with Accuray for its continuing viability or success.  Distributor will inform Accuray of any business that it is pursuing that is potentially competitive with Accuray Products and Services, including business in the same treatment area, using vaults, or using the same sales and marketing personnel, and will obtain prior written approval from Accuray prior to entering into such business.

3.2.       Market Knowledge, Promotion and Sales.  Distributor represents that it has a thorough knowledge of the Territory, the market for radiosurgery products and of all current and potential Customers. Distributor will develop a thorough and complete understanding of the Products and Services. Distributor will use its knowledge and understanding to identify and cultivate potential Customers.

3.2.1.       Public Relations. Distributor will implement a public relations program once a CyberKnife is operational in the Territory and coordinate with Customers to support the public relations efforts of CyberKnife System centers established in the Territory.

3.2.2.       Market Knowledge. Distributor agrees to use all best efforts to introduce, promote the sale of, and obtain orders for the Products and Services in the Territory. Moreover, Distributor represents and warrants that on the date hereof and during the Term of this Agreement it (i) possesses all knowledge, experience, skills, and ability required to properly fulfill its obligations under this Agreement; and (ii) has the required facilities, manpower, capacity, financial strength, and knowledge to market and distribute Accuray’s Products and Services in the Territory.

3.2.3.       Promotional Events. Distributor sales and marketing staff will, at Distributor’s expense, actively participate in the following yearly activities as requested by Accuray:  American Society of Therapeutic Radiology & Oncology (ASTRO) or European Society of Therapeutic Radiology and Oncology (ESTRO) (if applicable); Accuray worldwide users’ meeting; and Accuray worldwide sales meetings.

3

Initials: Distributor
Accuray

3.2.3.1.          Annual Symposium.  Distributor shall organize an annual symposium in the Territory as part of its program to educate customers regarding the Products and Services.  Accuray will support Distributor’s annual symposium by providing one international speaker knowledgeable about the Products.

3.2.3.2.          Local and Regional Events. Distributor shall also actively participate in any significant or premier local or regional meetings, tradeshows, symposia and similar events dedicated to radiation oncology, neurosurgical or stereotactic body radio therapy (SBRT) and stereotactic radiosurgery (SRS). Active participation includes attendance at and participation in such meetings, which shall include at a minimum dedicating reasonable personnel, resources and promotional materials to man a distributor booth or similar platform.

3.2.4.       Promotional Materials. Distributor shall use commercially reasonable efforts to follow Accuray’s guidelines for preparation of promotional materials regarding the Products and Services, including, without limitation, “look and feel” style guides and trademark protections.  Accuray will provide Distributor with form templates that Distributor may use as a basis for modeling its own promotional materials; provided that Distributor is responsible for creating and distributing Product and Service promotional materials within the Territory.  Upon request, Accuray may review promotional materials prepared by Distributor to ensure they are consistent with Accuray marketing guidelines.

3.2.5.       Distributor Website. Distributor shall create, maintain and keep current a webpage dedicated exclusively to the Products and Services that can be accessed from Distributor’s primary website.

3.2.6.       Non-Territory Sales. Distributor will report to Accuray any proposed or pending sales or potential Customers outside the Territory about which Distributor learns during the Term of this Agreement.

3.3.       Distributor Personnel.

3.3.1.       During the Term of this Agreement, Distributor agrees to use commercially reasonable efforts to employ qualified sales and technical personnel familiar with the Products and Services to perform the marketing, sales and service requirements as set forth herein. Moreover, Distributor represents and warrants that on the date hereof and during the Term of this Agreement it possesses and will continue to possess all personnel, resources, facilities and ability required to properly fulfill its obligations under this Agreement, including all sales, management, training and service requirements.

3.3.2.       During the Term of this Agreement, to the extent reasonably required by Accuray or as necessary for Customer interactions, Distributor undertakes to retain on-staff personnel with English language competency and translation skills in order to ensure prompt and reliable communication between the parties and to fulfill its obligations hereunder; such personnel shall include at a minimum an administrative assistant and marketing representative or equivalent positions.

4

Initials: Distributor
Accuray

3.4.       Distributor Training.  Distributor shall attend training at Accuray’s designated training facility as necessary to comply with the then current requirements of Accuray’s “Distributor Qualification Protocol for Distributor Competency” as updated by Accuray from time to time, and shall keep its staff adequately trained in order to provide a high level of customer support, including training required in response to staff turnover and expanded Product configurations or additional Product upgrades offered by Distributor in the Territory.

3.5.       Regulatory Clearance.  Distributor will fully cooperate with Accuray and will bear all expenses and manage all paperwork in connection with obtaining any approvals, permits and licenses required under any applicable law in order to sell, market and distribute the Products and Services in the Territory, including any upgrades to or expanded usage of the Products. Accuray will provide all documents reasonably required by the Distributor to file the application forms and shall assist in filling such application forms for said approval, permit or license, with the assistance and full cooperation of Distributor.  Accuray will be registered as the sole owner of any rights, title and interest to any of the Products or Spare Parts, as the case may be, provided, however, that should any applicable law or regulation require that Distributor alone be entitled to such ownership rights, Distributor shall hold this approval as trustee for Accuray and hereby consents to transfer or sublicense such approval to Accuray free of charge or to support Accuray in its efforts to re-obtain the approval for the benefit of Accuray or a third party named by Accuray upon expiration or termination of this Agreement.

3.6.       Import License.  Distributor will obtain and maintain the required import license, and shall serve as importer of record for all Products and Services delivered in or into the Territory.

3.7.       Offers.  Distributor shall inform Accuray of all potential Customers in the Territory during the Term of this Agreement.  Distributor shall offer such potential Customers only those Products or Services described in then current price lists, and only in accordance with the applicable Customer Quote and this Agreement.  Unless Distributor has prior written consent from Accuray to the contrary and subject to the price protection for existing Customer Quotes as provided in Section 2.2 above, all offers submitted by Distributor to a potential Customer are (and Distributor must inform the Customer that they are) subject to change in the event Accuray’s standard international transaction terms and conditions of sale, Product configuration offerings or Specifications change prior to the time Distributor accepts an order from the Customer.

3.8.       Purchase Schedule.  For each sale completed by Distributor, the resulting contract for the sale of Products and Services shall be between Distributor and the Customer.  For each such sale, Distributor must send an executed Quote to Accuray at least six (6) months prior to the expected shipment date.  All Products and Services must be purchased from Accuray unless otherwise specified in this Agreement or agreed in writing by Accuray.

3.9.       Volume of Business.  Accuray and Distributor have reviewed and discussed the Territory in detail and have agreed that Distributor will purchase and pay for a minimum volume of Systems as set forth in Exhibit B attached to this Agreement.  Any sales made by Accuray to Customers in the Territory shall count towards the minimum volumes for Distributor.  Notwithstanding Section 6.3 below, if Distributor does not make the minimum purchases set forth in Exhibit B, or does not pay timely (within sixty (60) days of the due date) for those purchases, Accuray

5

Initials: Distributor
Accuray

may, at its sole determination and in its sole and complete discretion, elect to make this distribution arrangement immediately non-exclusive or immediately terminate this Agreement.

3.10.     Forecast.  In order to support Accuray’s production planning, at least every three (3) months during the Term of this Agreement, Distributor will provide Accuray a twelve (12) month rolling forecast of:  (i) targeted Customers, (ii) contracted Customers, and (iii) forecast of Product sales by product line.  The forecast will include an update on the status of the top ten (10) projects as identified by Distributor.  Such forecasts shall be provided to Accuray by the first business day of January, April, July and September each year, and shall be delivered to the Accuray Sales Manager for the Territory as well as the General Manager for the applicable region.  Such forecasts are in addition to the reports to be provided in accordance with Section 3.22.1 (Reports) below.

3.11.     Customer Training.  Distributor will support Accuray’s training of new Customer personnel, and will send new Customer users for training at Accuray’s facility in Sunnyvale, California or such other facility designated by Accuray as reasonably required by Accuray in accordance with its then current training requirements.  Distributor shall be responsible for providing appropriate interpretation and translation services necessary to ensure Customer personnel can participate in a meaningful and effective way in the training courses provided by Accuray.

3.12.     Customer Support.  Distributor will provide guidance to billing and reimbursement personnel of each Customer regarding regulatory and billing requirements and reimbursement for treatment provided with Products under radiosurgery reimbursement codes applicable within the Territory.  Distributor will be responsible for ensuring that its personnel maintain their proficiency with respect to the Products and all upgrades, enhancements and new feature releases, and will send its personnel to Accuray for training as necessary.

3.13.     Customer Relations.  Distributor shall report promptly and in writing to Accuray any complaints or expressions of dissatisfaction by the Customers relating to the Products or Services.  While Distributor shall have no authority to offer on behalf of Accuray anything in settlement of any such complaints or expressions, Distributor shall use all best efforts to satisfy the Customer that the Products and Services meet the applicable written Specifications, offer, and Quote, if such is the case.

3.14.     Installation.  Distributor shall be responsible for installation of Accuray Products at Customer sites in the Territory unless a Quote specifically states that Accuray is responsible for such installation. If Distributor cannot perform the installation, Distributor may engage Accuray or other approved organizations with Accuray-trained personnel to provide installation services, which shall be ordered separately at Distributor’s expense and priced according to Accuray’s or such third party’s then current price lists for installation services, as applicable.

3.15.     Other Customer Support. Distributor will have primary responsibility for room evaluation, architecture support and quality assurance issues in relation to Customer installation sites.

3.16.     Warranty.  Distributor will be responsible for providing a one (1) year warranty (for parts and service) for each Product a Customer purchases, for the purposes of which Distributor may pass through to a Customer the warranty provided by Accuray pursuant to Section 4.5.  Distributor

6

Initials: Distributor
Accuray

will not make any other warranties or representations in Accuray’s name or on Accuray’s behalf unless approved in advance in writing by Accuray.

3.17.     Service Agreements.  Distributor will make commercially reasonable efforts to sell a Service Agreement to each Customer.

3.18.     Upgrades.  Any Product upgrades released by Accuray can be purchased at the discretion of the Distributor.  Such upgrades will be available at the prices listed in the then current price list as of the date of the Quote (unless prior written approval by Accuray for application of an earlier price list is obtained) for the upgrade, less any applicable discounts as specified in Exhibit C hereto.  Any parts or components that are removed from a System in connection with a Product upgrade will be returned to Accuray by Distributor at Distributor’s cost and expense.

3.19.     First Line Field Service Training.  Distributor will provide to all Customers, remotely and on-site when needed, routine maintenance and service and timely response to special requests for service of all installed Products in the Territory.  Distributor shall ensure that its field service engineers and other service personnel receive periodic training at an Accuray training facility as required pursuant to Section 3.4. Accuray will cover the cost of the training courses and materials necessary to train a maximum of five (5) Distributor field service personnel for five (5) training days each, up to a maximum of twenty five (25) total training days for each year during the Term (“Field Service Training”).  All twenty five (25) Field Service Training days allotted for each year of the Term must be used by Distributor within the applicable year; any additional field service personnel that Distributor is required to train and any additional training days requested by Distributor will be provided by Accuray at Distributor’s cost.  All such training will be provided to the Distributor’s field service personnel in English only.  Distributor shall be responsible for all other costs and expenses, including travel and lodging, incurred by it or its personnel to attend such training.  In addition, Distributor shall be responsible for providing appropriate interpretation and translation services necessary to ensure its personnel can participate in a meaningful and effective way in the training courses provided by Accuray.

3.20.     Spare Parts Inventory.  Once a System is installed in the Territory, Distributor shall maintain at all times during the Term of this Agreement and any extension thereof an inventory of Spare Parts to meet its commitments under this Agreement and all Customer obligations. Distributor is willing to ship Spare Parts to locations outside the Territory as requested by Accuray, and Accuray will reimburse Distributor for the direct cost of such activity.

3.20.1.     Urgent Non-Inventory Spare Parts.  In the event that Spare Parts are urgently required by a Customer and are not available in the inventory of Spare Parts maintained by Distributor as required in Section 3.20 above (“Urgent Non-Inventory Parts”), Accuray will provide such Urgent Non-Inventory Parts to Distributor as soon as reasonably practicable subject to the requirements of Section 3.20.2 below.

3.20.2.     Defective and Unused Spare Parts.  In the event that Spare Parts, including Urgent Non-Inventory Parts, do not comply with the warranty provided in Section 4.5 below (“Defective Parts”) or Distributor does not use Urgent Non-Inventory Parts provided by Accuray for Customer System repairs or service (“Unused Parts”), Distributor shall return such Defective and Unused Parts to Accuray in accordance with the following:

7

Initials: Distributor
Accuray

(i)            Returns at Distributor’s Cost.  Distributor shall return Defective and Unused Parts to Accuray at Distributor’s cost, including without limitation all shipping charges and any applicable taxes.

(ii)           Return Location.  Distributor shall return Defective and Unused Parts to the Accuray entity that served as the shipping origin location for the applicable part.  For example, parts received by Distributor from Accuray located in Sunnyvale, California will be returned to Accuray at that location, while parts received by Distributor from Accuray Europe SAS in Paris, France, will be returned to Accuray Europe SAS at that location.

(iii)          RMA Numbers.  Distributor shall contact Accuray in advance for Return Material Authorization (“RMA”) number information for all returns of Defective Parts.  Accuray must receive the Defective Part prior to providing a replacement Spare Part to Distributor.  Defective Parts returned to Accuray (or an affiliate location) without appropriate RMA number references will be billed to Distributor at Accuray’s standard list price.

(iv)          Timeliness of Returns.  Defective or Unused Parts not returned by Distributor to Accuray (or an affiliate location) within thirty (30) days following the original shipment of such part by Accuray will be invoiced to Distributor at Accuray’s standard list price.

3.21.     Records and Reports.

3.21.1.     Reports.  Within thirty (30) days after the end of each quarter, Distributor will provide Accuray with a written report that includes:

(i)          Distributor’s sales and shipments of each Product for that quarter, by dollar volume and number of units, both in the aggregate and for such categories as Accuray may designate from time to time;

(ii)         service reports detailing all uptime and parts warranty issues for Customers in the Territory;

(iii)        System utilization reports for Customers in the Territory;

(iv)       details of Distributor’s marketing activity in the Territory, including events hosted and attended by Distributor and Customer communications prepared by Distributor, for the previous quarter as well as public relations plans for the next quarter; and

(v)        any other information requested by Accuray.

Distributor’s report will comply in form and substance with Accuray’s standard form of Field Service Report and reporting requirements, as they are determined by Accuray and communicated to Distributor in writing from time to time.

8

Initials: Distributor
Accuray

3.21.2.     Notification.  Distributor will promptly notify Accuray in writing of any: (i) claim or proceeding involving the Products; or (ii) claimed or suspected Product defects.

3.21.3.     Records.  During the term of this Agreement and for a period of three (3) years after any termination or expiration hereof, Distributor will maintain complete and accurate books, records and accounts relating to the distribution of the Products and the provision of Services, and will permit Accuray’s authorized representatives to examine them on reasonable prior notice.

3.22.     Compliance with Laws.

3.22.1.     Within the Territory.  Distributor has and will have during the Term of this Agreement and any extension thereof the ability to distribute, market and sell the Products and Services in accordance with the terms of this Agreement, in full compliance with all governmental, regulatory and other requirements under any applicable law. Furthermore, Distributor agrees to comply with all export controls imposed on the Products and Services by any country or organization of nations within whose jurisdiction Distributor operates or does business and with all applicable international, national, regional and local laws, including all relevant commodity control laws and regulations of the Territory in performing its duties hereunder in any transactions involving the Products or Services. Distributor will notify Accuray of any impending changes to Territory laws or regulatory requirements that pertain to, and may necessitate modifications to, the Products or Services.

3.22.2.     Import Requirements.  When Products are being shipped to Distributor, unless the particular Quote provides otherwise, Distributor shall be responsible for all import duties and other import, licensing and immigration formalities which must be complied with in order for the Products to be lawfully imported into the Territory or the Services to be lawfully performed in the Territory.

3.22.3.     United States Laws.  Distributor understands that, because it is distributing the Products and Services of Accuray, a company subject to the laws of the United States of America, Distributor must, when carrying out its duties under this Agreement, avoid violations of certain of such laws.  These include, but are not necessarily limited to, the following:

3.22.3.1.        Restrictive Trade Practices or Boycotts, U.S. Code of Federal Regulations Title 15, Chapter VII, Part 760.

3.22.3.2.        Foreign Corrupt Practices Act, U.S. Code Title 15, § 78.

3.22.3.3.        Export Controls, imposed by U.S. Executive Order or implementing regulations of the U.S. Departments of Commerce, Defense or Treasury.

3.22.4.     No Illegal Activity.  Distributor and its sub-distributors (if any) (“Sub-Distributors”) shall not engage in any illegal activities.  Accuray will not be held responsible for any activities of Distributor or its Sub-Distributor that may be considered to be illegal.  For example, Accuray does not support the practice of bribes or under-the-table payments.

9

Initials: Distributor
Accuray

Distributor will ensure a like clause is included in each agreement it has with its Sub-Distributors, and monitor activities of its Sub-Distributors in the Territory closely. In the event Accuray deems that the good-will of its Products has been or may potentially be affected by any such illegal activity, then Accuray reserves the right to terminate this Agreement for material breach under Section 6.3 (Termination for Cause), with no further liability to Distributor, or its Sub-Distributor. Accuray assumes no liability for any such practices and Distributor hereby indemnifies and holds Accuray, its officers and assigns, harmless from any loss, damage and liability arising from or in connection with any such activities of Distributor or its Sub-Distributors.

3.23.     Translations. Unless otherwise agreed, to the extent required by applicable regulatory requirements, Distributor will translate or localize any product specifications, user manuals and promotional literature Accuray provides to Distributor for use in the Territory.  Distributor assumes all liability for and indemnifies and holds Accuray harmless from any and all loss, damage, liability, issues and claims relating to such translations or localization of materials by Distributor.  Distributor will use commercially reasonable efforts to ensure that translated or localized materials relating to Products and Services conform to Accuray guidelines on content, messaging and appropriate images as presented in template materials provided to Distributor by Accuray from time to time, and Accuray reserves the right to request review and modification of such translated materials.

3.23.1.     Translation Glossary. Distributor agrees to provide cooperation and support to Accuray in the creation and maintenance of a translation glossary to ensure that product specifications, user manuals and promotional literature feature consistent terminology and vocabulary identified with the Products and Services in the Territory.

3.24.     Insurance.  Distributor shall obtain and keep in full force and effect during the Term of this Agreement (and thereafter until all obligations to all Customers which Accuray has accepted an executed Quote from Distributor have been completed) all insurance required by and in compliance with local laws in the Territory, which shall be equivalent to general and products liability and workers’ compensation insurance on an occurrence basis with coverage limits (i) reasonably required for the normal and customary business of a medical device distributor and (ii) sufficient to provide coverage of any claim which may reasonably arise out of the actions or inactions of that party related to this Agreement or the business relationship between the parties.  Distributor shall provide to Accuray upon reasonable request from time to time while its obligation under this paragraph is in effect certificates evidencing such insurance, which certificates shall expressly provide that the underlying coverage cannot be cancelled without at least thirty (30) days’ written notice to Accuray.

3.25.     Competing Products.  During the Term of this Agreement, Distributor will not directly or indirectly, whether through affiliates, Sub-Distributors or otherwise, sell, offer for sale, promote the sale of, distribute, advocate or represent in any way products or services which are competitive with the Products or Services.

3.26.     Rescheduling.  Upon written notice to Accuray, Distributor may request Accuray to defer delivery of a Product for a maximum of ninety (90) days, the delivery date then being so extended.  If notice of an extension of a delivery date is received by Accuray less than six (6) weeks before the originally scheduled date of delivery, Distributor shall pay the costs of

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insurance and storage incurred by Accuray.  In the event of a notice from Distributor requesting a delay of delivery of the Product followed by a subsequent cancellation of the order by Distributor, any cancellation charges due, including costs incurred to insure and store the Product, shall be calculated based upon the earlier of (i) the original delivery date and (ii) the date of the request by Distributor for the first delay.

4.          DUTIES OF ACCURAY

4.1.       Products and Services.

4.1.1.       Accuray is responsible for ensuring that the Products supplied are of good quality as further described below.  Accuray will use commercially reasonable efforts to provide to Distributor in a timely manner those Products and Services required to fill fully executed Quotes received from Distributor in accordance with the terms of this Agreement.

4.1.2.       Shipment.  All shipments shall be EXW Accuray Incorporated, unless otherwise agreed in writing.

4.2.       Product and Service Pricing. Accuray will provide its then current U.S. list pricing for its Products and Services to Distributor from time to time during the Term of this Agreement, or upon request from Distributor.  All prices will be stated in US Dollars, unless another currency is agreed upon in writing by Accuray.

4.3.       Product Specifications and Promotional Literature.  Accuray will provide product specifications and promotional literature to Distributor from time to time during the Term of this Agreement. Distributor may use product specifications and promotional literature in Distributor’s dealings with Customers. Accuray may introduce changes and upgrades to the Products.  Accuray will use commercially reasonable efforts to give Distributor as much advance notice of upgrades as is feasible.

4.4.       Regulatory Clearance.  Distributor is responsible for obtaining the regulatory clearance in the Territory for Products in Accuray’s name, as detailed in Section 3.5 (Regulatory Clearance), however Accuray will provide Distributor with reasonable assistance in obtaining regulatory clearances.

4.5.       Warranty.

4.5.1.       Scope of Warranty.  Accuray will provide a warranty that the Products will be free from material defects and perform substantially in accordance with the written Specifications provided by Accuray as reflected in the regulatory clearance at the time of sale for a period of one (1) year following Installation of the Products at Customer’s facility, but not to exceed eighteen (18) months following shipment of such Products to Distributor (“Warranty Period”). “Installation” of the System shall occur upon completion by Accuray or the entity installing the System, as applicable, of Accuray’s acceptance test procedure demonstrating that the System substantially conforms to the Specifications.  If Accuray does not perform the Installation, Distributor will notify Accuray in writing within three (3) days following Installation (including any testing procedures

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Accuray

undertaken by Customer or its installation service provider).  In no event shall Distributor, Customer or their respective agents use the System (or any portion thereof) for any purpose before Installation thereof without the express written approval of Accuray. Distributor shall indemnify and hold Accuray harmless from any such use. Accuray makes no warranty that the operation of any software will be uninterrupted or error-free. Except as set forth in the preceding sentences, Accuray makes no warranties or representations to Distributor or to any other party regarding any Products or Services provided by Accuray. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ACCURAY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING OUT OF COURSE OF DEALING OR USAGE OF TRADE.

4.5.2.       Hardware. If Distributor notifies Accuray in writing during the Warranty Period of a defect in a Product that causes the Product to fail to conform to the foregoing warranty, Accuray shall at its option either repair or replace the non-conforming Product or, if in Accuray’s opinion such repair or replacement is not commercially reasonable, Accuray shall refund a pro-rated portion of the price paid by Distributor for such Product calculated based on a straight-line depreciation over a 5-year period beginning on the date of delivery. This will be Accuray’s sole and exclusive obligation and Distributor’s sole and exclusive remedy in relation to defective Products and parts.

4.5.3.       Software. During the Warranty Period, Accuray will provide error corrections or “bug fixes” to Distributor, including any applicable error corrections and bug fixes generally provided by Accuray to Accuray customers with Product installations similar to the Customers’ installations. This will be Accuray’s sole and exclusive obligation and Distributor’s sole and exclusive remedy in relation to defective software.

4.5.4.       Warranty Exclusions. All warranty replacement of Products and parts shall be limited to malfunctions which are due and traceable to defects in original material or workmanship of Products. The warranties set forth in this Section 4.5 shall be void and of no further effect in the event of abuse, accident, alteration, misuse or neglect of Products, including but not limited to user modification of the operating environment specified by Accuray and user modification of any software.

4.6.       Service Agreements.   Accuray will provide its then current Service Agreements to Distributor from time to time during the Term of this Agreement, or upon request from Distributor.  All prices will be stated in US Dollars, unless another currency is agreed upon in writing by Accuray. Such Service Agreements are to be executed by Distributor on the terms as set forth in those agreements, unless otherwise agreed to in writing by an authorized representative of Accuray.

4.7.       Additional Support. Accuray will provide additional service or support in relation to Products or Services at Distributor’s request, to be ordered separately, and priced on a time and materials basis according to Accuray’s then current price lists.

4.8.       Training.  If specified in a Quote, Accuray will provide training to Customers as specified therein and in accordance with Accuray’s then current training offerings. For the purposes of

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such Customer training, Accuray will be responsible for the travel and accommodation expenses of its personnel, while Distributor shall be responsible for the travel and accommodation expenses of Customers and their personnel. All Customer training provided by Accuray will be conducted in English and, to the extent a Customer or its personnel do not have adequate English language reading and comprehension skills, Distributor must provide an interpreter and translation services sufficient to enable the Customer and its personnel to meaningfully and effectively participate in Accuray training courses.

4.9.       Compliance with Laws.   Accuray will be responsible for complying with applicable U.S. laws, and, as notified by Distributor in writing, with Territory laws as they pertain to the Products, the regulatory clearance, and safety in accordance with Accuray’s written Product specifications for intended use.  Upon notification by Distributor of any impending changes to Territory laws or regulatory requirements that may necessitate modifications in the Products or Services, Accuray shall respond to such notifications in a timely manner and use commercially reasonable efforts with the cooperation of the Distributor to make necessary efforts to ensure continued compliance.

5.          COMPENSATION AND PAYMENT

5.1.       Orders.  Distributor shall make an offer to a Customer based on the Quote provided by Accuray and subject to the process set forth in Section 2.3 above. Upon acceptance of such offer by the Customer, Distributor shall submit an executed version of the appropriate Quote to Accuray.  Quotes executed by Distributor and submitted to Accuray shall not be deemed accepted until confirmed in writing by Accuray.

5.2.       Purchase Price.

5.2.1.       Distributor shall pay the prices listed in the applicable Quote (unless prior written approval by Accuray for application of an earlier price list is obtained) for the Products and Services, including any Spare Parts, less any applicable discounts as specified in Exhibit C hereto.

5.2.2.       All costs of delivering the Products to the Distributor or Customer (including, but not limited to, costs for land, air and/or ocean freight, insurance, port, customs and forwarding fees, if any), as well as any rigging and unloading of the Products, shall be paid by the Distributor. Unless advised otherwise, all prices quoted by Accuray include the cost of packing and crating for delivery.

5.2.3.       All sales to Distributor are exclusive of sales, use, value-added, import or export duties or fees or similar taxes and the Distributor shall pay all taxes related to the Products and/or Services except for taxes on income of Accuray from the sale of the Products and/or Services.

5.3.       Compensation. Except as otherwise provided herein, Distributor’s only compensation for its efforts on Accuray’s behalf shall be the margins it earns on the resale of Products and Services, and Distributor shall bear all of the expenses which it incurs in making those efforts.  Notwithstanding the foregoing, in the event that Accuray contracts directly with a Customer, Accuray and Distributor shall discuss and agree at the time of such sale any possible

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commission to be paid to Distributor.  Factors relevant to the existence and amount of such potential commission shall include, but are not limited to, whether Distributor was involved in such sale,  the level of effort put forth by Distributor in relation to such sale, and whether Distributor has responsibility for ongoing support or service obligations to the Customer.

5.4.       Payment.

5.4.1.       System Purchase Payments.  Payment for the purchase of a System shall be made by Distributor to Accuray in US Dollars in the form of either (1) an irrevocable trade finance letter of credit or (2) wire transfer as further described in Sections 5.4.1.1 (Letter of Credit) and 5.4.1.4 (Wire Transfer), respectively below.  Credit card payments will not be accepted by Accuray unless Distributor agrees to pay any fees charged by its credit card provider.  Accuray shall bear the cost of any bank charges assessed by its bank for a letter of credit and any commission charge for a wire transfer.  Distributor will pay a late charge of two percent (2%) on any balance that becomes overdue, plus interest at the lesser of one percent (1%) per month or the maximum rate permitted by law, until paid in full.  Accuray’s performance hereunder is subject to Accuray’s approval of Distributor’s credit.

5.4.1.1.          Letter of Credit.  An irrevocable trade finance letter of credit issued by Distributor’s bank, confirmed by a bank designated by Accuray in all respects and delivered to Accuray with the Quote executed by Distributor.  The letter of credit will provide that Accuray can draw against the letter of credit according to the following schedule:

5.4.1.2.          US $250,000 (non-refundable but transferable) upon Accuray’s acceptance of the executed Quote, which must be at least four (4) months prior to the Distributor’s proposed shipment date; and

5.4.1.3.          Balance upon presentation of documents by Accuray evidencing shipment of the Products to Distributor or Customer as designated in the Quote.

5.4.1.4.          Wire Transfer.  A wire transfer made in advance of the date payment is due, made in U.S. dollars, to a bank selected by Accuray, according to the following schedule:

5.4.1.5.          US $250,000 (non-refundable but transferable) upon Accuray’s acceptance of the executed Quote, which must be at least four (4) months prior to the Distributor’s proposed shipment date; and

5.4.1.6.          Balance five (5) business days prior to shipment of the Products to Distributor or Customer as designated in the Quote.

5.4.1.7.          Other Fees.  Prices are net without any tax, VAT, toll or similar fees.  Distributor will bear such taxes, tolls or similar fees.  Any sales taxes (a) due with respect to payments made on or before the date of delivery, shall be due on the delivery date and (b) due with respect to payments made

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following the date of delivery, shall be due together with payment of the underlying amount.

5.4.1.8.          Tax Exempt Status.  In the event that Customer claims tax exempt status in the country where the Accuray System is to be installed.  Customer must provide Accuray with sufficient evidence of such tax exempt status prior to delivery of the Accuray System.  If sufficient evidence is not provided.

5.4.2.       Products, Spare Parts and Upgrade Payments.  Full payment of the purchase price for Products, Spare Parts and upgrades shall be made by Distributor to Accuray in US Dollars by wire transfer made in advance of the date payment is due to a bank selected by Accuray.  Such payment to be made no less than five (5) business days prior to shipment of the Product, Spare Part or upgrade.  Accuray shall bear the cost of any commission charge for a wire transfer.

5.4.3.       Payments by Customers Direct to Accuray.  If agreed to in writing by Accuray, Customers may make payments directly to Accuray using the payment methods and schedules set forth in Sections 5.4.1.1 (Letter of Credit), 5.4.1.4 (Wire Transfer) and 5.4.2 (Products, Spare Parts and Upgrade Payments) above.  Should Customers make such payments to Accuray and such payment include the Distributor’s margin, then Accuray will pay such margin to Distributor once payment is received from the Customer and cleared by Accuray’s designated bank.

5.5.       Collections.  Notwithstanding Section 5.4.3 above, Distributor shall be solely responsible for determining the creditworthiness of and collecting payment from its Customers.  The risk of non-collection from the Customer will be borne entirely by  Distributor, which shall be responsible for making timely payment to Accuray for Products and Services whether or not Distributor is successful in collecting from its Customer.  In the event that full payment is not received by Accuray, Accuray shall not be liable to Distributor for any margin or commission unless and until it has received payment of amounts sufficient to cover the costs incurred by Accuray to provide the applicable Products and Services to Distributor (“Accuray Cost”).  Distributor acknowledges and agrees that it shall not be entitled to receive payment of any margin or commission until Accuray has received payment of the Accuray Cost amount in relation to the applicable Products and Services.

6.          TERM AND TERMINATION

6.1.       Term.  The term of this Agreement shall begin on the Effective Date and continue for a period of [three (3) years] (“Term”), unless extended or sooner terminated in accordance with this Section 6.

6.2.       Renewal.   This Agreement may be renewed for additional one-year periods, upon the mutual written agreement of the Parties.  Such written agreement shall include any revision of the minimum volumes and pricing as may be agreed upon by the parties.

6.3.       Termination for Cause.  Either party may terminate this Agreement if the other party commits a material breach of this Agreement and fails to cure it within forty-five (45) days after written notice of the breach is received from the non-breaching party, provided that, as to a breach

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which cannot be fully cured within forty-five (45) days, then the parties shall agree in writing on a resolution plan and a reasonable timeline for such cure period, and that breach shall be deemed timely cured if the cure is completed within the agreed upon timeline.  The effective date of termination shall be the date of expiration of the applicable cure period without a cure having occurred.

6.4.       Termination Without Cause.  Either party may terminate this Agreement with six (6) months prior written notice to the other party.  Each party shall diligently pursue its obligations under this Agreement until the effective date of termination.

6.5.       Termination Upon Change in Control.  Accuray shall have the right to terminate this Agreement in the event of a change in control of Distributor, acquisition of Distributor by a third party or a global change in Accuray’s distributorship structure upon six (6) months advance written notice to Distributor.  A global change in Accuray’s distribution structure may occur when Accuray, in its sole discretion and in its own best interests, determines the need to change its distribution channels, structure, or arrangements on a global basis.

6.6.       Effect of Termination.  In the event of termination, the effect of such termination shall be as follows:

6.6.1.       Sales in Process.  This Section 6.6.1 shall only apply in cases of Termination Without Cause (Section 6.4) and Termination Upon Change in Control (Section 6.5).

6.6.1.1.          Accuray will continue to accept submission of executed Quotes by Distributor within the six (6) months prior to the effective date of termination;

6.6.1.2.          Distributor shall pay the nonrefundable, transferable  US $250,000 deposit in accordance with Section 5.4 (Payment), and submit a Customer contract for each executed Quote submitted under Section 6.6.1 above within three (3) months of the date the executed Quote was submitted to Accuray; and

6.6.1.3.          Distributor shall pay the balance of the Quote payment amount in accordance with Section 5.4, with shipment of the Product to be scheduled by Distributor within nine (9) months from the date the executed Quote was submitted to Accuray under Section 6.6.1.

6.6.1.4.          Failure of Distributor to comply with any of the items in Sections 6.6.1.1, 6.6.1.2, or 6.6.1.3 will relieve Accuray of any obligations to Distributor under this Section 6.6.1.

6.6.1.5.          Other than as provided in this Section 6.6.1, Accuray shall have no further liability to Distributor and Distributor shall not be entitled to any additional compensation in relation to a termination of this Agreement.

6.6.2.       Transition of Activities.  Accuray and Distributor agree to negotiate in good faith an orderly transition of Distributor’s distribution responsibilities and activities to Accuray or a third party designated by Accuray and Distributor agrees to assist in the transition.

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6.6.3.       Pending Obligations.  Each party must continue to fulfill any obligations, including but not limited to pending Quotes, accrued before the effective date of such termination.

6.7.       Termination Transition Assistance.  Immediately following termination, as applicable, Distributor shall transfer to Accuray upon Accuray’s request: any regulatory clearances, licenses or permits obtained for conduct of the business in the Territory; any Confidential Information; and other items as negotiated in good faith between the parties.  Furthermore, each of the parties agree to cooperate fully with the other for any reasonable transition assistance required in the case of termination or expiration of this Agreement.

6.8.       Distributor’s Right to Support following Termination.

6.8.1.       If Distributor has continuing obligations to support Customers following termination of this Agreement, including any Service Agreements, Accuray will continue to provide support to Distributor at Distributor’s cost for it to effectively support such Customers pursuant to the terms of such Customer agreements.  However, in the event that Distributor fails to provide the same or greater service to any Customer, including uptime guarantees, as provided to Distributor by Accuray under the related service agreement, then Accuray shall have the right to demand that Distributor assign the Customer service agreement to Accuray.

6.8.2.       Alternatively, Accuray will have the right to take over support for those existing Customers and will reimburse Distributor for: any loss of gross revenue from the Customer during the remaining term of the applicable Customer agreement less, unless already paid, the cost of support to be provided by Accuray, as reasonably determined and negotiated in good faith.

6.9.       No Termination Compensation.  Distributor waives any rights it may have to receive any compensation or indemnity upon termination or expiration of this Agreement, other than as expressly provided in this Agreement.  Distributor acknowledges that it has no expectation and has received no assurances that any investment by Distributor in the promotion of the Products will be recovered or recouped or that Distributor will obtain any anticipated amount of profits by virtue of this Agreement.

6.10.     Accruals.  No termination of this Agreement will terminate any obligation of payment which has accrued prior to the effective date of such termination.

7.          DISPUTE RESOLUTION

7.1.       Notification and Discussion.  Accuray and Distributor hereby irrevocably and unconditionally agree as follows:  Should any dispute arise between the parties relating to this Agreement or the business relationship between the parties, such dispute shall be submitted by one or both parties, in writing, to the principal executive of Distributor and the President of Accuray for resolution. The parties shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the dispute.

7.2.       Arbitration.  In the event of any dispute arising out of or in connection with this Agreement that is not resolved by the parties after escalation to the principle executive of Distributor and the

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Accuray

President of Accuray as described above, either party may submit the matter to binding arbitration under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with the Rules of Arbitration.  Any such arbitration shall be conducted in Paris, France and shall be conducted in the English language as spoken and interpreted in the United States of America.  All written materials in connection with such arbitration shall be in the English language.  The costs of the arbitration shall be borne equally by the Distributor and Accuray.  Judgment on the arbitrator’s award may be entered in any court of competent jurisdiction.

7.3.       Governing Law and Venue.  The rights and obligations of the parties under this Agreement shall be governed in all respects by the laws of the United States and the State of California without regard to conflicts of laws principles or international treaties (such as the U.N. Convention on Contracts for the International Sale of Goods) that would require the application of the laws of any other jurisdiction.  No action, regardless of form, arising out of or related to any Accuray Deliverable may be brought by Distributor more than 1 year after Distributor has or should have become aware of the cause of action.

7.4.       Confidential Information.  Any breach by Accuray or Distributor of their respective obligations in relation to intellectual property or confidential information as described in Section 8 (Confidentiality) below or related obligations of this Agreement will cause the injured party irreparable harm for which money damages shall be an inadequate remedy and difficult to ascertain.  Consequently, notwithstanding anything else in this Agreement to the contrary, in the event of any such threatened or actual breach, the injured party will be entitled to seek equitable relief in any court having jurisdiction on any claim based upon the actual or imminent misuse or unauthorized disclosure of the injured party’s intellectual property or confidential information, including preliminary injunctions restraining such breach and specific performance of the other party’s obligations and covenants in such sections.  Such equitable relief shall be in addition, and without prejudice, to any other remedies available to the injured party at law or under this Agreement for any such breach or threatened breach.  If the injured party seeks injunctive relief, such action shall not constitute a waiver of the provisions of this Agreement to arbitrate, which shall continue to govern any and every dispute between the parties including, without limitation, the right of damages, permanent injunctive relief, and any other remedy at law or in equity.

8.          CONFIDENTIALITY.

8.1.       Definition.  “Confidential Information” means: (i) any non-public information of a party, including, without limitation, any information relating to a party’s current and planned products and services, technology, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts and marketing plans; (ii) any other information of a party that is disclosed in writing and is conspicuously designated as “Confidential” at the time of disclosure or that is disclosed orally, is identified as “Confidential” at the time of disclosure, and is summarized in a writing sent by the disclosing party to the receiving party within thirty (30) days of any such disclosure; and (iii) the specific terms and pricing set forth in this Agreement.

8.2.       Exclusions.  The obligations in Section 8.3 (Obligations) will not apply to the extent any information: (i) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving party; (ii) was rightfully in the receiving party’s possession at

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Accuray

the time of disclosure, without an obligation of confidentiality; (iii) is independently developed by the receiving party without use of the disclosing party’s Confidential Information; or (iv) is rightfully obtained by the receiving party from a third party without restriction on use or disclosure.

8.3.       Obligations.  Each party will not use the other party’s Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third party, except to those of its employees and subcontractors that need to know such Confidential Information for the performance of this Agreement, provided that each such employee and subcontractor is subject to a written agreement that includes binding use and disclosure restrictions that are at least as protective as those set forth herein.  Each party will use all commercially reasonable efforts to maintain the confidentiality of all of the other party’s Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance.  The foregoing obligations will not restrict either party from disclosing the other party’s Confidential Information or the terms and conditions of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party to enable it to contest such order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; or (iv) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such party.

9.          INTELLECTUAL PROPERTY RIGHTS.

9.1.       Notice of Infringement.  Distributor undertakes to inform Accuray within two (2) days from the date it first becomes aware of any possible infringement by third parties of Accuray’s proprietary rights, including, without limitation, a duplication of the Products or any other patent, trademark or copyright or other infringement of Accuray’s intellectual property rights in connection with the Products, and to cooperate and participate with Accuray regarding any legal action in relation to such infringement, which in Accuray’s judgment, is necessary or desirable.

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Accuray

9.2.       Third Party Claims.  If Distributor promptly notifies Accuray of a claim it has received or of which it becomes aware that the Products or any part thereof purchased by Distributor hereunder infringes a third party’s proprietary rights in the Territory, then Accuray agrees, at its discretion, either to (i) defend the claim at its expense, with the cooperation of Distributor or (ii) make changes in the Product or part thereof or replace the Products with alternatives that are at least functionally equivalent to avoid the claim, or (iii) purchase the right to use such proprietary right or (iv) refund to the purchaser the  net book value of the Product less a reasonable deduction for use, wear and tear, and depreciation upon Accuray taking possession of such Product. The foregoing states the entire liability of Accuray with respect to infringement of patents or other proprietary rights by the Products or part thereof, or by their operation. To remove all doubt, Accuray has no obligation regarding any claim based on any of the following: (a) modification of the Products by any person other than Accuray; (b) combination, operation or use of the Products with other products, parts, components, materials or accessories not provided by Accuray; and (c) infringement by a product not manufactured by Accuray.

9.3.       Intellectual Property Ownership and License. Accuray and its licensors retain all intellectual property rights in the Products.  Accuray hereby grants Distributor or Customer a nonexclusive, non-transferable, royalty-free right to use the software provided in connection with the Products only in machine readable form and only in combination with the Products with which such software is provided.  No such software shall be copied or decompiled in whole or in part by Distributor or Customer, and Distributor or Customer shall not disclose or provide any such software, or any portion thereof, to any third party.   All rights in intellectual property not expressly granted hereunder are reserved by the owner of such intellectual property.

9.4.       Product Labeling.  Products shall be labeled and identified at point of manufacture.  Distributor shall be responsible for compliance with all local laws and regulations relating to labeling.  Such labeling and identification shall be only as acceptable to Accuray and may be altered or added to by Distributor only as previously agreed upon in writing by Accuray.  The failure of Distributor to comply with these provisions shall be considered a material default under the terms of this Agreement.

9.5.       Trademarks.  Distributor acknowledges the validity and proprietary value of Accuray’s trademarks including, but not limited to, “CyberKnife.” Accuray shall retain sole ownership of all goodwill associated with the Products, as represented and symbolized by the associated trademarks, and Distributor shall not register any of Accuray’s trademarks in its name.  Distributor undertakes to display Accuray’s trademarks solely in connection with identifying Accuray in the sale and marketing of Products hereunder. Distributor shall not remove copyright notices or any trademarks from the Products.  Distributor shall not be entitled to use said trademarks in conjunction with Distributor’s own trademarks or for any other purpose, except in the manner authorized by Accuray, which authorization will not be unreasonably withheld and in compliance with distribution standards and specifications established by Accuray.  If Accuray determines in its sole discretion that Distributor is not meeting such standards and specifications, Distributor shall immediately, at Accuray’s instructions, take all steps necessary to ensure that such standards and specifications are met or cease all further use and display of the trademarks.  In the event of expiration or termination of this Agreement, Distributor shall immediately discontinue all use of Accuray’s trademarks except as may be permitted by Accuray for the sale of Distributor’s inventory of Products.

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10.        INDEMNITIES.

10.1.     Accuray Indemnity.  Accuray will defend or settle any action brought against Distributor to the extent that it is based upon a third-party claim that a Product, as provided by Accuray to Distributor under this Agreement, infringes any United States patent or any copyright or misappropriates any trade secret, and will pay any costs and damages made in settlement or awarded against Distributor in final judgment resulting from any such claim, provided that Distributor: (i) gives Accuray prompt notice of any such claim; (ii) gives Accuray sole control of the defense and any related settlement of any such claim; and (iii) gives Accuray, at Accuray’s expense, all reasonable information, assistance and authority in connection with the foregoing.  Accuray will not be bound by any settlement or compromise that Distributor enters into without Accuray’s express prior written consent.

10.2.     Products Liability Indemnity.  Accuray will defend or settle any action brought against Distributor to the extent that it is based upon a third-party claim that a Product, as provided by Accuray to Distributor under this Agreement is unsafe when used according to Accuray’s written product specifications for its intended use, and will pay any costs and damages made in settlement or awarded against Distributor in final judgment resulting from any such claim, provided that Distributor: (i) gives Accuray prompt notice of any such claim; (ii) gives Accuray sole control of the defense and any related settlement of any such claim; and (iii) gives Accuray, at Accuray’s expense, all reasonable information, assistance and authority in connection with the foregoing.  Accuray will not be bound by any settlement or compromise that Distributor enters into without Accuray’s express prior written consent.

10.3.     Injunctions.  If Distributor’s rights to use and distribute a Product under the terms of this Agreement are, or in Accuray’s opinion are likely to be, enjoined due to the type of claim specified in Section 10.1 (Accuray Indemnity), then Accuray may, at its sole option and expense: (i) procure for Distributor the right to continue to use and distribute such Product under the terms of this Agreement; (ii) replace or modify such Product so that it is non-infringing; or (iii) if options (i) and (ii) above cannot be accomplished despite Accuray’s reasonable efforts, then Accuray may terminate Distributor’s rights and Accuray’s obligations hereunder with respect to such Product and credit to Distributor a pro-rated portion of the amount paid for such Product based on a straight-line depreciation calculated over a 5-year period beginning on the date of delivery of the Product, provided that all units of such Product are returned to Accuray in an undamaged condition.

10.4.     Indemnity Exclusions.  Notwithstanding the foregoing, Accuray will have no obligation under Sections 10.1 (Accuray Indemnity) or 10.2 (Products Liability Indemnity) for any third-party claim to the extent that such claim results from: (i) use of any Products not in accordance with Accuray’s written product specifications; (ii) use or combination of the Products with other items, such as other equipment, processes, programming applications or materials not furnished by Accuray;  (iii) compliance by Accuray with Distributor’s or Customers’ designs, specifications or instructions; (iv) modifications to a Product not made by or at the express written direction of Accuray; (v) Distributor’s failure to use updated or modified Products provided by Accuray; (vi) Distributor’s use or distribution of a Product other than in accordance with this Agreement or (vii) Distributor contracts with other manufacturers, including Elekta and manufacturers of products and services that compete with Accuray.  The foregoing clauses (i) to (vii) are referred to collectively as “Indemnity Exclusions”.

21

Initials: Distributor
Accuray

10.5.     Limitation.  THE FOREGOING PROVISIONS OF THIS SECTION SET FORTH ACCURAY’S SOLE AND EXCLUSIVE LIABILITY AND DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OR PROPRIETARY RIGHTS OF ANY KIND OR PRODUCTS LIABILITY.

10.6.     Distributor Indemnity.  Distributor will defend or settle, indemnify and hold Accuray harmless from any liability, damages and expenses (including court costs and reasonable attorneys’ fees) arising out of or resulting from any third-party claim based on or otherwise attributable to: (i) Distributor’s acts or omissions; (ii) any misrepresentations made by Distributor with respect to Accuray or the Products or Services; or (iii) an Indemnity Exclusion.

11.        LIABILITY.

11.1.     Exclusion of Certain Damages.  IN NO EVENT WILL ACCURAY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR REVENUE, LOST DATA, LOSS OF USE, LOST BUSINESS OPPORTUNITIES OR OTHER ECONOMIC ADVANTAGE, OR LOSS OF GOODWILL), OR FOR THE COSTS OF PROCURING SUBSTITUTE PRODUCTS, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY ACCURAY PRODUCTS OR SERVICES PROVIDED BY ACCURAY, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, WHETHER OR NOT ACCURAY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.  THE PARTIES HAVE AGREED THAT THESE LIMITATIONS WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

11.2.     Total Liability.  ACCURAY’S TOTAL LIABILITY TO DISTRIBUTOR UNDER THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, WILL BE LIMITED TO THE PAYMENTS ACTUALLY RECEIVED FROM DISTRIBUTOR UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE A CLAIM FOR LIABILITY ARISES HEREUNDER.

11.3.     Basis of Bargain.  The parties expressly acknowledge and agree that Accuray has set its prices and entered into this Agreement in reliance upon the limitations of liability specified herein, which allocate the risk between Accuray and Distributor and form an essential basis of the bargain between the parties.

12.        MISCELLANEOUS PROVISIONS

12.1.     Publicity.  Distributor may not use Accuray’s name or trademarks on its literature, signs, or letterhead, nor may it make press releases or other public statements disclosing its relationship with Accuray under this Agreement or otherwise without the prior written consent of Accuray, which shall not be unreasonably withheld.

22

Initials: Distributor
Accuray

12.2.     Good Will.  Distributor agrees that it will help develop and work to preserve the good will of Accuray within the Territory, and will not unreasonably harm that good will.  In the event of termination of this Agreement for any reason, Distributor will not do anything to unreasonably harm the good will of Accuray within the Territory.

12.3.     Titles.  Titles of the various paragraphs and sections of this Agreement are for ease of reference only and are not intended to change or limit the language contained in those paragraphs and sections.

12.4.     Assignment.   Neither party may assign this Agreement without the other party’s prior written consent. However, Accuray may assign this Agreement, without Distributor’s consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Accuray’s assets or the sale of that portion of Accuray’s business to which this Agreement relates.  Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties’ permitted successors and assigns.

12.5.     Conduct.      Accuray prohibits the harassment of our employees and contractors in any form.  Accuray considers harassment of, or discrimination against, our employees and affiliated persons a very serious matter and will investigate all complaints of inappropriate conduct.  Where our investigation uncovers harassment or discrimination, we will not hesitate to take prompt corrective action.

12.6.     Notices.  All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with the carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with the carrier.  All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

To Accuray:	To Distributor:

Accuray Incorporated Attention: Chief Financial Officer 1310 Chesapeake Terrace Sunnyvale, CA 94089 with cc to: General Counsel

12.7.     Waiver.  The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

12.8.     Severability.  If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

12.9.     Survival.  The expiration or termination of this Agreement for any reason will not release either party from any liabilities or obligations set forth herein which (i) the parties have expressly agreed will survive any such expiration or termination; or (ii) remain to be performed or by their

23

Initials: Distributor
Accuray

nature would be intended to be applicable following any such termination or expiration.  In addition to the foregoing, the following provisions shall survive any termination or expiration of this Agreement:  Section 3.16 (Warranty); Section 3.22 (Compliance with Laws); Section 3.24 (Insurance); Section 4.5 (Warranty); Section 6.6 (Effect of Termination); Section 6.7 (Termination Transition Assistance); Section 6.8 (Distributor’s Right to Support following Termination); Section 7 (Dispute Resolution); Section 8 (Confidentiality); Section 9 (Intellectual Property Rights); Section 10 (Indemnities), Section 11 (Liability) and Section 12 (Miscellaneous Provisions).

12.10.    Force Majeure.  Neither party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, acts of terror, riot, acts of God or governmental action.

12.11.    Amendments.  Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party.  For Accuray, a duly authorized representative must be any of the following:  CEO, CFO, General Counsel or Associate General Counsel.

12.12.    English Language Requirement.  This Agreement is written in the English language as spoken and interpreted in the United States of America, and such language and interpretation shall be controlling in all respects.

12.13.    Foreign Currency.  Distributor acknowledges and agrees that it shall assume all risk associated with any fluctuation of foreign currency exchange rates associated with its pricing of Products and Services to Customers in a currency other than US Dollars.  All payments made by Distributor to Accuray shall be in US Dollars.

12.14.    Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral.  If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

12.15.    Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

24

Initials: Distributor
Accuray

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.  The parties acknowledge and agree that this Agreement does not become effective until it has been signed by all parties indicated below.

DISTRIBUTOR:	ACCURAY INCORPORATED:

By:	By:

Print name:	Print name:

Title:	Title:

Date:	Date:

The undersigned acknowledges that the terms and conditions of this Agreement meet the policies and procedures of Accuray.

By:
Accuray Legal

Date:

SIGNATURE PAGE TO INTERNATIONAL DISTRIBUTOR AGREEMENT

25

Initials: Distributor
Accuray

EXHIBIT A

TERRITORY

As set forth in the Agreement, Distributor shall act as Accuray’s [non-exclusive Distributor][sole Distributor (not exclusive of Accuray)] in the following geographic region:

26

Initials: Distributor
Accuray

EXHIBIT B

PRODUCT MINIMUM VOLUMES

During the Term of this Agreement, Distributor agrees to purchase and pay in full for a minimum number of CyberKnife Systems as set forth below.  All such Systems shall be installed within six (6) months of delivery.

•    [{*****}] Systems to be purchased by Distributor in the first year of the Agreement Term, following which such minimum number requirement will be subject to annual review and amendment by Accuray no less than ninety (90) days prior to the end of the then current year of the Term, provided, however, that in no event shall Accuray increase such minimum number requirement by more than {*****} percent ({*****}%) of the minimum volume for the preceding year.

27

Initials: Distributor
Accuray

EXHIBIT C

DISTRIBUTOR DISCOUNTS ON PRODUCTS AND SERVICES

Accuray will provide Distributor the following discounts off the then current U.S. list price for Products and Services, provided that Distributor meets the minimum volumes as set forth in Exhibit B:

1.             Distributors (a) in Latin America and Asia will receive a {*****}% discount on each System and (b) in Europe will receive an {*****}% discount on each System, provided that Distributors in Russia will receive a {*****}% discount on each System,

2.             Distributors (a) in Latin America and Asia will receive a {*****}% discount on the purchase of upgrades for a Customer’s System and (b) in Europe will receive an {*****}% discount on the purchase of upgrades for a Customer’s System, provided that Distributors in Russia will receive a {*****}% discount on the purchase of upgrades for each System; and each Distributor shall receive a {*****}% discount on the purchase of a Linear Accelerator, Imaging System, RoboCouch™ Patient Positioning System and Appearance upgrade, provided that Distributor has purchased a Service Agreement for that Customer.  If no Service Agreement was purchased for the Customer’s System in question, all such upgrades will be offered to Distributor at the U.S. List Price.  Any discount available to Distributor for newly released upgrades to the System will be set by Accuray when the upgrade is made available to Distributor.

3.             Distributors (a) in Latin America and Asia will receive a {*****}% discount on the purchase of consumables, such as fiducials for a Customer’s System and (b) in Europe will receive an {*****}% discount on such fiducials, provided that Distributors in Russia will receive a {*****}% discount on such fiducials, provided, in each case, that Distributor has purchased a Service Agreement for that Customer.  If no Service Agreement was purchased for the Customer’s System in question, all such consumables will be offered to Distributor at the U.S. List Price.

4.             Distributors (a) in Asia and Latin America will receive a {*****}% discount on Service Agreements and (b) in Europe will receive an {*****}% discount on Service Agreements, provided that Distributors in Russia will receive a {*****}% discount on Service Agreements.

5.             Distributors (a) in Asia and Latin America will receive a {*****}% discount on Spare Parts not covered under a Service Agreement for a Customer’s System and (b) in Europe will receive an {*****}% discount on such Spare Parts not covered under a Service Agreement for a Customer’s System, provided that Distributors in Russia will receive a {*****}% discount on such Spare Parts not covered under a Service Agreement for a Customer’s System; provided, in each case, that Distributor has purchased a Service Agreement for that Customer.  If no Service Agreement was purchased for the Customer’s System in question, Distributor will receive a {*****}% discount on Spare Parts for that System.

28

EXHIBIT E

Siemens Code of Conduct

See attached.

SIEMENS

Code of Conduct for Siemens Suppliers

This Code of Conduct defines the basic requirements placed on Siemens’ suppliers of goods and services concerning their responsibilities towards their stakeholders and the environment. Siemens reserves the right to reasonably change the requirements of this Code of Conduct due to changes of the Siemens Compliance Program. In such event Siemens expects the supplier to accept such reasonable changes.

The supplier declares herewith:

•                  Legal compliance

•                  to comply with the laws of the applicable legal system(s).

•                  Prohibition of corruption and bribery

•                  to tolerate no form of and not to engage in any form of corruption or bribery, including any payment or other form of benefit conferred on any government official for the purpose of influencing decision making in violation of law.

•                  Respect for the basic human rights of employees

•                  to promote equal opportunities for and treatment of its employees irrespective of skin color, race, nationality, social background, disabilities, sexual orientation, political or religious conviction, sex or age;

•                  to respect the personal dignity, privacy and rights of each individual;

•                  to refuse to employ or make anyone work against his will;

•                  to refuse to tolerate any unacceptable treatment of employees, such as mental cruelty, sexual harassment or discrimination;

•                  to prohibit behavior including gestures, language and physical contact, that is sexual, coercive, threatening, abusive or exploitative;

•                  to provide fair remuneration and to guarantee the applicable national statutory minimum wage;

•                  to comply with the maximum number of working hours laid down in the applicable laws;

•                  to recognize, as far as legally possible, the right of free association of employees and to neither favor nor discriminate against members of employee organizations or trade unions.

•                  Prohibition of child labor

•                  to employ no workers under the age of 15 or, in those countries subject to the developing country exception of the ILO Convention 138, to employ no workers under the age of 14.

•                  Health and safety of employees

•                  to take responsibility for the health and safety of its employees;

•                  to control hazards and take the best reasonably possible precautionary measures against accidents and occupational diseases;

•                  to provide training and ensure that employees are educated in health and safety issues;

•                  to set up or use a reasonable occupational health & safety management system(1).

•                  Environmental protection

•                  to act in accordance with the applicable statutory and international standards regarding environmental protection;

•                  to minimize environmental pollution and make continuous improvements in environmental protection;

•                  to set up or use a reasonable environmental management system(1).

•                 Supply chain

•                  to use reasonable efforts to promote among its suppliers compliance with this Code of Conduct;

•                  to comply with the principles of non discrimination with regard to supplier selection and treatment.

(1) For further information see www.siemens.com/procurement/cr/code-of-conduct

EXHIBIT F

Siemens Quality Assurance Agreement

See attached.

SIEMENS

For internal use only
Copyright © Siemens AG 2002. All rights reserved.

Quality Requirement Med

Identification of Products and basic

requirements for packaging

Requirements for Suppliers

QR Med 1 A1

Siemens Medical Solutions

and affiliated Companies

Issued by Med Quality Management & Regulatory Affairs

Released 2007-09-28 by the Med Quality Steering Board (QSB)

Valid from 2007-11-01

04798372 AND 02S 04

1

Contents

1	Purpose and scope		3

2	Definitions and abbreviations		3

	2.1	Material No.	3
	2.2	Revision	3
	2.3	Serial No.	3
	2.4	Data Identifier	3
	2.5	Expiration date	4
	2.6	Batch	4
	2.7	Shelf life	4

3	Reference documents		4

4	Requirements		4

	4.1	Identification of parts, components and systems	4
	4.2	Labeling of parts, components, systems and its packaging	4
	4.3	Spacing	6

5	Basic requirements for packaging		7

6	Literature		7

7	Transition and retrospective measures		7

8	Changes to prior version		7

9	Attachments		7

Author:
Gabriele Franz	AX QP

Reviewer:
Volker Glahn	QM&RA
Philippe Hoxter	CSQ

2

1      Purpose and scope

For Siemens Medical Solutions it is a basic requirement that any part, component or system is identified the same way worldwide. This document lists the minimum requirements for suppliers of Siemens Medical Solutions describing

•      how parts, components and systems are identified with their attributes and

•      how attributes are labeled both as plain text as well as barcode on products and its packaging. Detailed specifications with regards to the labeling of products are defined for the individual product concerned.

2      Definitions and abbreviations

2.1    Material No.

The Siemens Medical Solutions Material No. is used to uniquely identify products (parts, components and systems). It consists of an 8-digit identification no. assigned by Siemens Medical Solutions.

Previously, the term “Part no.” was also used; it is replaced by the term “Material No.”.

2.2    Revision

The Revision (abbreviated “Rev.”) serves to distinguish between different update statuses of hardware. It is assigned by Siemens Medical Solutions.

The English term “Revision” replaces the German term “Erzeugnisstand” (abbreviated “ES”) and “Ausführungsstand” (abbreviated “AS”).

2.3    Serial No.

The Serial No. is an identifying attribute used to uniquely identify hardware or software with the same Material No. .

For suppliers the Serial No. can consist of up to 15 alphanumeric digits; it is however recommended to use only a 6 digit numerical Serial No. where possible.

The Serial No. may contain a dash (-) or a slash (/), but no other special characters (e.g. # + * ?). Spaces, lower-case letters or language-specific characters (e.g. Ä, Ö, Ü) are not allowed within the Serial No. .

The characters “L”, “SxxL” or “Sxx” at the end or the beginning of the Serial No. should be avoided (xx = any alphanumerical character).

For any Serial No. that is numeric only (i.e. has no letters) it is allowed to omit printing of leading zeros („0“).

It is recommended to use the Serial No. of the supplier if it complies with the principles described above.

2.4    Data Identifier

Data Identifiers are used in the barcode to indicate that the information following the Data Identifier is data of a certain attribute. The Data Identifier enables the barcode reading program to recognize that the following information represents a certain type of attribute.

Data Identifiers to be used:

1P	Material No.	2P	Revision (for packaging only)
S	Serial No.	Q	Quantity (for packaging only)
14D	Expiration date (for packaging only)	T	Batch (for packaging only)

3

2.5    Expiration date

The format of the expiration date shall be definite and specified as follows: YYYYMMDD

2.6    Batch

The batch is an alphanumeric ident number with 10 digits, used to identify parts manufactured or shipped together. Is no batch provided on the packing but required, a batch is initiated in the stock.

2.7    Shelf life

If a shelf life is defined for parts the shelf life has to be filed in calendar days. (365 days per year)

3      Reference documents

n.a.

4      Requirements

4.1    Identification of parts, components and systems

Non-serialized parts (including spare parts) and components are identified using a Material No. . If necessary, different statuses of a part, component or system can be distinguished via the Revision.

Serialized parts, components and systems are identified using the combination of Material No. and Serial No. . In addition, the Revision may be used to distinguish between different statuses of hardware.

4.2    Labeling of parts, components, systems and its packaging

In general, requirements with respect to labeling have to be defined for the product concerned. However, minimum requirements are specified in order to allow proper identification throughout all processes involved. This chapter lists those minimum requirements.

For all material numbers specified by Siemens the parts and its packaging have to be labeled according to the requirements listed below. The label depends on whether a part/component/system

•      is serialized

•      contains a revision level

•      is classified as an IVK (“Installed Volume Component”)

•      shall be handled by expiration date or batch

Siemens defines those requirements per individual Material No. .

4

Color	Usually white label with black printing other colors are allowed as long as barcode/plain text can be read

Barcode content	1P <Material No. >
S <Serial No.>

Additionally for packaging only	2P <product Revision>
Q <quantity of products in this packaging (numeric only), usually 1>

It is not allowed to label Revision and Quantity on product identification labels!

	e.g.: 1P01234567 as barcode *)	(1P) Model No. 01234567
	S1001 as barcode *)	(S) Serial No. 1001

Each symbol structure with start and stop character including Data Identifier (e.g. “1P” or “S”), but without symbol check character.

No space allowed between Data Identifier and attribute.

It is not allowed to print any other information in the barcode fields described above.

Barcode type	Code 39 according to ISO/IEC 16388

Narrow element (bar or space)	Min. 0,17 mm

Ratio of wide element to narrow element	Min. 2,25 : 1

Barcode height	Min. 2 mm, typical 4mm

Plain text (below barcode)	(1P) Model No.:	<Material No.>
	(S) Serial No.:	<Serial No.>

Additionally for packaging only	(2P) Revision:	<product Revision>
	(Q) Quantity:	<quantity of products in this packaging (numeric only), usually 1>

It is not allowed to label Revision and Quantity on product identification labels!

Data Identifier (e.g. “1P” or “S”) in brackets in front of data element title (e.g. ‘‘Model No.” or “Serial No.”) in plain text!

	e.g.: (1P) Model No.: 01234567 *)	(1p) Model No. 01234567
	(S) Serial No.: 1001 *)	(S) Serial No. 1001

Note: Due to 21CFR1020.30 section e) the term “Model No.” shall be used instead of the term “Material No.” in plain text on all labels.

It is not allowed to print any other information near the data fields described above. If any other information is printed, it must be printed in a manner so that it can’t be misinterpreted as being part of the fields described above; this can be done by printing other information at the very right side of the label.

Additionally for products only

For IVKs or System IVKs, the text “IVK” or “SYSTEM IVK” shall be printed on the very right side of the label. It has to be ensured that this text can’t be misinterpreted as being part of the Serial No. ; this can be done by printing this text on a different level. [Siemens Medical Solutions decides and specifies whether a product is an IVK or System IVK.]

5

Additionally for packing only	The Expiration date of parts with Shelf life is fixed below the quantity as following:
Expiration date: <date of expiration> YYYYMMDD
For parts which require a Batch, the batch is fixed below the Expiration date as following: AAAAAAAAAA

For a transition period the batch can also be fixed above the material number

Font	Universe, if not possible use similar font (e.g. Helvetica)

*) In case of limited space, it is possible to print the bar code next to (and not under) the clear text.

4.3    Spacing

Minimum distances are:

(A)	Horizontal distance from edge (quiet zone)	>5 mm
(B)	Vertical distance from edge	>2 mm
(C)	Vertical distance between printing areas	>1 mm

Legend:	a) printing area for barcode

b) printing area for plain text

5)  Expiration date and 6) Batch can be printed in barcode additionally.

For a transition period the batch can also be fixed above the material number

6

5      Basic requirements for packaging

Especially for spare parts appropriate packaging are required for the global shipping process. Should those packaging contain wood, generally “non wood-packaging” according IPPC (International Plant Protection Convention) shall be used, but fumigation of such packaging is not allowed.

Packaging shall be designed in a suitable way to protect the packed good against transportation load according to IEC 60721-3-2 class’s 2M2/2K4

International pictograms following the IEC 60601 series shall be used for parts which fall under specific restrictions for transport or storage.

The specification of packaging especially for spare parts is within the responsibility of the Business Unit responsible for the product.

6      Literature

ISO/IEC 16388 “Information technology — Automatic identification and data capture techniques — Bar code symbology specifications — Code 39”.

IEC 60721-3-2 Classification of environmental conditions — Part 3: Classification of groups of environmental parameters and their severities — Section 2: Transportation

7      Transition and retrospective measures

n.a.

8      Changes to prior version

CR-No.: 2007-005

Changes to previous edition 04798372 AND 02S 03:

•      Chapter 2: Reference document IEC 60721-3-2 added

•      Chapter 5: Design of packaging changed

CR-No. 2006-008 (CR N06/0207)

Changes to previous edition 04798372 AND 02S 02:

•      Title: Added: and basic requirements for packaging

•      Chapter 3.4 Data Identifier for Expiration Date and Batch added

•      Chapter 3.5 — 3.7: Completely new

•      Chapter 4.2 Added: Expiration date and batch

•      Chapter 4.3. Added: labeling of Expiration Date and Batch,

•      Chapter 5: Completely new

CR-No. 2006-01, 2006-02

Changes to previous edition 4798372 AND 02S 01:

•      Chapter 2, 4.2 : EN 800 replaced by ISO/IEC 16388

•      Chapter 4.2 : general requirements at the beginning stated more clearly, footnote added

9      Attachments

n.a.

7